UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑            Definitive Proxy Statement
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§240.14a-12
HENRY SCHEIN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Henry Schein, Inc. (the “Company” or “Henry Schein”), to be held virtually at 10:00 a.m., Eastern Daylight Time, on Tuesday, May 23, 2023. This year’s meeting is a virtual stockholder meeting, conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/HSIC2023. You will be able to attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HSIC2023 and entering the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

The Annual Meeting will be held for the following purposes:

1.	to consider the election of fourteen directors of the Company for terms expiring in 2024;

2.	to consider and act upon a proposal to amend and restate the Company’s 2015 Non-Employee Director Stock Incentive Plan (to be renamed the 2023 Non-Employee Director Stock Incentive Plan);

3.	to consider the approval, by non-binding vote, of the 2022 compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement) (commonly known as a “say-on-pay” proposal);

4.	to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation (commonly known as a “frequency of say-on-pay” proposal);

5.	to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023; and

6.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 27, 2023 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes the rules allow it to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, stockholders of record at the close of business on March 27, 2023 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice Regarding the Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer, or vote online during the virtual Annual Meeting.

Whether or not you expect to attend the virtual meeting online, your vote is very important. Please cast your vote regardless of the number of shares you hold. I look forward to discussing our plans for the Company’s future at the Annual Meeting.

STANLEY M. BERGMAN

Chairman and Chief Executive Officer

Melville, New York

April 11, 2023

135 DURYEA ROAD

MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on March 27, 2023 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As of that date, 131,195,220 shares of common stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this proxy statement and the form of proxy are being made available to stockholders of record of the Company on or about April 11, 2023. A copy of our 2022 Annual Report to Stockholders is being made available with this proxy statement, but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

At the Annual Meeting, a “FOR” vote by a majority of votes cast is required for the election of directors (Proposal 1). A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST” a director, and thus will have no effect on the outcome of Proposal 1. Proposals 2, 3 and 5 each require the affirmative “FOR” vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will have no effect on the outcome of Proposals 2, 3, and 5, but abstentions will have the same effect as a vote “AGAINST” each such proposal. With respect to the frequency of say-on-pay proposal (Proposal 4), the alternative receiving the greatest number of votes (every one year, two years or three years) will be the frequency that stockholders approve. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.

We will pay all expenses of this proxy solicitation. In addition to this proxy solicitation, proxies may be solicited in person or by telephone or other means, including by our directors and employees (who we refer to as our Team Schein Members or “TSMs”) without additional compensation. We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in distributing proxy materials to the beneficial owners of shares held by such persons as stockholders of record.

If your shares of common stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If you are a participant in the Company’s 401(k) Plan and own shares of the Company’s common stock in your 401(k) Plan account as of the record date, you will receive, with respect to the number of shares held for your 401(k) Plan account as of the record date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) Plan with respect to shares held for your account. Unless you vote per the instructions provided therein, shares held in your 401(k) Plan account will not be voted.

This year’s Annual Meeting will be held entirely online. Stockholders of record as of the record date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/HSIC2023. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials). In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than May 18, 2023, so that you can be provided with a control number and gain access to the meeting. Stockholders may vote electronically and submit questions online while attending the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Eastern Daylight Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time. If you encounter any difficulties accessing the online Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the online Annual Meeting login page at www.virtualshareholdermeeting.com/HSIC2023.

To submit questions during the meeting, stockholders may log into the virtual meeting website with their 16-digit control number, type the question into the “Submit a Question” field, and click submit. Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will respond directly to that stockholder using the contact information provided. We may also provide written responses to certain stockholder questions that we were unable to answer during the meeting on our “Investors” page on our website following the Annual Meeting.

To vote your shares at the Annual Meeting online, please visit www.virtualshareholdermeeting.com/HSIC2023 and enter the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy in advance of the Annual Meeting as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

To vote your shares without attending the Annual Meeting online or in advance of the Annual Meeting, please follow the instructions for Internet or telephone voting contained in the Notice Regarding the Availability of Proxy Materials. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting online. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone, or if you have requested a paper copy of these proxy materials, by returning the proxy card or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Whether or not you are able to attend the virtual Annual Meeting online, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted “FOR” the nominees for election to the Board of Directors, “FOR” the proposal to amend the Company’s 2015 Non-Employee Director Stock Incentive Plan, “FOR” the say-on-pay proposal, “FOR” once every one year with respect to the frequency of say-on-pay proposal, “FOR” the ratification of BDO USA, LLP (“BDO USA”) as the Company’s independent registered public accountants for the fiscal year ending December 30, 2023 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. You may automatically revoke your proxy by attending the Annual Meeting and voting online at the meeting. Attending the Annual Meeting online without voting at such meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, you may also submit new voting instructions to your broker, trustee or nominee. Another means to revoke your proxy or change your proxy or voting instructions is to send a written notice via email to investor@henryschein.com before the beginning of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors (the “Board of Directors”) has approved the fourteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified. Dr. Dianne Rekow, who served as a member of our Board of Directors since 2014, passed away in August 2022. The Company has since reduced the size of its Board of Directors from fifteen to fourteen directors. Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, where a “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Any executed proxies returned to the Company will be voted for the election of all of such persons except to the extent instructed otherwise with respect to one or more of such persons. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) to serve as a director. All of the nominees have consented to be named and, if elected, to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information, as of March 27, 2023, concerning the nominees:

Name	Age	Position
Mohamad Ali	52	Director
Stanley M. Bergman	73	Chairman, Chief Executive Officer, Director
James P. Breslawski	69	Vice Chairman, President, Director
Deborah Derby	59	Director
Joseph L. Herring	67	Director
Kurt P. Kuehn	68	Director
Philip A. Laskawy	81	Director
Anne H. Margulies	67	Director
Mark E. Mlotek	67	Executive Vice President, Chief Strategic Officer, Director
Steven Paladino	65	Director
Carol Raphael	80	Director
Scott Serota	66	Director
Bradley T. Sheares, Ph.D.	66	Director
Reed V. Tuckson, M.D., FACP	72	Director

MOHAMAD ALI has been a director since 2021. Mr. Ali currently serves as Chief Executive Officer of IDG, Inc., a technology media, events and research company, and is a member of its board of directors. Prior to that, from 2014 until July 2019, Mr. Ali served as President and Chief Executive Officer of Carbonite, Inc., a provider of SaaS security and data protection for businesses and individuals. Prior to Carbonite, Mr. Ali served as Chief Strategy Officer of HP Inc., from 2012 through 2014, where he played a pivotal role in the company’s turnaround and led the decision process to split HP into two companies. He also served as President of Avaya, Inc. from 2009 until 2012 and held various executive roles at IBM Corporation from 1996 until 2009. Mr. Ali brings to the Company’s Board of Directors extensive experience successfully growing and leading technology companies through strategic transformations. Additionally, the Board of Directors values Mr. Ali’s experience with initiatives relating to social, ethical and environmental responsibility in the global supply chain. Mr. Ali was named 2018 CEO of the Year by the Massachusetts Technology Leadership Council, and was a member of the 2018 Public Board of the Year named by the National Association of Corporate Directors, New England Chapter. He was also named one of the 100 Most Influential People in Boston by Boston Magazine in 2018, a recipient of Mass High Tech Magazine’s 2011 MHT All-Stars Awards, named one of Boston Business Journal’s “40 Under 40” in 2008, and a finalist in the 1988 Westinghouse Science Talent Search. Mr. Ali currently serves on the board of directors of Oxfam America, a global organization working to help impoverished communities, tackle climate justice, gender justice and inequities in the food chain, and provide disaster relief. Additionally, Mr. Ali currently serves on the board of directors of iRobot Corporation (and is a member of its compensation and talent committee and nominating and corporate governance committee). During the past five years, Mr. Ali served on the board of directors of Carbonite, Inc.

STANLEY M. BERGMAN has been with the Company since 1980, including as Chairman and Chief Executive Officer since 1989 and as a director since 1982. He is also a member of our Executive Management Committee. Mr. Bergman held the position of President of the Company from 1989 to 2005. Mr. Bergman held the position of Executive Vice President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985. Mr. Bergman brings to the Company’s Board of Directors management and leadership experience. Mr. Bergman is a well-known, highly regarded leader in the global health care industry. He has expansive knowledge of the health care industry and macro-economic global conditions, maintains strategic relationships with chief executives and other senior management in the health care industry throughout the world and brings a unique and valuable perspective to the Board of Directors. During his tenure, Mr. Bergman has led the Company from sales of approximately $600 million in 1995 to approximately $12.6 billion in 2022. Mr. Bergman serves as a board member or advisor for numerous institutions, including New York University

College of Dentistry, the University of Pennsylvania School of Dental Medicine, the Columbia University Medical Center, Tel Aviv University, the University of the Witwatersrand Fund, the World Economic Forum’s Health Care Governors and the Business Council for International Understanding. Mr. Bergman is Co-Chairman of the board of directors of the Henry Schein Cares Foundation, Inc. Mr. Bergman is also a member of the boards of numerous other charitable organizations and active with philanthropic causes and social responsibility activities. Mr. Bergman is also a Certified Public Accountant.

JAMES P. BRESLAWSKI has been with the Company since 1980, in his current position as Vice Chairman since 2018, President since 2005 and as a director since 1992. He is also a member of our Executive Management Committee. Mr. Breslawski held the position of Chief Executive Officer of our Global Dental Group from 2005 to 2018. He also held the position of Executive Vice President and President of U.S. Dental from 1990 to 2005, with primary responsibility for the North American Dental Group. Between 1980 and 1990, Mr. Breslawski held various positions with the Company, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller. Mr. Breslawski partners with our senior leadership team to address corporate and strategic priorities. Mr. Breslawski brings to the Company’s Board of Directors management and leadership experience. The Board of Directors is aided by Mr. Breslawski’s understanding of the health care business and his keen business acumen, leadership ability and interpersonal skills. Mr. Breslawski has served as Chairman of the board of directors of the American Dental Trade Association, Chairman of the board of directors of the Dental Trade Alliance Foundation and President of the Dental Dealers of America. He is also a former member of the Leadership Council, School of Dental Medicine at Harvard University, a former board member of the Dental Life Network (formerly the National Foundation of Dentistry for the Handicapped), a former member of the Board of Governors for St. John’s University and a former trustee of Long Island University. Mr. Breslawski is a member of the board of directors of the Henry Schein Cares Foundation, Inc. Mr. Breslawski is also a Certified Public Accountant.

DEBORAH DERBY has been a director since 2021. From 2016 until 2020, Ms. Derby served as President of Horizon Group USA, Inc., a wholesaler of arts and crafts components. Prior to that, Ms. Derby had an almost 15-year career at Toys “R” Us, Inc., rising to the position of President of Babies “R” Us, and, ultimately, Vice Chairman of Toys “R” Us, Inc. Before joining Toys “R” Us, Ms. Derby was a human resources executive and practiced corporate and employment law at Whirlpool Corporation and a large law firm in Michigan. Ms. Derby brings to the Company’s Board of Directors considerable experience across a wide range of industries and markets, and particular expertise in human resources, compensation, strategy, operations and supply chain risk management. Ms. Derby currently serves on the board of directors of Carrols Restaurant Group, Inc. (and is Chair of its compensation committee). During the past five years, Ms. Derby served on the board of directors of Vitamin Shoppe, Inc.

JOSEPH L. HERRING has been a director since 2016. From 2005 to 2015, Mr. Herring served as Chief Executive Officer of Covance Inc., a drug development services company, and as Chairman of the board of directors of Covance from 2006 until its acquisition by Laboratory Corporation of America, Inc. in 2015. Mr. Herring previously served in several executive roles with Covance, including President and Chief Operating Officer, President of Early Development Services and Corporate Vice President and General Manager for its North American Preclinical Operations. Prior to joining Covance, Mr. Herring held a variety of senior leadership positions with Caremark International and American Hospital Supply Corporation over the course of his 19 years with the combined companies. The Company’s Board of Directors values Mr. Herring’s more than 35 years of experience in the healthcare industry. Mr. Herring also brings to the Company’s Board of Directors comprehensive knowledge in pharmaceuticals, management, sales and corporate governance matters. Mr. Herring formerly served on the nonprofit board for University Medical Center of Princeton and on the board of the Association of Clinical Research Organizations, of which he served as Chairman.

KURT P. KUEHN has been a director since 2016. Mr. Kuehn was Chief Financial Officer of United Parcel Service, Inc. (“UPS”), a global leader in logistics, from 2008 until 2015. Prior to his appointment as CFO, Mr. Kuehn was Senior Vice President, Worldwide Sales and Marketing, leading the transformation of the sales organization to improve the global customer experience. Mr. Kuehn was UPS’ first Vice President of Investor Relations, taking the company public in 1999 in one of the largest IPOs in U.S. history. Since he joined UPS as a driver in 1977, Mr. Kuehn’s UPS career included leadership roles in sales and marketing, engineering, operations and strategic cost planning. He was also a member of UPS’ corporate sustainability steering committee, sponsored UPS’ first sustainability report and supported the sustainability activities of UPS for over 10 years. Mr. Kuehn brings to the Company’s Board of Directors extensive experience with distribution logistics, and as the CFO of UPS for eight years, comprehensive knowledge in corporate finance and accounting. Additionally, the Board of Directors values Mr. Kuehn’s insights in strategic cost planning and the needs of global customers, as well as his strategic sustainability and environmental, social and governance experience. Mr. Kuehn serves as the Board of Directors’ advisor to the Company’s Environmental Impact Council. Mr. Kuehn was awarded the 2015 E3 Lifetime Service Award for sustainability support by the Metro Atlanta Chamber and the 2013 C.K. Prahalad Award for Global Business Sustainability Leadership from the Corporate Eco Forum. Additionally, Mr. Kuehn has published several articles on sustainability in various journals including co-authoring an article on the financial case for sustainability titled “Sustainability a CFO Can Love” (published in the Harvard Business Review). Mr. Kuehn is a director of LocatorX, a private technology company. Mr. Kuehn is currently an active member of the Standards Board of the Sustainability Accounting Standards Board (SASB). During the past five years, Mr. Kuehn served as a director of NCR Corporation.

PHILIP A. LASKAWY has been a director since 2002 and has served as our Lead Director since 2012. Mr. Laskawy joined the accounting firm of Ernst & Young LLP (now known as EY LLP) in 1961 and served as a partner in the firm from 1971 to 2001, when he retired. Mr. Laskawy served in various senior management positions at Ernst & Young, including Chairman and Chief Executive Officer, to which he was appointed in 1994. He also led, and advised on, workplace policies and flexibility practices at Ernst & Young to meet the needs of a diverse workforce, with a focus on women’s retention initiatives. Mr. Laskawy currently serves as a member of the board of directors of Lazard Ltd. (and is Chair of its audit committee and is a member of its compensation committee). Mr. Laskawy’s term as a director of Lazard Ltd. is set to expire on the date of its annual meeting of stockholders, currently scheduled for April 27, 2023, and he is not standing for re-election. Mr. Laskawy also currently serves as a member of the board of directors of Loews Corporation (and is a member of its audit committee). As a Certified Public Accountant with over 60 years of experience, Mr. Laskawy brings to the Company’s Board of Directors extensive skills in corporate finance and accounting, corporate governance, compliance, disclosure and international business conduct. Mr. Laskawy served on the American Institute of Certified Public Accountants to review and update rules regarding auditor independence. In 2006 and 2007, he served as Chairman and Vice Chairman of the International Accounting Standards Committee Foundation, which was created by the Securities and Exchange Commission and sets accounting standards in more than 100 countries, and he served as a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. During the past five years, Mr. Laskawy served as a director of Covetrus, Inc.

ANNE H. MARGULIES has been a director since 2018. Ms. Margulies was the Vice President and Chief Information Officer for Harvard University from 2010 until her retirement in 2021. She was responsible for information technology strategy, policies and services for the university. Prior to that, she was the Assistant Secretary for Information Technology and Chief Information Officer for the Commonwealth of Massachusetts from 2007 to 2010, responsible for the strategy, policies and overall management of information technology across the state’s government. With information technology playing an increasingly important role in the Company’s business, the Board of Directors values Ms. Margulies’ more than 35 years of strategic information technology leadership and information technology expertise, including in the areas of cybersecurity policy and risk management. Ms. Margulies serves as the Board of Directors’ co-lead for the Company’s Diversity and Inclusion Council. She currently serves as a member of the board of directors of SomaLogic, Inc. (and is Chair of its compensation committee and a member of its audit committee and nominating and corporate governance committee) and HarborOne Bancorp, Inc. (and is a member of its compensation committee). She is also a member of the advisory board of the Advanced Cyber Security Center, a New England-based regional organization committed to strengthening its members’ cybersecurity defenses and preparing the region’s response to large scale cyber threats. In 2022, Ms. Margulies completed the Digital Directors Network’s Masterclass on Systemic Cyber Risk for Corporate Directors. Ms. Margulies was a member of the Massachusetts Technology Collaborative Board from 2012 to 2021. In 2015, Ms. Margulies was named 2015 Boston CIO Leader of the Year by the Boston Business Journal along with the Boston CIO Leadership Association, in 2017, she was named by IDG Enterprises to the 2017 CIO Hall of Fame in CIO Magazine, and in 2019, she was awarded an honorary Doctorate in engineering from the Universitat Politecnica de Valencia.

MARK E. MLOTEK has been with the Company since 1994, in his current position as Executive Vice President and Chief Strategic Officer since 2012 and as a director since 1995. He is also a member of our Executive Management Committee. Mr. Mlotek was Senior Vice President and subsequently Executive Vice President of the Corporate Business Development Group between 2000 and 2012. Prior to that, Mr. Mlotek was Vice President, General Counsel and Secretary from 1994 to 1999. Prior to joining the Company, from 1989 to 1994, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, specializing in mergers and acquisitions, corporate reorganizations and tax law. As the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Mlotek’s extensive legal, merger and acquisition and business development experience as well as his drive for innovation and his entrepreneurial spirit. Mr. Mlotek also manages the Company’s global strategic planning function.

STEVEN PALADINO has been a director since 1992. He served as the Company’s Executive Vice President and Chief Financial Officer from 2000 to April 29, 2022. From 1993 to 2000, Mr. Paladino was Senior Vice President and Chief Financial Officer, from 1990 to 1992, he served as Vice President and Treasurer and, from 1987 to 1990, he served as Corporate Controller. Before joining us, Mr. Paladino was employed as a Certified Public Accountant for seven years, most recently with the international accounting firm of BDO Seidman LLP (now known as BDO USA, LLP). Mr. Paladino was responsible for the corporate oversight and strategic direction of the Company’s business units as well as directly responsible for corporate financial services (including financial reporting, financial planning, treasury, investor relations, internal audit and taxation). Mr. Paladino also worked with the Company’s Corporate Business Development Group on mergers and acquisition activities. Mr. Paladino brings to the Company’s Board of Directors extensive financial, accounting and industry expertise and a strong, credible reputation within the financial industry. Mr. Paladino’s skills in corporate finance and accounting, the depth and breadth of his exposure to complex financial issues and his long-standing relationships with the financial community are valued by the Board of Directors. Mr. Paladino also currently serves on the board of directors of MSC Industrial Direct Co., Inc. (and is Chair of its nominating/corporate governance committee and a member of its audit committee and compensation committee). During the past five years, Mr. Paladino served as a director of Covetrus, Inc.

CAROL RAPHAEL has been a director since 2012. Ms. Raphael currently serves as a National Advisor for Manatt Health Solutions, the interdisciplinary policy and business advisory division of Manatt, Phelps & Phillips, L.L.P., a leading law firm in the United States. Ms. Raphael served as the President and Chief Executive Officer of the Visiting Nurse Service of New York from 1989 to 2011. Prior to the Visiting Nurse Service of New York, Ms. Raphael held executive positions at Mt. Sinai Medical Center and in New York City government. Ms. Raphael served on the Federal Bipartisan Commission on Long Term Care, the Medicare Payment Advisory Commission (MedPAC), the New York State Medicaid Redesign Team and was an Advanced Leadership Fellow at Harvard University. She is the Chair of the board of the Long Term Quality Alliance and a director emeritus of the New York eHealth Collaborative, which is implementing a statewide, standardized platform for the exchange of health information. She also was the Chair of the national AARP board and co-chaired the West Health Advisory Council on Emergency Department to Home-Based Healthcare. As a nationally recognized industry leader, Ms. Raphael brings to the Company’s Board of Directors extensive knowledge and experience in health policy, economics, management, clinical services, home healthcare, occupational health and safety and new models of integrated care (particularly for chronically ill and long term care populations). Ms. Raphael’s strategic insights into the health care needs of an aging population and her invaluable experience advancing the adoption of health information technology is valued by the Company, especially in connection with its strategic plan for growth and innovative solutions. Ms. Raphael currently serves on several non-profit boards including: the Primary Care Development Corporation; the Medicare Rights Center; the SCAN Foundation; the Commonwealth Care Alliance; and the Kaiser Permanente School of Medicine. Ms. Raphael is also a member of several advisory boards, including the Harvard T.H. Chan School of Public Health’s Policy and Management Executive Council, the New York City Age-Friendly Commission, the New York State Quality Advisory Committee and Honor Technology, Inc.’s Advisory Board. Ms. Raphael co-edited the book “Home Based Care for a New Century,” was a Visiting Fellow at the King’s Fund in the United Kingdom and was listed in Crain’s New York Business 50 Most Powerful Women in 2009. Ms. Raphael is currently a member of The RAND Corporation’s RAND Health Advisory Board.

SCOTT SEROTA has been a director since 2021. Mr. Serota was President and Chief Executive Officer of Blue Cross Blue Shield Association (BCBSA), a national federation of 35 independent, community-based, and locally operated Blue Cross Blue Shield companies, from 1996 until January 2021. Prior to joining BCBSA, Mr. Serota was President and Chief Executive Officer of Chicago-based Rush Prudential Health Plans, where he led the integration of Rush-Presbyterian-St. Luke’s Medical Center Health Plans and The Prudential. Earlier in his career, Mr. Serota also created and led Physicians Preferred Health Inc., a Missouri-based physician-hospital organization, and served as an administrator at Hillcrest Medical Center in Tulsa, Oklahoma. Mr. Serota brings to the Company’s Board of Directors considerable expertise in health care insurance and public policy. Additionally, the Board of Directors values Mr. Serota’s decades-long system development and business strategy experience. His public policy activity includes having served on the Policy Committee of the White House Conference on Aging under President George W. Bush, and as a charter member of the American Health Information Community, a federally chartered commission formed to advance health information, also by the appointment of President Bush. Mr. Serota is currently an executive advisor for Castlight Health, Inc., a leader in healthcare navigation, and an advisor for Alma, a membership-based network for mental health care providers to build and scale their practices. He currently serves on the board of directors of Itamar Medical Ltd., a leading medical device and digital health company focused on the integration of sleep apnea management into the cardiac patient care pathway, is Board Chair of the Board of Trustees of the Brain Research Foundation, and is an advisory board member of Paragon Biosciences, LLC. Mr. Serota is also a member of the Advisory Board for the Schaeffer Center at the University of Southern California and previously served on the CEO Advisory Board for Building a Healthier Chicago.

BRADLEY T. SHEARES, PH.D. has been a director since 2010. Dr. Sheares served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, from 2001 until 2006, Dr. Sheares served as President of U.S. Human Health for Merck & Co. As a member of Merck’s management committee, Dr. Sheares had responsibility for formulating global business strategies, operations management and the development and implementation of corporate policies. As the former Chief Executive Officer of Reliant Pharmaceuticals and with 20 years in the pharmaceutical industry, Dr. Sheares brings to the Company’s Board of Directors extensive health care knowledge and experience in sales, marketing, brand management, research and development, complex regulatory and legal issues, risk management (including supply chain risk management) and mergers and acquisitions. As a director of other public companies, Dr. Sheares has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. During the past five years, Dr. Sheares served as a director of Honeywell International, Inc. and The Progressive Corporation.

REED V. TUCKSON, M.D., FACP has been a director since 2021. Since 2014, Dr. Tuckson has served as Managing Director of Tuckson Health Connections, LLC, a private health and medical care consulting business. He is also the Founder and Convener of the Black Coalition Against COVID-19. Prior to Tuckson Health Connections, Dr. Tuckson enjoyed a long tenure as Executive Vice President and Chief of Medical Affairs of United Health Group from 2006 until 2014. Dr. Tuckson previously served as Senior Vice President, Professional Standards of the American Medical Association, Commissioner of Public Health for the District of Columbia, Senior Vice President of the March of Dimes Birth Defects Foundation and President of the Charles R. Drew University of Medicine and Science. Additionally, he has been appointed to leadership roles at the National Academy of Medicine, and has been a member of numerous federal advisory committees and corporate, non-profit and academic boards, including his current service on the board of trustees of Howard University, where he serves as Chair of the Health Sciences Committee. The Board of Directors values Dr. Tuckson’s more than 35 years of experience as a healthcare professional, his recognition as a leader in his field and his engagement in nearly every sector of the health and medical care industries. Dr. Tuckson serves as the Board of Directors’ co-lead for the Company’s Diversity and Inclusion Council. Dr. Tuckson was recognized several times as one of the “50 Most Influential Physician Executives” by Modern Healthcare Magazine, named as one of the “100 Most Powerful Executives in Corporate America” by Black Enterprise Magazine in 2009, and as “Washingtonian of the Year” by Washingtonian Magazine in 1998. He is also the author of “The Doctor in the Mirror,” an ongoing book and online senior patient activation and education project. Dr. Tuckson currently serves on the board of directors of CTI BioPharma Corp., a corporation concerned with the development of cancer pharmaceuticals (and is Chair of its nominating and governance committee and a member of its audit committee). He also serves on the board of directors of Adverum Biotechnologies, Inc., a clinical-stage gene therapy company targeting unmet medical needs in ocular and rare diseases. During the past five years, Dr. Tuckson served as a director of LifePoint Health, Inc.

Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, where a “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2022 (“fiscal 2022”), the Board of Directors held seven meetings. The Board of Directors has the following committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; Regulatory, Compliance and Cybersecurity Committee and Strategic Advisory Committee. During fiscal 2022, (i) the Audit Committee held four meetings, (ii) the Compensation Committee held 10 meetings, (iii) the Nominating and Governance Committee held two meetings, (iv) the Regulatory, Compliance and Cybersecurity Committee held four meetings and (v) the Strategic Advisory Committee held four meetings. During fiscal 2022, each director attended at least 75% of the meetings of the Board of Directors and committees on which such directors served, in each case during the term for which the director served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Ali, Alperin (former director), Herring, Kuehn, Laskawy and Serota, Mses. Derby, Margulies and Raphael and Drs. Rekow (former director), Sheares and Tuckson are “independent,” as defined under Rule 5605(a)(2) of The Nasdaq Stock Market (“Nasdaq”).

The Company’s independent directors, as defined under Nasdaq’s Rule 5605(a)(2), meet at regularly scheduled executive sessions without members of Company management present.

Audit Committee

The Audit Committee currently consists of Messrs. Kuehn (Chairperson) and Laskawy and Ms. Margulies. All of the members of the Audit Committee are independent directors as defined under Nasdaq’s Rules 5605(a)(2) and 5605(c)(2)(A). The Board of Directors has determined that each of Messrs. Kuehn and Laskawy is an “audit committee financial expert,” as defined under the rules of the SEC and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A). The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Audit Committee is to assist the Board of Directors by overseeing the Company’s accounting and financial reporting processes and the audits and integrity of the Company’s financial statements. In addition to overseeing those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial reporting (including financial accounting and reporting risks, as well as cybersecurity risks which may impact the Company’s financial reporting), the Audit Committee reviews conflict of interest and related party transactions. The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls. In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities. The Audit Committee meets at least four times each year and periodically meets separately with management, internal auditors and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions (as defined by applicable regulations). We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established.

Compensation Committee

The Compensation Committee currently consists of Ms. Derby (Chairperson), Mr. Herring and Dr. Sheares. All of the members of the Compensation Committee are independent directors as defined under Nasdaq’s Rules 5605(a)(2) and 5605(d)(2)(A), and “non-employee directors” as defined under the SEC’s rules. The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Compensation Committee is to evaluate and approve the Company’s compensation and benefit plans, policies and programs. The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans in which officers, employees, directors or other service providers may participate, (ii) the Company’s employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. In addition, the Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation and benefit plans, policies and programs. The Compensation Committee is also responsible, as delegated by the Board of Directors, for reviewing and approving the compensation philosophy, strategy, program design, and administrative practices to align with, and support the Company’s operating and financial objectives and the financial interests of the Company’s stockholders. The Compensation Committee also plays a role (in coordination with the Nominating and Governance Committee) in environmental, social and governance (“ESG”) matters related to human capital management and executive compensation. Since March 2020, the Compensation Committee has overseen critical human capital management issues posed by the COVID-19 pandemic.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”). Pearl Meyer has also assisted the Compensation Committee with several special projects, including advising it on director compensation, and in connection with the Company entering into an amended and restated employment agreement with Mr. Bergman. Other than the work of Veritas Partners described in the succeeding sentences, Pearl Meyer does no other work for the Company. Veritas Partners, a consulting unit of Pearl Meyer focused on management leadership and development, was retained by management on behalf of the Company to provide executive leadership development and succession planning to the Company. The Compensation Committee conducted an independence analysis of Pearl Meyer and concluded that the provision of these additional services by Veritas Partners did not undermine the independence of Pearl Meyer after taking into account a number of factors, including the fees accrued with respect to the additional services compared to total aggregate fees paid to Pearl Meyer and compared to the latter’s overall revenue, the nature of the additional services, and policies and procedures of Pearl Meyer designed to prevent conflicts of interest.

The Compensation Committee retains Pearl Meyer directly, and Pearl Meyer reports directly to the Compensation Committee. However, in carrying out its assignments and during the course of providing services to the Compensation Committee, Pearl Meyer may interact with Company management when necessary and appropriate in order to obtain relevant compensation and performance data for the executives and the Company. In addition, Pearl Meyer may seek input and feedback from Company management regarding Pearl Meyer’s work product and analysis prior to presenting such information to the Compensation Committee in order to confirm Pearl Meyer’s understanding of the Company’s business strategy or identify data questions or other similar issues, if any.

The Compensation Committee, with the assistance and independent advice from Pearl Meyer, annually reviews competitive compensation data prepared by Willis Towers Watson Public Limited Company (“Willis Towers Watson”) a professional services/human resources consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Mr. Laskawy (Chairperson), Ms. Derby and Dr. Sheares. All of the members of the Nominating and Governance Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Nominating and Governance Committee is to assist the Board of Directors by identifying individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors. The Nominating and Governance Committee reviews and reassesses our governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration. The Nominating and Governance Committee also reviews and assesses the structure and performance of the Company’s ESG activities to advance the interests of the Company’s stakeholders. While the responsibility to review and assess the overall structure and performance of the Company’s ESG programs is within the purview of the Nominating and Governance Committee, the Nominating and Governance Committee coordinates with the Compensation Committee on ESG matters related to human capital management and executive compensation. The management of ESG and sustainability matters is supported by (i) the Sustainability Committee, (ii) the Diversity and Inclusion Council and (iii) the Environmental Impact Council, each of which is a cross-functional team of senior management that reviews the Company’s ESG and sustainability progress regularly and coordinates with the Company’s Chief Sustainability Officer. The matters these respective teams manage include policies, targets and external reporting, community resilience and the safety, diversity and engagement of TSMs, as well as activities linked to the Company’s climate response such as reducing greenhouse gas emissions and energy consumption, environmental thought leadership and supply chain sustainability (including collaboration with the Company’s strategic suppliers and customers to jointly reduce the footprint of the supply chain). The Chief Sustainability Officer leads Company-wide ESG and sustainability activities and reports progress to the Nominating and Governance Committee and the full Board of Directors, each on at least an annual basis. Additionally, the Company first published a Corporate Social Responsibility (“CSR”) Review in 2014, expanding to a Sustainability and CSR Report in 2019. In 2022, we published our annual Sustainability and CSR Report according to the Global Reporting Initiative and Sustainability Accounting Standards Board reporting standards and issued our first Task Force for Climate-related Financial Disclosures report. Our 2022 Sustainability and CSR Report is anticipated to be issued in third quarter of fiscal 2023.

The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company in the manner described under “Stockholder Communications” below, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals. Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Fourth Amended and Restated By-laws for nominations at the Company’s annual meeting of stockholders, and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee currently considers the following factors:

•	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

•

the knowledge, skills, reputation and experience of nominees, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with businesses similar or analogous to the Company;

•	experience with accounting rules and practices, and corporate governance principles; and

•	experience and expertise related to economic, environmental and social matters.

The Nominating and Governance Committee, in accordance with its charter, seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, race, ethnicity, culture and geography. The Nominating and Governance Committee assesses the effectiveness of its diversity and other policies by annually reviewing the nominees for director to the Company’s Board of Directors to determine if such nominees satisfy the Company’s then current needs. The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders. The Nominating and Governance Committee determined that the nominees for election at the Annual Meeting to serve as directors satisfy the Company’s current needs as well as applicable regulatory requirements.

The Nominating and Governance Committee identifies nominees by evaluating the current members of the Board of Directors willing and eligible to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing and eligible to continue in service are considered for a recommendation to re-nominate, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee considers the composition of the Board of Directors, and, if applicable, may identify the desired skills and experience of a new nominee, and discuss with the Board of Directors suggestions as to individuals that meet the criteria. In addition, the Nominating and Governance Committee has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the performance of the Board of Directors as a whole. The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors. In addition, each of the committees of the Board of Directors performs a similar annual self-evaluation.

Regulatory, Compliance and Cybersecurity Committee

The Regulatory, Compliance and Cybersecurity Committee currently consists of Messrs. Herring (Chairperson) and Kuehn and Mses. Margulies and Raphael. All of the current members of the Regulatory, Compliance and Cybersecurity Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Regulatory, Compliance and Cybersecurity Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Regulatory, Compliance and Cybersecurity Committee is to assist the Board of Directors by providing guidance to, and oversight of, the Company’s senior management responsible for assessing and managing Company-wide regulatory, corporate compliance and cybersecurity risk management programs. The primary responsibilities of the Regulatory, Compliance and Cybersecurity Committee are to (i) serve as a sounding board for the strategic decisions, issues, challenges and opportunities relating thereto, (ii) provide expertise to guide assessment and monitoring of Company-wide regulatory, corporate compliance and cybersecurity risk management budgeting, spending and capital investment, (iii) monitor progress and status of the Company’s regulatory, corporate compliance and cybersecurity risk management programs, (iv) review and evaluate major regulatory, corporate compliance and cybersecurity risk management initiatives to identify emerging and future opportunities for synergy or to leverage regulatory, corporate compliance and cybersecurity risk management investments more effectively and cost efficiently, (v) report to the Audit Committee on regulatory, corporate compliance and cybersecurity risk management matters reviewed by the Regulatory, Compliance and Cybersecurity Committee that may impact the Company’s financial reporting and (vi) be generally available to, and communicate with, the Company’s senior management, and to inform the Board of Directors in the areas described above.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Drs. Sheares (Chairperson) and Tuckson, Messrs. Ali, Herring and Serota and Ms. Raphael. All of the current members of the Strategic Advisory Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning.

Board of Directors’ Leadership Structure

Since 1989, the Company has employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors. We believe this traditional leadership structure benefits our Company. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors. Our customers, stockholders, suppliers and other business partners have always viewed our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business.

We also believe that strong, independent Board of Director leadership is a critical aspect of effective corporate governance. Accordingly, in 2012, the Board of Directors amended the Company’s Corporate Governance Guidelines and designated Mr. Laskawy to serve as Lead Director. As specified in our Corporate Governance Guidelines the role and duties of the Lead Director include:

•	presiding at all executive sessions of the independent directors and calling meetings of the independent directors;

•	acting as a liaison among the members of the Board of Directors, Chief Executive Officer and management;

•	coordinating information sent to the Board of Directors;

•	coordinating meeting agendas and schedules for the Board of Directors to assure that there is sufficient time for discussion of all agenda items;

•	conferring with the Chief Executive Officer, as appropriate; and

•	being available for consultation with our stockholders, as appropriate.

(See “Corporate Governance Guidelines” set forth below.)

We believe that a single leader serving as Chairman and Chief Executive Officer, together with an experienced Lead Director, is the best governance model for our Company and our stockholders.

Our Board of Directors’ committees, each with a separate Chairperson, are the: Audit Committee; Compensation Committee; Nominating and Governance Committee; Regulatory, Compliance and Cybersecurity Committee and Strategic Advisory Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is comprised solely of independent directors, and each of the Regulatory, Compliance and Cybersecurity Committee and Strategic Advisory Committee is currently comprised solely of independent directors.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. The atmosphere of our Board of Directors is collegial, all members are well engaged in their responsibilities, and all members express their views and consider the opinions expressed by other directors. We do not believe that appointing an independent Board Chairman would improve the performance of the Board of Directors.

The Board of Directors is responsible for selecting the Chairman/CEO. The Chairman/CEO establishes the agenda for each meeting of the Board of Directors (in coordination with the Chairperson of the Nominating and Governance Committee/Lead Director) and presides at Board of Directors’ and stockholders’ meetings. The Chairperson of the Nominating and Governance Committee/Lead Director takes input from the other independent directors when setting the agenda for the independent sessions.

On an annual basis, as part of our governance review and succession planning, the Nominating and Governance Committee evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our stockholders. We recognize that different board of directors’ leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure—where our Chief Executive Officer serves as Chairman of the Board of Directors, a majority of our Board of Directors is comprised of experienced independent directors, including a Lead Director, our Board committees are comprised solely of independent directors and our independent directors hold regular meetings in executive session—is most appropriate and remains the optimal structure for our Company and our stockholders and has contributed to our Company’s compounded growth rates for sales and net income since becoming a public company in 1995.

Board of Directors’ Role in Oversight of Risk

Risk oversight is provided by a combination of our full Board of Directors and by the Board of Directors’ committees. As part of its oversight, our Board of Directors and its committees meet regularly to discuss the strategic direction and the issues and opportunities facing our Company, including the COVID-19 pandemic.

The Audit Committee takes the lead risk oversight role, focusing primarily on risk management related to monitoring and controlling the Company’s financial risks (i.e., overseeing those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial reporting, including financial accounting and reporting risks, as well as cybersecurity risks). The Compensation Committee focuses primarily on human capital matters (such as executive compensation plans and executive agreements) and evaluates whether the Company’s compensation policies and practices for its executive officers and other employees of the Company create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and Governance Committee focuses primarily on succession planning, director nomination criteria and candidate identification, as well as on evaluation of our corporate governance procedures and practices including performance evaluation of our Board of Directors. The

Nominating and Governance Committee also reviews and assesses the Company’s response to climate risk, and other relevant strategic sustainability risks facing our operations, supply chains, and communities. This includes the Company’s disclosure of climate risk in CDP and other transparency initiatives. The Regulatory, Compliance and Cybersecurity Committee focuses primarily on risks related to regulatory, corporate compliance and cybersecurity matters. The Strategic Advisory Committee focuses primarily on the Company’s strategic and business development plans including the risks associated with those plans.

The Company’s Executive Management Committee is responsible for oversight and active management of material risks to the Company (including, without limitation, strategic, development, business, operational, human, sustainability, financial, technology, legal and regulatory risks) as an integral part of the Company’s business planning, succession planning and management processes. Members of the management team provide periodic reports to the Audit Committee, Compensation Committee, the Regulatory, Compliance and Cybersecurity Committee and Strategic Advisory Committee on select risk management topics and the Chairperson of each respective committee reports, as appropriate, on these topics to the full Board of Directors.

The Company’s management has a longstanding commitment to employing and imbedding sound risk management practices and disciplines into its business planning and management processes throughout the Company to better enable achievement of the Company’s strategic, business, operational, financial, sustainability and compliance objectives, as well as to achieve and maintain a competitive advantage in the marketplace.

Board Diversity

Our Board of Directors brings a diversity of perspectives, backgrounds and skills to the boardroom, reflecting the diversity of our customers, investors, suppliers and TSMs, and enabling the diversity of thought that we believe is necessary to advance the needs of the business and our stakeholders in an evolving societal, environmental and operational context. The COVID-19 pandemic is an example of an unprecedented critical risk that required an agile and strong response, made possible in part by the range, diversity and strength of skills and experiences that the Board of Directors represents. (See the biographical information under Proposal 1 for specific information about the skills of each director, and the disclosure below for additional information regarding the members of our Board of Directors.)

Board Diversity Matrix (as of April 11, 2023)
Board Size:
Total Number of Directors		14
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	3	9	0	2
Number of Directors who identify in any of the categories below:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	7	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2

Additional Board Data (as of April 11, 2023)
Independent Directors	Ethnic Diversity	Gender Diversity	Tenure	Age
10 of 14 Director Nominees are Independent	40% of Independent Director Nominees are Ethnically Diverse	30% of Independent Director Nominees are Female	7 years Average Tenure of all Independent Director Nominees	68 years Average Age of all Independent Director Nominees

Environment, Social and Governance

For more than nine decades, the Company has remained steadfastly committed to the core philosophy that our purpose-driven mission of “doing good” for our stakeholders is inextricably linked to our Company “doing well” in business. Through our stakeholder engagement model, “our Mosaic of Success,” we balance the needs of our five key stakeholders – TSMs, our customers, our suppliers, our stockholders and society – to continue to drive our sustainability and ESG efforts to foster a healthier planet and healthier people. Sustainability and ESG are overseen by the Nominating and Governance Committee with the Compensation Committee also playing a role in ESG matters related to human capital engagement and executive compensation.

With the backdrop of the ongoing COVID-19 pandemic and the humanitarian crises in Ukraine and other regions, we continued our efforts to drive an overall culture of wellness and engagement for our TSMs as we navigated a new hybrid work environment and continued to innovate to ensure supply chain resiliency in supporting our customers and our communities. Key sustainability and ESG highlights in 2022 included: (i) publishing our annual Corporate Social Responsibility and Sustainability Report according to the Global Reporting Initiative and Sustainability Accounting Standards Board reporting standards and issuing our first Taskforce for Climate-related Financial Disclosures report; (ii) committing to announcing our carbon reduction goal by the end of 2023; (iii) continued initiatives and programs to advance health equity efforts to promote access to care for underserved and underrepresented communities by partnering with global non-governmental organizations such as International Medical Corps, Heart to Heart International and MedShare, investing in diversity for greater health equity in partnership with health care professionals, and increasing awareness of health equity needs globally; (iv) chairing the Private Sector Roundtable on Global Health Security; (v) supporting the creation of market intelligence platforms that enable the appropriate sharing of real-time supply chain data, including through the WHO’s Pandemic Supply Chain Network; (vi) announcing the top line findings of our pay equity analysis across the United States, which reviews compensation across gender and ethnic groups; (vii) expanding our Diversity and Inclusion (“D&I”) learning journey, such as by educating global directors and vice presidents on more advanced topics as well as offering education to all global TSMs below director level on the importance of D&I to achieving our business goals; and (viii) continuing to drive a culture of wellness for our TSMs by fostering an environment where they can feel engaged, included and psychologically safe.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by emailing investor@henryschein.com. The Company will receive the correspondence and forward it to the Chairperson of the Nominating and Governance Committee/Lead Director or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage the members of our Board of Directors to attend the annual meeting of stockholders, and all of the directors attended the 2022 Annual Meeting.

Stockholder Engagement

Leading up to the Company’s 2022 Annual Meeting and in response to the meeting’s vote results, we increased our stockholder outreach efforts to ensure we understood our stockholders’ concerns and developed appropriate responsive actions. We offered engagement to 44 stockholders holding approximately 73% of our outstanding common stock in the aggregate and met with over 25 stockholders representing approximately 55% of our outstanding common stock in the aggregate.

The engagement effort was led by Mr. Laskawy, the Chairperson of our Nominating and Governance Committee/Lead Director, and Ms. Derby, the Chairperson of our Compensation Committee. Each meeting following our 2022 Annual Meeting was attended by at least one independent director. Company attendees also included our Corporate Secretary, our Vice President of Investor Relations and our Vice President, Chief Sustainability Officer.

In addition to executive compensation, stockholders offered perspectives on other topics including corporate governance, corporate social responsibility and sustainability practices. Perspectives from our stockholders included support for our overall governance structure. We also heard positive feedback on our board refreshment which has resulted in a balance of tenures and expertise. Additionally, stockholders were complementary of our ESG progress to date, including the publication of our 2021 Sustainability and Corporate Social Responsibility Report, enhanced to align with Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) Standards, our first Task Force on Climate-Related Financial Disclosures (TCFD) Report and disclosure of EEO-1 data.

A detailed overview of our stockholders’ perspectives related to our executive compensation program and subsequent program adjustments in response to stockholder feedback begins on page 20 of this proxy statement.

We appreciate the valuable feedback offered by our stockholders on their perspectives on executive compensation, governance and sustainability priorities and intend to continue the dialogue to ensure our programs reflect priorities that are important to our stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption. Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors’ composition, (iv) definition of independence, (v) lead director, (vi) committees, (vii) selection of Board of Directors nominees, (viii) orientation and continuing education of directors, (ix) executive sessions of independent directors, (x) management development and succession planning, (xi) Board of Directors’ compensation, (xii) attendance of directors at the annual meeting of stockholders, (xiii) Board of Directors access to management and independent advisors, (xiv) annual evaluation of Board of Directors and committees, (xv) submission of director resignations and (xvi) communications with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer. At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning. In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased oversight and regulatory demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively.

Code of Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller (if any), or persons performing similar functions. The Code of Ethics is posted on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption. We will disclose on our website any amendment to, or waiver of, a provision of the Code of Ethics for Senior Financial Officers, or persons performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock (excluding unvested restricted stock units and unvested stock options that are exercisable more than 60 days from March 27, 2023) as of March 27, 2023 (unless otherwise noted below) by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our current Chief Financial Officer (Mr. South who began serving on April 29, 2022), our former Chief Financial Officer (Mr. Paladino who served until April 29, 2022), each of the other three most highly paid executive officers serving as of December 31, 2022 (the “Named Executive Officers”), and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
Names and Addresses[1]	Number	Percent of Class
Mohamad Ali[2]	6,595	*
Stanley M. Bergman[3]	622,551	0.47%
James P. Breslawski[4]	199,035	*
Deborah Derby[5]	5,578	*
Joseph L. Herring[6]	20,050	*
Kurt P. Kuehn[7]	13,425	*
Philip A. Laskawy[8]	60,629	*
Anne H. Margulies[9]	23,115	*
Mark E. Mlotek[10]	64,408	*
Steven Paladino[11]	138,662	*
Carol Raphael[12]	27,037	*
Scott Serota[13]	2,582	*
Bradley T. Sheares, Ph.D.[14]	38,415	*
Reed V. Tuckson, M.D., FACP[15]	3,799	*
The Vanguard Group, Inc.[16]	15,686,727	11.96%
Generation Investment Management LLP[17]	12,605,021	9.61%
BlackRock, Inc.[18]	10,353,619	7.89%
Longview Partners (Guernsey) Limited[19]	7,015,011	5.35%
State Street Corporation[20]	6,960,657	5.31%
Directors and Executive Officers as a Group (20 persons)[21]	1,496,013	1.14%

* Represents less than 0.4%.

1 Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

2 Represents (i) 5,372 shares owned directly and over which Mr. Ali has sole voting and dispositive power and (ii) 1,223 shares held in Mr. Ali’s Non-Employee Director Deferred Compensation Plan account.

3 Represents (i) 45,327 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) 144,736 shares over which Marion Bergman, Mr. Bergman’s wife, has shared voting and dispositive power as co-trustee of the Bergman Family 2010 Trust #2, (iii) 180 shares owned by Mr. Bergman’s wife over which Mr. Bergman has shared voting and dispositive power, (iv) 329,410 shares over which Mr. Bergman’s wife has shared voting and dispositive power as manager of the Bergman Family 2010 Trust #2, LLC, (v) 23,858 shares over which Mr. Bergman’s wife has shared voting and dispositive power as manager of the SBMB GST Trust Partners LLC, (vi) outstanding options to purchase 69,532 shares that either are exercisable or will become exercisable within 60 days and (vii) 9,508 shares held in a 401(k) Plan account.

4 Represents (i) 167,242 shares owned directly and over which Mr. Breslawski has sole voting and dispositive power and (ii) outstanding options to purchase 31,793 shares that either are exercisable or will become exercisable within 60 days.

5 Represents (i) 760 shares held indirectly by the Deborah M. Derby Revocable Trust, for the benefit of Ms. Derby, over which Ms. Derby has sole voting and dispositive power and (ii) 4,818 restricted stock units that vested but, per Ms. Derby’s election, the payment date has been deferred.

6 Represents 20,050 shares owned directly and over which Mr. Herring has sole voting and dispositive power.

7 Represents (i) 1,582 shares owned directly and over which Mr. Kuehn has sole voting and dispositive power and (ii) 11,843 restricted stock units that vested but, per Mr. Kuehn’s election, the payment date has been deferred.

8 Represents (i) 2,028 shares owned directly and over which Mr. Laskawy has sole voting and dispositive power, (ii) 36,640 shares held in Mr. Laskawy’s Non-Employee Director Deferred Compensation Plan account and (iii) 21,961 restricted stock units that vested but, per Mr. Laskawy’s election, the payment date has been deferred.

9 Represents (i) 2,000 shares owned directly and over which Ms. Margulies has sole voting and dispositive power, (ii) 7,190 shares held in Ms. Margulies’ Non-Employee Director Deferred Compensation Plan account and (iii) 13,925 restricted stock units that vested but, per Ms. Margulies’ election, the payment date has been deferred.

10 Represents (i) 30,991 shares owned directly and over which Mr. Mlotek has sole voting and dispositive power, (ii) 870 shares held indirectly as trustee of trusts for the benefit of family members, over which Mr. Mlotek has sole voting and dispositive power, (iii) outstanding options to purchase 28,457 shares that either are exercisable or will become exercisable within 60 days and (iv) 4,090 shares held in a 401(k) Plan account.

11 Represents (i) 105,074 shares owned directly and over which Mr. Paladino has sole voting and dispositive power, (ii) outstanding options to purchase 26,909 shares that either are exercisable or will become exercisable within 60 days and (iii) 6,679 shares held in a 401(k) Plan account.

12 Represents 27,037 shares owned directly and over which Ms. Raphael has sole voting and dispositive power.

13 Represents (i) 1,582 shares owned directly and over which Mr. Serota has sole voting and dispositive power and (ii) 1,000 shares held indirectly by the Serota Family Trust dated May 24, 2013, for the benefit of Mr. Serota and his spouse, over which Mr. Serota has shared voting and dispositive power.

14 Represents (i) 1,582 shares owned directly and over which Dr. Sheares has sole voting and dispositive power and (ii) 36,833 restricted stock units that vested but, per Dr. Sheares’ election, the payment date has been deferred.

15 Represents (i) 1,582 shares owned directly and over which Dr. Tuckson has sole voting and dispositive power and (ii) 2,217 restricted stock units that vested but, per Dr. Tuckson’s election, the payment date has been deferred.

16 The principal office of The Vanguard Group, Inc. (“Vanguard”) is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has the sole power to dispose of or direct the disposition of 15,125,578 of these shares, the shared power to vote or direct the vote of 190,521 of these shares, and the shared power to dispose of or direct the disposition of 561,149 of these shares. The foregoing information regarding the stock holdings of Vanguard and its affiliates is based on an amended Schedule 13G filed by Vanguard with the SEC on February 9, 2023.

17 The principal office of Generation Investment Management LLP (“GIM”) is 20 Air Street, 7th Floor, London, United Kingdom W1B 5AN. GIM has the sole power to dispose of or direct the disposition of and the sole power to vote or direct the vote of 90,555 of these shares, has the shared power to dispose of or direct the disposition of 12,514,466 of these shares and the shared power to vote or direct the vote of 12,274,422 of these shares. The foregoing information regarding the stock holdings of GIM and its affiliates is based on an amended Schedule 13G filed by GIM and its affiliates with the SEC on February 13, 2023.

18 The principal office of BlackRock, Inc. (“BlackRock”) is 55 East 52nd Street, New York, New York 10055. BlackRock has the sole power to vote or direct the vote of 9,092,376 of these shares and has the sole power to dispose of or direct the disposition of 10,353,619 of these shares. The foregoing information regarding the stock holdings of BlackRock and its affiliates is based on an amended Schedule 13G filed by BlackRock with the SEC on January 31, 2023.

19 The principal office of Longview Partners (Guernsey) Limited (“Longview”) is PO Box 559, Mill Court, La Charroterie, St Peter Port, Guernsey GY1 6JG. Longview has shared power to vote or direct the vote of 3,669,916 of these shares, and the shared power to dispose of or direct the disposition of 7,015,011 of these shares. The foregoing information regarding the stock holdings of Longview and its affiliates is based on an amended Schedule 13G filed by Longview and its affiliates with the SEC on February 8, 2023.

20 The principal office of State Street Corporation (“State Street”) is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. State Street has the shared power to vote or direct the vote of 5,500,670 of these shares and has the shared power to dispose of or direct the disposition of 6,922,367 of these shares. The foregoing information regarding the stock holdings of State Street and its affiliates is based on a Schedule 13G filed by State Street with the SEC on February 1, 2023.

21 Includes (i) with respect to all directors and Named Executive Officers, (a) 947,366 shares, directly or indirectly, beneficially owned, (b) outstanding options to purchase 183,188 shares that either are exercisable or will become exercisable within 60 days, (c) 65,330 shares held in 401(k) Plan accounts and in Non-Employee Director Deferred Compensation Plan accounts, as applicable and (d) 91,597 restricted stock units held by non-employee directors where such units vested but, per their election, the payment date was deferred and (ii) with respect to all executive officers that are not Named Executive Officers or directors, (a) 140,733 shares, directly or indirectly, beneficially owned, (b) outstanding options to purchase 66,042 shares that either are exercisable or will become exercisable within 60 days and (c) 1,757 shares held in 401(k) Plan accounts.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2022-2024 BOLD+1 Strategic Plan

Since becoming a public company in 1995, Henry Schein has strategically transformed into a leading global health care distribution and specialty products and services provider. Approximately every three years we develop a new strategic plan and in 2022, we announced our 2022-2024 BOLD+1 Strategic Plan to accelerate our digital transformation and increase focus on our higher-growth, higher-margin businesses. BOLD+1 means building complementary software, specialty, and services businesses for high growth; operationalizing our One Distribution approach to deliver exceptional customer experience, increased efficiency, and growth; leveraging all the businesses and solutions that comprise Henry Schein to broaden and deepen relationships with our customers; and driving digital transformation for our customers and for the Company. The +1 is that in doing so, we help our customers operate more effectively and efficiently while generating value for all stakeholders. The Company’s executive officer compensation program is designed to, among other things, align rewards with the achievement of the Company’s strategic plan. For fiscal 2022, the Compensation Committee added as a component of our short-term cash incentive plan for all executive officers and other executive management, the achievement of the financial goals and performance objectives set forth in the Company’s strategic scorecard which goals are directly tied to the Company achieving the 2022-2024 BOLD+1 Strategic Plan.

In fiscal 2022, we continued to effectively execute on our strategy and achieved our financial goals despite unanticipated macroeconomic and foreign exchange headwinds. This is not only a testament to our strategic plan but also to our ability to execute on the strategy, as evidenced by the 6.6% increase in the market price of our common stock on the last trading day of fiscal 2022 as compared to the last trading day of our fiscal year ended December 25, 2021 (“fiscal 2021”), and which outperformed the returns for the same period for each of the Dow Jones U.S. Health Care Index and the Nasdaq Composite Index.

Components of the Executive Compensation Program

The Company’s executive compensation program consists of four main components: (i) base salary; (ii) annual incentive compensation opportunity; (iii) long-term equity-based awards and (iv) benefits and perquisites. As described below, annual and long-term performance-based awards represent a major portion of total compensation for the Named Executive Officers. The combination of these four components of our executive compensation program is designed to balance Company annual operating objectives and earnings performance with longer-term Company stockholder value creation goals.

Base Salary. The Compensation Committee annually reviews and approves base salary for the Named Executive Officers.

Annual Incentive Compensation. The components of the Company’s annual incentive compensation (i.e., bonuses under the PIP (as defined below)) are set by the Compensation Committee annually and are designed to reward the achievement of pre-established performance goals.

Each executive officer’s annual incentive compensation under the PIP (other than Mr. Bergman’s) is based on the following four weighted components:

•	the Company’s corporate financial (i.e., EPS) goal (subject to the adjustments as described herein);

•	the executive officer’s specific business unit financial goals;

•	the executive officer’s individual performance goals; and

•

financial goals and performance objectives set forth in the Company’s strategic scorecard, which goals are directly tied to the Company achieving its then current three-year strategic plan (subject to the adjustments as described herein).

Mr. Bergman’s annual incentive compensation under the PIP is based on the following four weighted components:

•	the Company’s corporate financial (i.e., EPS) goal (subject to the adjustments as described herein);

•	the average performance of all executive officers and other executive management with respect to their respective business unit financial goals under the PIP (excluding discretionary bonuses, if any);

•

the average performance of all executive officers and other executive management with respect to their respective individual performance goals under the PIP (excluding discretionary bonuses, if any); and

•

financial goals and performance objectives set forth in the Company’s strategic scorecard which goals are directly tied to the Company achieving its then current three-year strategic plan (subject to the adjustments as described herein).

Long-Term Equity-Based Awards. The Compensation Committee approved equity-based awards for fiscal 2022 (“2022 LTIP”) under the Company’s Long Term Incentive Program (“LTIP”) under the Henry Schein, Inc. 2020 Stock Incentive Plan as amended and restated as of May 21, 2020 (the “2020 Stock Incentive Plan”) that contained a strong performance-based focus and consisted of performance-based restricted stock units (“PSUs”), time-vested restricted stock units (“RSUs”) and non-qualified stock options (“Options”). As anticipated, in fiscal 2022, the Compensation Committee reverted to granting PSUs (as opposed to the temporary approach used in early 2021 when we did not issue PSUs because of the challenges of forecasting reliable long-term targets for our equity incentive program while the COVID-19 pandemic continued to impact macro-economic conditions). The following approach was taken with respect to the 2022 LTIP grants:

•

In fiscal 2022, our CEO received 60% PSUs, 20% RSUs and 20% Options and our other Named Executive Officers received 30% PSUs, 50% RSUs and 20% Options. For fiscal 2023, in response to our stockholder feedback, we increased the ratio of PSUs to 65% for the CEO and 50% for our other NEOs.

•

PSUs granted in fiscal 2022 to participants, including the Named Executive Officers, are tied to the Company’s earnings per share performance over the three-year performance period, subject to any potential required adjustments as described below. When the Company successfully achieves its three-year cumulative earnings per share goal (“EPS goal”), participants, including the Named Executive Officers, are paid shares under their PSUs at target levels. When the Company’s performance exceeds the EPS goal, participants, including the Named Executive Officers, receive additional shares under their PSUs up to a 150% maximum payout. When the Company’s performance does not meet the EPS goal, shares paid to participants (including the Named Executive Officers) under their PSUs are reduced or eliminated.

Benefits and Perquisites. The Company provides a program commensurate with competitive practices that is generally consistent with the benefits provided to other employees. The Company does not provide any tax gross-ups to our executive officers (other than for relocation expenses). See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” set forth below.

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, and to reward them for their performance, the Company’s performance and for creating long-term value for stockholders. The primary objectives of the program are to:

•	align rewards with the achievement of performance that enhances stockholder value;

•	align rewards with the achievement of the Company’s strategic plan;

•	support the Company’s strong team-based orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance (including, without limitation, achievement of the Company’s strategic plan), promotes appropriate conduct and reinforces a culture that the Compensation Committee believes will continue to drive long-term success for the Company, thereby enhancing stockholder value. The compensation program rewards team accomplishments while, at the same time, promoting individual accountability. The Company has a planning and goal-setting process that is fully integrated into the compensation system, intended to result in a strong relationship between individual efforts, business unit financial results, Company financial results, and the Company’s achievement of its strategic plan with executive officer financial rewards.

A major portion of total compensation for our Named Executive Officers is placed at risk through annual and long-term incentives tied to the achievement of performance metrics and/or stock appreciation. We seek to provide competitive compensation that is commensurate with performance. We generally target compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded. (See “Pay Levels and Benchmarking” set forth below.)

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers to enable us to capitalize on our growth strategies. Our team-focused culture and management processes are designed to foster this commitment. The vesting schedules attached to restricted stock unit awards (PSUs and RSUs) and Options reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers, including the Named Executive Officers. The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors and is available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

When considering decisions concerning the compensation of the Named Executive Officers (other than the Chief Executive Officer), the Compensation Committee asks for recommendations from Mr. Bergman, including his detailed evaluation of each executive’s performance during the relevant fiscal year.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer. Pearl Meyer has also assisted the Compensation Committee with several special projects, including advice on director compensation, and advising it in connection with the Company entering into an amended and restated employment agreement with Mr. Bergman. Other than the work of Veritas Partners, a consulting unit of Pearl Meyer focused on management leadership and development, described on page 8 of this proxy statement, which the Compensation Committee concluded did not change its independence determination regarding Pearl Meyer, Pearl Meyer does no other work for the Company.

The Compensation Committee retains Pearl Meyer directly, and Pearl Meyer reports directly to the Compensation Committee. However, in carrying out its assignments and during the course of providing services to the Compensation Committee, Pearl Meyer may interact with Company management when necessary and appropriate in order to obtain relevant compensation and performance data for the executives and the Company. In addition, Pearl Meyer may seek input and feedback from Company management regarding Pearl Meyer’s work product and analysis prior to presenting such information to the Compensation Committee in order to confirm Pearl Meyer’s understanding of the Company’s business strategy or identify data questions or other similar issues, if any.

The Compensation Committee, with the assistance and independent advice from Pearl Meyer, annually reviews competitive compensation data prepared by Willis Towers Watson, a professional services/human resources consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities.

Say-on-Pay Votes and Stockholder Feedback

We hold an annual advisory vote on executive compensation (“say-on-pay”), which is one of several avenues for stockholders to provide feedback to the Compensation Committee and the full Board of Directors on our compensation programs. At our 2022 Annual Meeting, the “say-on-pay” proposal received 50.7% support. Leading up to the 2022 Annual Meeting and in response to the meeting’s vote results, we increased our stockholder outreach efforts to ensure we understood our stockholders’ concerns and developed appropriate responsive actions.

Who We Engaged

Offered engagement to	Met with

44 stockholders owning approximately 73% of our outstanding common stock in the aggregate	over 25 stockholders representing approximately 55% of our outstanding common stock in the aggregate

Henry Schein Participants

The engagement effort was led by Mr. Laskawy, the Chairperson of our Nominating and Governance Committee/Lead Director, and Ms. Derby, the Chairperson of our Compensation Committee. Each meeting held after the 2022 Annual Meeting was attended by at least one independent director. Company attendees also included our Corporate Secretary, our Vice President of Investor Relations and our Vice President, Chief Sustainability Officer.

Key Topics Discussed with Stockholders

Conversations with stockholders focused on a range of topics including executive compensation, corporate governance, corporate social responsibility and sustainability initiatives. An overview of our stockholders’ perspectives related to corporate governance, corporate social responsibility and sustainability initiatives, and subsequent actions in response to stockholder feedback are presented beginning on page 13 of this proxy statement.

With respect to our executive compensation program, stockholders held varying perspectives, but we heard that while most stockholders were supportive of the fundamental aspects of our executive compensation program, there were concerns over one or both of the following specific compensation actions taken in March 2021: (i) a special, one-time equity award (which was comprised solely of time-based RSUs) granted when the payout of PSUs awarded under the LTIP granted in 2018 was negatively impacted by the global COVID-19 pandemic (the “2021 Special Pandemic Recognition Award”) and/or (ii) the granting of stock options in lieu of PSUs. Stockholders acknowledged the importance of retention during a very challenging period of the pandemic and that macro-economic conditions made it difficult for the Company to forecast reliable long-term incentive program targets in early 2021.

In March 2022, even before the 2022 Annual Meeting, the Compensation Committee proactively reinstituted PSUs as a component of our 2022 annual equity awards since the replacement of PSUs with stock options in 2021 was always intended to be a temporary measure. Additionally, each year, the Compensation Committee considers the advantages and disadvantages of potential performance metrics evaluated against the current performance objectives of the PIP and LTIP, including the Company’s strategic priorities and practices of the peer group companies with comparable revenues and similar scope of operations and industry focus. Following the 2022 Annual Meeting, we shared the feedback obtained from the stockholder meetings with the Compensation Committee and the full Board of Directors to help develop agendas for the Compensation Committee and Board of Directors meetings held during the second half of 2022 and early 2023. As part of the annual review process, considering stockholder perspectives shared with us and our peer group practices, the Compensation Committee reviewed a range of performance metric alternatives against the current performance objectives of the PIP and LTIP and approved several refinements to our executive compensation program design that became effective starting with fiscal year ended December 30, 2023 (“fiscal 2023”).

Below is a summary of the common themes we heard during the engagement effort related to executive compensation matters and the response of the Compensation Committee to that feedback.

What we heard		What we did to respond
2021 Special Pandemic Recognition Awards (March 2021)	Majority of stockholders we spoke with raised concerns about the lack of performance vesting requirements in the design of the special equity awards and some expressed a preference for broad-based equity awards outside of the regular annual grant cycle to be used rarely.

•  The Compensation Committee reinstituted the use of PSUs in fiscal 2022 and continued this practice in fiscal 2023.

•  The Compensation Committee did not approve any special equity awards to executive officers in fiscal 2022, and any promotional or discretionary equity awards issued to executive officers in fiscal 2022 included performance-based vesting conditions for a percentage of the award.

•  The Compensation Committee intends that equity awards outside of the annual grant cycle to executive officers should only be used in limited circumstances and, if made, will include performance-based vesting conditions for a percentage of such awards.

Lack of performance-based component in 2021 long-term equity plan	Some stockholders did not consider stock options to be performance-based and expressed concerns that our regular 2021 annual equity awards did not include PSUs.

•  As disclosed in our 2022 proxy statement, the removal of PSUs from the 2021 annual equity awards was always intended to be a temporary measure necessitated by the uncertain market environment at the start of fiscal 2021 that made it challenging to forecast reliable long-term performance targets.

•  For fiscal 2022, we proactively restored PSUs in the long-term incentive program design that comprised 60% of our CEO’s and 30% of other NEOs’ target long-term incentive opportunity.

•  For fiscal 2023, the Compensation Committee further increased the ratio of PSUs, where PSUs comprised 65% of our CEO’s and 50% of other NEOs’ target long-term incentive opportunity.

•  The Compensation Committee intends to maintain equity incentives for executive officers with performance-based vesting conditions as a percentage of the award as a regular part of our equity compensation program going forward.

Performance Metrics for LTIP and PIP	Several stockholders suggested using alternative metrics in the PIP and LTIP plans.

•  The Compensation Committee is focused on maintaining an incentive program design that is aligned with long-term value drivers important to our stockholders.

•  As part of the annual compensation program review, in March 2023, the Compensation Committee approved the following changes to the LTIP and PIP plans to diversify the performance measures:

➢  2023 LTIP – added a three-year average return on invested capital (ROIC) metric in the long-term incentive program design for PSUs issued in fiscal 2023, weighted at 25%, with three-year cumulative EPS weighted at 75%; and

➢  2023 PIP – maintained annual EPS as the Company performance metric for fiscal 2023 but increased the Strategic Scorecard Goals (as defined below) weighting from 20% to 30% for all Executive Management Committee members and streamlined and combined Business Financial Goals (as defined below) and Individual Performance Goals (as defined below) into one category. The Business Financial Goals, Individual Performance Goals and Strategic Scorecard Goals take into account performance metrics factors (including, without limitation, measures such as operating income, business unit expense, industry specific goals and similar factors).

We believe these compensation program changes reflect preferences of our stockholders and are aligned with best market practices. We greatly appreciate the valuable perspectives our stockholders have shared and are committed to continuing the dialogue. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes and stockholder discussions and perspectives when making future compensation decisions.

Compensation Structure

Pay Element—Overview

The Company utilizes four main components of compensation:

•	Base Salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

•	Annual Incentive Compensation—variable pay that is designed to reward attainment of annual business goals, with payout of target award goals generally expressed as a percentage of base salary;

•	Long-Term Equity-Based Awards—stock-based awards including PSUs, RSUs and Options; and

•

Benefits and Perquisites—includes medical, dental, life, disability and business travel insurance benefits, retirement savings, automobile allowances (for U.S. participants, the automobile allowance program was discontinued effective May 2, 2022 when the automobile allowance was added to base salary), executive health exams and, in the case of Mr. Bergman, certain additional services as described below.

Pay Elements—Details

Base Salary

The Compensation Committee annually reviews executive officer salaries and makes adjustments, as warranted, based on individual responsibilities and performance, and Company performance in light of market conditions and competitive practice. Salary adjustments are generally approved and implemented during the first quarter of the calendar year (typically in March). In March 2022, based on individual responsibilities and performance, the Company’s performance and competitive market data with respect to base salary pay practices, the Compensation Committee increased the base salaries for the Named Executive Officers by 2.5% over the Named Executive Officers’ fiscal 2021 salaries, except for Mr. South whose base salary increased by $127,185 (a 30.1% increase in fiscal 2022 over his fiscal 2021 salary) in connection with his promotion to our Executive Management Committee, effective January 5, 2022, and Chief Financial Officer, effective April 29, 2022. The percentages referenced above do not include the increase in base salary for the Named Executive Officers, effective May 2, 2022, in connection with the Company discontinuing the U.S. automobile allowance program and adding such amount to base salary which resulted in no change in overall compensation for fiscal 2022 as such amount was simply reclassified as base salary. Our CEO did not participate in the automobile allowance program and his base salary was not increased in connection with the program being discontinued.

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers is determined and paid under the Performance Incentive Plan (“PIP”) for such year. In March 2022, based on individual responsibilities and performance, the Company’s performance and competitive market data with respect to short-term cash compensation performance pay practices, the Compensation Committee increased the target bonuses under the 2022 PIP for the Named Executive Officers by 2.5% over the Named Executive Officers’ fiscal 2021 PIP target bonuses, except for (i) Mr. South whose PIP target bonus increased by $294,756 (a 147.2% increase in fiscal 2022 over his fiscal 2021 target PIP bonus) in connection with his promotion to our Executive Management Committee, effective January 5, 2022, and Chief Financial Officer, effective April 29, 2022 and (ii) Mr. Paladino who received a pro-rated 2022 target PIP bonus for fiscal 2022 due to his announced retirement, effective April 29, 2022, which amount was equal to one-third of his 2021 target PIP bonus.

Components of the PIP

The components of the PIP are designed to reward the achievement of pre-established corporate financial, business unit financial, individual performance goals and the Company’s strategic scorecard goals. The Compensation Committee sets the PIP’s performance goals and target payout for the Chief Executive Officer. With respect to the executive officers (other than the Chief Executive Officer), at the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which executive officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation. The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals and target payout for executive officers (other than himself), subject to the Compensation Committee’s review and approval.

PIP targets and goals for fiscal 2022 for the Named Executive Officers were established at the beginning of fiscal 2022. For the Named Executive Officers (other than Mr. Bergman), the performance goals under the 2022 PIP were based on:

•

the Company’s 2022 earnings per share measured against pre-established standards, as may be adjusted pursuant to the terms of the 2022 PIP (the “2022 Company Financial/EPS Goal”), subject to the adjustments as described herein;

•	achievement of financial goals in their respective business units (“Business Financial Goals”);

•	achievement of individual performance objectives (“Individual Performance Goals”); and

•

achievement of the financial goals and performance objectives set forth in the Company’s strategic scorecard (“Strategic Scorecard Goals”) are directly tied to the Company achieving its then current three-year strategic plan, subject to the adjustments as described herein.

The weight (expressed as a percentage of the PIP target payout) for each component of the 2022 PIP awards for the Named Executive Officers (other than Mr. Bergman) was as follows:

	2022 Company Financial/EPS Goal	Business Financial Goals	Individual Performance Goals	Strategic Scorecard Goals
James P. Breslawski Vice Chairman, President	35%	20%	25%	20%
Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	35%	20%	25%	20%
Steven Paladino Former Executive Vice President and Chief Financial Officer	35%	20%	25%	20%
Brad Connett Chief Executive Officer, North America Distribution Group	25%	40%	15%	20%
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	35%	20%	25%	20%

2022 Company Financial/EPS Goal

In November 2021, the Compensation Committee considered the advantages and disadvantages of potential performance metrics (including, among others, revenue, strategic objectives, operating income/margin, cash flow and industry specific goals) evaluated against the current performance objectives of the PIP, including market data for large public companies’ practices. Following such review, in March 2022, with respect to the 2022 PIP, the Compensation Committee approved (i) the continued use of annual earnings per share as the Company financial metric, (ii) the continued use of operating income, business unit expense, industry specific goals and similar factors for the Business Financial Goals/Individual Performance Goals and (iii) adding strategic objectives related to the Company’s 2022-2024 strategic plan for the Strategic Scorecard Goals (to account for 20% of the 2022 PIP for executive officers and other executive management). As described under “Compensation Discussion and Analysis—Say-on-Pay Votes and Stockholder Feedback” beginning on page 20, leading up to the 2022 Annual Meeting and in response to the meeting’s vote results, we increased our stockholder outreach efforts. During those discussions, several stockholders suggested using alternative metrics in the PIP plan. With respect to the 2023 PIP, in March 2023, the Compensation Committee approved increasing the Strategic Scorecard Goals weighting from 20% to 30% for all executive officers and other executive management and streamlined and combined Business Financial Goals and Individual Performance Goals into one category. The Compensation Committee believes that the Business Financial Goals, Individual Performance Goals and Strategic Scorecard Goals already take into account performance metrics factors (including, without limitation, measures such as operating income, business unit expense, industry specific goals and similar factors) and, therefore, the introduction of another Company performance metric in the PIP (beyond the annual EPS goal) is not necessary as our executive officers are already incentivized with various financial goals appropriate for their respective profit centers and/or business units.

Under the 2022 PIP, the Compensation Committee may adjust the 2022 Company Financial/EPS Goal, Business Financial Goals and Individual Performance Goals for the following factors (which factors were pre-established by the Compensation Committee in the first quarter of 2022):

•	acquisitions and new business ventures (based on the approved model) not initially considered when developing the PIP goal, including:

➢	the effect of accretion or dilution relating to unbudgeted acquisitions (or dispositions), but only for the first 12 months following the transaction (or shorter time period, if applicable);

➢	any gain, loss or expense related to the disposal of a business or discontinued operations that was not previously considered when developing the PIP goal;

➢	unbudgeted acquisition and professional fees and expenses related to closed acquisitions or dispositions incurred in the year of the acquisition or disposition, but only for that year; and

➢

unbudgeted acquisition and professional fees and expenses relating to individual unclosed acquisitions or dispositions, where such fees and expenses exceed $300,000, in which case all such fees and expenses (from the first dollar) shall be excluded;

•	capital transactions (including capital stock repurchases) to the extent the adjustment was not already contemplated in the PIP goal;

•	other differences in budgeted average outstanding shares (other than those resulting from capital transactions referred to above);

•

restructuring costs incurred related to publicly announced restructuring plans and separately identified in the Company’s periodic filings, to the extent the adjustment was not already contemplated in the PIP goal;

•

the financial impact, either positive or negative, of the difference in projected earnings generated by sales of COVID-19 test kits, as included in the 2022 budget, and actual earnings generated by sales of COVID-19 test kits;

•	the financial impact, either positive or negative, of the changes in foreign exchange rates from the rates used in setting the budgeted EPS goal for the fiscal year;

•	changes in accounting principles or in applicable laws or regulations;

•	unforeseen events or circumstances affecting the Company;

•	judgments, settlements or other payments, each exceeding $100,000, in connection with, or arising from, certain litigation matters; and

•	the impact of any increase or decrease in tax rates in any country in which the Company derives greater than 5% of its net income.

Additionally, the Compensation Committee may further adjust the goal for any other unforeseen event or other facts and circumstances beyond the control of the Company, by an amount equal to a reasonable estimate of the expected accretion or dilution, based on information provided to them by executive management. In the event the Compensation Committee makes adjustments in accordance with the preceding sentence, the Compensation Committee in its sole discretion will determine the PIP award payouts that correspond to the levels of achievement of the adjusted goal. The Compensation Committee may award all or a portion of a PIP award upon the attainment of any goals (including the applicable predefined goals). The Compensation Committee or the Chief Executive Officer (solely with respect to non-executive officers) may also grant discretionary awards under the PIP.

Business Financial Goals, Individual Goals and Strategic Scorecard Goals for Named Executive Officers (other than the CEO)

Business Financial Goals and Individual Performance Goals vary for each Named Executive Officer as the goals reflect each executive’s specific role and function. Financial measures included in such goals are calculated based on generally accepted accounting principles and adjusted in a manner similar to adjustments made to the Company’s EPS (as described below). Strategic Scorecard Goals are the same for all Named Executive Officers and are tied to the advancing of the Company’s then current three-year strategic goals.

Business Financial Goals and Individual Performance Goals are designed to motivate executive officers to achieve challenging, but attainable goals for talented executives. Strategic Scorecard Goals are designed to motivate executive officers to achieve the Company’s challenging, but attainable then current three-year strategic plan. The Compensation Committee sets the goals for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Financial Goals, Individual Performance Goals or Strategic Scorecard Goals are not fully achieved and greater-than-median awards when goals are exceeded. In March 2022, the Compensation Committee reduced the maximum payout percentage for the Company Financial/EPS Goal under the 2022 PIP from 150% to 115%. The maximum payout percentage under the PIP for the Named Executive Officers ranges from 125% to 200% for the Business Financial Goals (depending on the specific category of Business Financial Goal applicable to such Named Executive Officer) and is 115% for the Individual Performance Goals. With respect to the Strategic Scorecard Goals, the maximum percentage payout is 115% for the financial goals and 100% for the non-financial goals.

Since fiscal 2020, the Company has incorporated a diversity and inclusion metric in the PIP for all participants (including Named Executive Officers). For the 2022 PIP, the Compensation Committee expanded the environmental, social and governance goals for the Company’s executive officers to include diversity and inclusion, human capital and sustainability metrics as 20% of their Strategic Scorecard Goals.

For each Named Executive Officer (other than Mr. Bergman whose annual incentive compensation is described below), the Business Financial Goals and Individual Performance Goals are as follows:

Mr. Breslawski:

•	Business Financial Goals (20%). These goals measure actual achievement against the target goals of the Company’s operating income.

•

Individual Performance Goals (25%). The key individual goals measure actual achievement against the target goals related to (i) strategic planning projects, (ii) strategies to maximize business efficiencies and (iii) human capital development.

Mr. Paladino:

•	Business Financial Goal (20%). This goal measures actual achievement against the expense budget for the Company’s Corporate Finance Group.

•

Individual Performance Goals (25%). The key individual goals measure actual achievement against the target goals related to (i) transition of the Chief Financial Officer role, (ii) corporate finance strategic planning and (iii) human capital development.

Mr. South:

•	Business Financial Goal (20%). This goal measures actual achievement against the expense budget for the Company’s Corporate Finance Group.

•

Individual Performance Goals (25%). The key individual goals measure actual achievement against the target goals related to (i) transition to the Chief Financial Officer role, (ii) key investor relations initiatives and (iii) internal controls over financial and tax reporting and enterprise risk management.

Mr. Connett:

•

Business Financial Goals (40%). These goals measure actual achievement against the target goals of the Company’s operating income and net sales (excluding COVID-19 test kit earnings) for the North American Distribution Group.

•

Individual Performance Goals (15%). The key individual goals measure actual achievement against the target goals related to (i) human capital development, (ii) strategies related to customer initiatives and (iii) strategies to expand market share.

Mr. Mlotek:

•

Business Financial Goals (20%). These goals measure actual achievement against the target goals of (i) return on investment and operating income, in each case, following certain periods after acquisitions, (ii) merger and acquisition expenses and (iii) Corporate Business Development Group expenses.

•

Individual Performance Goals (25%). The key individual goals measure actual achievement against the target goals related to (i) key initiatives and business development projects, (ii) leadership and integration support for joint ventures and (iii) strategic planning and strategic initiatives.

The Strategic Scorecard Goals for each Named Executive Officer (including Mr. Bergman) measure (i) fiscal 2022 business financial performance against market performance, (ii) quantitative goals related to expanding the Company’s high growth, high margin businesses, (iii) achievement of performance against goals set out in the Company’s long range plan, (iv) operationalizing the Company’s One Distribution strategy (i.e., to more tightly integrate the management of our Dental and Medical distribution businesses to better leverage functions, talent, processes, and systems across our distribution businesses to enhance our customer experience and maximize efficiency and performance), and leveraging the Company’s One Schein customer offerings (a comprehensive network of innovative solutions and services, along with our distribution capabilities, to provide an enhanced experience), (v) advancing our digital transformation and (vi) environmental, social and governance goals, including human capital management (e.g., employee development and retention, increase diversity and inclusion through education, hiring and mentorship, increasing the representation of women and other underrepresented groups in senior operating roles and advancing demographic equity in alignment with our 2030 goals) and environmental sustainability (e.g., advancing our commitment to net zero emissions by 2050). The Strategic Scorecard Goals include financial goals awarded based on a leverage table with a maximum payout of 115% and no payout where performance achieved is under 70%, and non-financial goals with a maximum payout of 100%. On February 22, 2023, the Compensation Committee certified the achievement of the Strategic Scorecard Goals resulting in a payout of 94.2% of the 2022 Strategic Scorecard Goals portion of the PIP award set by the Compensation Committee under the 2022 PIP.

2022 PIP: Annual Incentive Compensation for Named Executive Officers (other than the CEO)

Due to the continued market uncertainty in early fiscal 2022 related to personal protection equipment that made it challenging to forecast performance targets, in March 2022, the Compensation Committee set the 2022 Company Financial/EPS Goal designed to result in an award payout equal to 100% under the 2022 PIP at a range of $4.83 to $4.91 (as opposed to a specific price target). Correspondingly, the Compensation Committee reduced the maximum payout under the 2022 Company Financial/EPS Goal portion of the 2022 PIP to be 115% instead of 150% which it had been in prior years.

In March 2023, the Compensation Committee completed the pre-defined process to adjust the goal and to approve the adjustments that were applied to the actual results, in each case, based on the pre-determined adjustments authorized under the PIP. For the 2022 PIP, adjustments to the 2022 Company Financial/EPS Goal included the effects during fiscal 2022 of the impact of completed and certain incomplete acquisitions, certain capital transactions (including capital stock repurchases), changes in foreign exchange rates and COVID-19 test kit earnings. As a result, the Compensation Committee approved an adjustment to the 2022 Company Financial/EPS Goal range to $4.28 to $4.36.

During the first quarter of 2023, the Chief Executive Officer reviewed, with respect to the 2022 fiscal year, the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers (other than himself), against the PIP performance goals that had been previously established, and submitted proposed PIP payouts for the participating officers to the Compensation Committee for review and approval. Our actual 2022 diluted EPS, adjusted in accordance with the PIP as noted above, was $4.34. This achievement resulted in a payout of 100% of the 2022 Company Financial/EPS Goal portion of the PIP award set by the Compensation Committee under the 2022 PIP. PIP awards for the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

2022 PIP: Annual Incentive Compensation for CEO

Mr. Bergman’s annual incentive compensation for 2022 had four components:

•	achievement of the 2022 Company Financial/EPS Goal, subject to the adjustments as described herein (weighted 60% of his total award);

•

the average performance of all executive officers and other executive management with respect to their Business Financial Goals under the PIP (excluding discretionary bonuses, if any) (weighted 10% of his total award);

•

the average performance of all executive officers and other executive management with respect to their Individual Performance Goals under the PIP (excluding discretionary bonuses, if any) (weighted 10% of his total award); and

•	the Company’s Strategic Scorecard Goals, subject to the adjustments as described herein (weighted 20% of his total award).

Based on 2022 achievement levels, the Compensation Committee determined Mr. Bergman was entitled to a $2,321,378 bonus under the PIP with respect to 2022 performance.

Clawback

Compensation paid under the PIP is subject to clawback whereby the Company has the right to recoup from the participant (including the Named Executive Officers) and the participant is required to repay the Company an amount equal to the PIP cash bonus paid to the participant if the participant engages in a competitive activity (as defined in the Company’s Management Team Performance Incentive Plan and Plan Summary, effective as of January 1, 2014) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date, but on or prior to the first anniversary of such payment date.

Long-Term Equity-Based Awards

The Company and the Compensation Committee believe that long-term equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of the design and administration of the Company’s executive compensation program.

Type of Award

Under the Company’s LTIP pursuant to the 2020 Stock Incentive Plan, in fiscal 2022, the Company allocated equity-based awards using a combination of:

•	PSUs;

•	RSUs; and

•	Options.

Following consultation with its independent compensation consultant, in March 2022, the Compensation Committee approved the awards under the 2022 LTIP for our CEO consisting of 60% PSUs, 20% RSUs and 20% Options and our Named Executive Officers (other than our CEO) consisting of 30% PSUs, 50% RSUs and 20% Options.

Vesting

PSUs generally vest 100% on the third anniversary of the grant date (three-year cliff vesting) upon achievement of specified performance vesting goals, and RSUs generally vest 100% on the fourth anniversary of the grant date (four-year cliff vesting), in each case subject to continued service from the grant date until the applicable vesting date (except that the grants provide for pro-rated or accelerated vesting upon certain qualifying terminations such as retirement, death or disability, or termination without cause following a change in control (as defined in the 2020 Stock Incentive Plan)).

Non-qualified stock options vest one-third each year on each of the first through third anniversaries of the grant date, subject to continued service from the grant date until the applicable vesting date (except that the grants provide for pro-rated or accelerated vesting upon certain qualifying terminations such as retirement, death or disability, or termination without cause following a change in control (as defined in the 2020 Stock Incentive Plan)). Options have an exercise price per share equal to the closing sale price of a share of the Company’s common stock on the grant date and expire on the tenth anniversary of the grant date, unless a termination of service had occurred prior to such date, in which case the unvested portion of the stock option is forfeited and the participant generally has 90 days (one year upon death or disability) to exercise the vested stock options following such termination. We estimate the fair value of stock options using the Black-Scholes valuation model.

None of our outstanding LTIP awards provide for single trigger acceleration of restricted stock units or stock options upon a change in control. Instead, in connection with a change in control, all outstanding restricted stock units and unvested stock options granted to our executive officers vest automatically upon a participant’s termination of employment by the Company without cause or by the participant for good reason (and for Mr. Bergman, also for retirement) occurring within two years after the change in control or in certain cases within 90 days prior to a change in control or after the first public announcement of a pending change in control. (See “Post Termination and Change in Control Calculation” table below and the accompanying footnotes.) Further, these awards are subject to a clawback policy whereby the Company has the right to recoup from the participant (including the Named Executive Officers) and the participant is required to repay the Company an amount equal to the fair market value of the aggregate shares of restricted stock units and the fair market value of the aggregate shares received upon exercise of a stock option (net of the aggregate exercise price paid in cash upon exercise of such stock option) payable to the participant if the participant engages in a competitive activity (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date, but on or prior to the first anniversary of such payment date.

Grant Date

All grants are issued on the date they are approved by the Compensation Committee or issued on a pre-determined date following approval by the Compensation Committee.

Performance Criteria

At the time the LTIP performance-based goal is set, it is substantially uncertain that the goal will be achieved. As the Company continues to grow, we continue to tie the performance goals to the Company’s earnings per share at growth rates that we believe exceed market growth for the markets in which we operate and reflect economic conditions. For fiscal 2022, the Compensation Committee set the maximum payout for PSUs at 150%.

In November 2021, the Compensation Committee considered the advantages and disadvantages of potential performance metrics (including, among others, relative total shareholder return, return on invested capital, revenue, operating income/margin) evaluated against the current performance objectives of the LTIP, including market data for large public companies’ practices. Following such review, for fiscal 2022, the Compensation Committee approved the continued use of three-year cumulative earnings per share as the metric for the 2022 LTIP. However, as described under “Compensation Discussion and Analysis—Say-on-Pay Votes and Stockholder Feedback” beginning on page 20, leading up to the 2022 Annual Meeting and in response to the meeting’s vote results, we increased our stockholder outreach efforts. During those discussions, several stockholders suggested using alternative metrics in the LTIP plan. As part of the Compensation Committee’s continued discussions of potential performance metrics for the LTIP, in March 2023, the Compensation Committee added a three-year average return on invested capital (ROIC) metric in the long-term incentive program design for PSUs issued in fiscal 2023, weighted at 25%, with three-year cumulative EPS weighted at 75%.

Pursuant to the 2022 LTIP, the Compensation Committee is required to adjust the EPS performance goal for the following factors (which factors were pre-established by the Compensation Committee in the first quarter of 2022):

•	acquisitions and new business ventures (based on the approved model) not initially considered when developing the goal including:

➢	the effect of accretion or dilution relating to unbudgeted acquisitions (or dispositions), but only for the first 12 months following the transaction (or shorter time period, if applicable);

➢	any gain, loss or expense related to the disposal of a business or discontinued operations that was not previously considered when developing the goal;

➢	unbudgeted acquisition and professional fees and expenses related to closed acquisitions or dispositions incurred in the year of the acquisition or disposition, but only for that year; and

➢

unbudgeted acquisition and professional fees and expenses relating to individual unclosed acquisitions or dispositions, where such fees and expenses exceed $300,000, in which case the effect of all such fees and expenses (from the first dollar) shall be excluded in the year of the acquisition or disposition, but only for that year;

•	capital transactions (including capital stock repurchases);

•	other differences in budgeted average outstanding shares other than those resulting from capital transactions referred to above;

•

restructuring costs incurred related to publicly announced restructuring plans and separately identified in the Company’s periodic filings, to the extent the adjustment was not already contemplated in the goal;

•	the financial impact, either positive or negative, of the changes in foreign exchange rates from the rates used in setting the three-year performance goal;

•

the financial impact, either positive or negative, of the difference in projected earnings generated by sales of COVID-19 test kits, as included in the 2022 budget, and actual earnings generated by sales of COVID-19 test kits;

•	changes in accounting principles or in applicable laws or regulations;

•	judgments, settlements or other payments, each exceeding $100,000, in connection with, or arising from, litigation matters; and

•	the impact of any increase or decrease in tax rates in any country in which the Company derives greater than 5% of its net income.

During the first quarter of fiscal 2020 and fiscal 2022, the Compensation Committee (i) set the three-year cumulative earnings per share as the target goal designed to result in a payout equal to 100% under the performance-based restricted stock unit awards granted in the applicable calendar year and (ii) approved the required adjustments to be made under the respective awards. Similar to previous years, the Company completed the pre-defined process to adjust goals and to approve the adjustments to be applied to the actual results, based on the pre-determined, required adjustments under the applicable LTIP.

With respect to outstanding PSU awards granted in fiscal 2020, the Compensation Committee decreased the performance goal due to the effects during fiscal 2022 of the impact of completed and certain incomplete acquisitions and changes in foreign exchange rates, which was partially offset by an increase from the impact of share repurchases. With respect to outstanding PSU awards granted in fiscal 2022, the Compensation Committee decreased the performance goal due to the effects during fiscal 2022 of the impact of completed and certain incomplete acquisitions, changes in foreign exchange rates and the financial impact of COVID-19 test kit earnings, which was partially offset by an increase from share repurchases. Accordingly, the Compensation Committee decreased the three-year EPS performance goal for outstanding PSUs granted in fiscal 2020 by 1% and decreased the three-year performance goal for outstanding PSUs granted in fiscal 2022 by 9%. These adjustments were reviewed and approved by the Compensation Committee. PSUs were not granted in fiscal 2021 but were reinstated in fiscal 2022.

Fiscal 2022 Annual LTIP Award

In March 2022, the Compensation Committee reinstituted the use of PSUs. All equity awards issued to executive officers in fiscal 2022 included performance-based vesting conditions for a percentage of the award. Mr. Bergman’s 2022 LTIP grant was 60% PSUs, 20% RSUs and 20% Options and our Named Executive Officers’ 2022 LTIP grants (other than Mr. Bergman) were 30% PSUs, 50% RSUs and 20% Options. Based on a review of competitive market practices and individual performance, and in connection with retirements and promotions of certain executive officers, the Compensation Committee approved the LTIP awards set forth in the table below to the NEOs in fiscal 2022. Each such grant was made under the Company’s 2020 Stock Incentive Plan.

Name and Principal Position	PSUs	RSUs	Options	Aggregate grant date fair value of 2022 LTIP[1]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	27,617	9,206	29,579	$3,971,000

James P. Breslawski Vice Chairman, President	6,315	10,525	13,527	$1,816,000

Ronald N. South Senior Vice President, Chief Financial Officer (Principal Financial Officer)	6,954	11,592	14,896	$2,000,000[2]

Steven Paladino Former Executive Vice President and Chief Financial Officer	1,881	3,137	4,031	$541,180[3]

Brad Connett Chief Executive Officer, North American Distribution Group	3,477	5,796	7,448	$1,000,000

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	6,433	10,722	13,780	$1,850,000

1 Based on a review of competitive market practices and individual performance, and in connection with retirements and promotions of certain executive officers, the Compensation Committee revised the value of the annual equity grants under the 2022 LTIP for the Named Executive Officers as compared to the value of their respective annual LTIP awards granted in fiscal 2021 (“2021 LTIP”) as follows: (i) for Mr. Bergman, the value increased by $189,200; (ii) for Mr. Breslawski, the value increased by $86,800; (ii) for Mr. South, the value increased by $685,000 (in connection with his promotion to further align his target equity compensation with market benchmarks for comparable roles); (iii) for Mr. Paladino, the value decreased by $1,079,120 as he received a pro-rated 2022 LTIP award through his retirement date of April 29, 2022; (iv) for Mr. Connett the value was nearly the same (a decrease of $50,000) and (v) for Mr. Mlotek the value increased by $337,500.

2 Includes the $1,000,000 promotional equity grant in connection with Mr. South’s promotion to our Executive Management Committee, effective January 5, 2022, and Chief Financial Officer, effective April 29, 2022.

3 Such equity award was granted to Mr. Paladino in connection with his role as Chief Financial Officer. (See the Director Compensation Table for disclosure of Mr. Paladino’s annual equity award in his role as non-employee director following his retirement as Chief Financial Officer on April 29, 2022.)

Under the 2022 LTIP, PSUs vest 100% on the third anniversary of the grant date (three-year cliff vesting) upon achievement of specified performance vesting goals, and RSUs vest 100% on the fourth anniversary of the grant date (four-year cliff vesting), in each case subject to continued service from the grant date until the applicable vesting date (except that the grants provide for pro-rated or accelerated vesting upon certain qualifying terminations such as retirement, death or disability, or termination without cause following a change in control (as defined in the 2020 Stock Incentive Plan)).

PSUs granted to Named Executive Officers that vested in Fiscal 2022

On March 4, 2022, the PSUs granted under the LTIP granted in 2019 (“2019 LTIP”) vested. (The vesting date of March 5, 2022 was a Saturday so the PSUs vested on the preceding business day.) With respect to such awards, on March 5, 2019, the Compensation Committee set the three-year cumulative EPS at $11.03, representing the target goal designed to result in an LTIP award payout equal to 100%. Similar to previous years, the Compensation Committee completed a pre-defined process to adjust the goal and to approve the adjustments that were made to the actual results, in each case, based on adjustments authorized under the 2019 LTIP. For the 2019 LTIP, the performance goal was adjusted to account for the impact of completed and certain incomplete acquisitions and dispositions, certain capital transactions (including capital stock repurchases) and the effects of changes in foreign exchange rates from the rates used in setting the goal. The three-year cumulative EPS performance goal for the PSUs granted under the 2019 LTIP was $11.05 (as adjusted) and the actual three-year cumulative EPS was $11.01 (as adjusted). These adjustments were reviewed and approved by the Compensation Committee. On March 4, 2022, such awards vested with an achievement of 99.6% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 96.4% of the original number of shares/units underlying the award granted (based on target goal performance).

On December 30, 2022, the time-based restricted stock units awarded to Mr. Bergman under the September 2019 RSU Award (as defined below) vested. To induce Mr. Bergman to accept the terms of the amended and restated employment agreement (which included a three-year renewal of his employment term), entered into on August 8, 2019, the Compensation Committee approved the grant of a restricted stock unit award under the Company’s 2013 Stock Incentive Plan (now known as the 2020 Stock Incentive Plan) to Mr. Bergman, with an aggregate grant date fair value of $6,450,000 (“September 2019 RSU Award”). The September 2019 RSU Award was allocated with 52,500 restricted stock units being awarded in the form of a performance-based restricted stock unit award (the “2019 PSU Award”) and 52,500 restricted stock units being awarded in the form of a time-based restricted stock unit award (the “2019 RSU Award”), each with a grant date of September 9, 2019. The 2019 RSU Award vested on December 30, 2022. (The vesting date of December 31, 2022 was a Saturday so the RSUs vested on the preceding business day.) The 2019 PSU Award vested on March 1, 2023, the date the Compensation Committee certified achievement of the performance goal. Mr. Bergman’s 2019 PSU Award was based on the same performance factor as the Company’s performance-based awards granted under the LTIP in 2020 (the “2020 LTIP”) as described below.

As stated above, on March 1, 2023, Mr. Bergman’s 2019 PSU Award vested. On March 3, 2023, the 2020 LTIP PSUs granted to the Named Executive Officers (including Mr. Bergman) vested. With respect to the 2020 LTIP PSUs and Mr. Bergman’s 2019 PSU Award, on March 3, 2020, the Compensation Committee set the three-year cumulative EPS at $11.72, representing the target goal designed to result in an LTIP award payout equal to 100%. Similar to previous years, the Compensation Committee completed a pre-defined process to adjust the goal and to approve the adjustments that were made to the actual results, in each case, based on adjustments authorized under such LTIP program. For the 2020 LTIP PSUs and Mr. Bergman’s 2019 PSU Award, the goal was adjusted to account for the impact of acquisitions and dispositions, certain capital transactions (including capital stock repurchases) and the effects of changes in foreign exchange rates from the rates used in setting the goal and the financial impact of COVID-19 test kit earnings. The three-year cumulative EPS performance goal for the 2020 LTIP PSUs and Mr. Bergman’s 2019 PSU Award was $11.74 (as adjusted) and the actual three-year cumulative EPS was $12.14 (as adjusted). These adjustments were reviewed and approved by the Compensation Committee. With respect to each of Mr. Bergman’s 2019 PSU Award and the 2020 LTIP PSUs, such awards vested with an achievement of 103.4% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 150% of the original number of shares/units underlying the award granted (based on target goal performance).

Benefits and Perquisites

The Company’s executive compensation program also includes benefits and perquisites. These benefits include annual matching contributions of up to 7% of base salary to executive officers’ 401(k) Plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, health benefits, annual executive health physicals, automobile allowances, life insurance coverage, disability and business travel insurance. In March 2022, with the assistance of Pearl Meyer and Willis Towers Watson, the Compensation Committee reviewed benchmarking data related to the Company’s automobile allowance policy in the United States and decided to discontinue the policy of paying certain U.S. TSMs (Vice Presidents, Senior Vice Presidents and Executive Vice Presidents) (excluding our CEO who did not have an automobile allowance) $20,400 per year as a separate monthly payment and instead, effective May 2, 2022, such amount was added to base salary for such TSMs. The Company also maintains a deferred compensation plan (the “Deferred Compensation Plan”) under which the Named Executive Officers may participate. The Company does not make any contributions to the Deferred Compensation Plan and all amounts outstanding under the Deferred Compensation Plan consist solely of participant contributions. The Company annually reviews these benefits and perquisites and makes adjustments as warranted based on competitive practices and the Company’s performance.

A portion of the administrative services provided to Mr. Bergman has been determined to be non-business related and such portion is included in his taxable income as additional compensation. The administrative services include clerical and secretarial assistance designed primarily to minimize the amount of time Mr. Bergman devotes to administrative matters other than Company business, to provide opportunities for Mr. Bergman to undertake, among other things, philanthropic causes, social responsibility activities and non-business-related leadership roles. The Compensation Committee has approved these benefits and perquisites as a reasonable component of the Company’s executive officer compensation program in light of historical and competitive market practices. (See the “All Other Compensation” column in the Summary Compensation Table.)

From time to time, the Company utilizes Company-owned and Company-leased vehicles (each a “Company vehicle”) and Company-employed drivers to efficiently optimize management’s time for business travel. If the Company vehicle and Company-employed driver is used for personal purposes, the executive reimburses the Company the value of the personal usage of the Company vehicle and Company-employed driver’s time at the greater of the amount of incremental cost to the Company under SEC rules and the imputed income to the executive using the Standard Industry Fare Level (SIFL) under the Internal Revenue Service regulations. Additionally, from time to time, the Company utilizes hourly leased aircraft to efficiently optimize management’s time for business travel. If seating is available, the Company permits an executive’s spouse or other guests to accompany the executive on the flight. In all cases, if the aircraft is used for personal purposes, the executive reimburses the Company the value of the personal usage of the aircraft at the greater of the amount of incremental cost to the Company under SEC rules and the imputed income to the executive using the Standard Industry Fare Level (SIFL) under the Internal Revenue Service regulations.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards without encouraging inappropriate risk-taking by our executive officers. By following this approach, we provide the executive a measure of security with a minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and its stockholders, and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual incentive program (i.e., the PIP) and our annual LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay (performance-based annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market.

Our pay mix has resulted in a team of long-tenured, seasoned managers who we believe have a strong commitment to the Company’s long-term performance.

Pay Levels and Benchmarking

Pay levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which is reviewed annually and may change from year to year. The peer group of companies is set by the Compensation Committee and consists of companies engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies. The Compensation Committee determines the peer group of companies based on the following considerations, among other things: (i) Standard Industrial Classification or SIC codes; (ii) Global Industry Classification System or GICS; (iii) companies identified by Hoover’s, Inc. as our peer companies; (iv) companies listed as peers by our current list of peer companies and (v) company size, including, among other things, size by market capitalization, revenue and number of employees. Based on such analysis, in November 2021, the Compensation Committee determined that the peer group of companies used for fiscal 2022 should be the same as the peer group used for fiscal 2021. Accordingly, the fiscal 2022 peer group includes the following companies: AmerisourceBergen Corporation; Baxter International Inc.; Cardinal Health, Inc.; DaVita Inc.; Dentsply Sirona Inc.; Fastenal Company; Laboratory Corporation of America Holdings; MSC Industrial Direct Co., Inc.; Owens & Minor, Inc.; Patterson Companies, Inc.; Quest Diagnostics, Inc.; W.W. Grainger, Inc. and WESCO International Inc. At management’s direction, Willis Towers Watson, a professional services/human resources consulting company, prepares a survey containing the peer group analysis and comparative data for companies with revenues between $8 billion and $15 billion for the Company. This information is shared with the Compensation Committee and the Compensation Committee reviews such information with Pearl Meyer, an independent compensation consultant.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation goals based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary, target annual incentive compensation and equity-based compensation for each executive will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay goals for specific individuals vary based on a number of factors such as scope of duties, potential for advancement, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Conclusion

The level and mix of compensation that is finally decided upon by the Compensation Committee is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors may have influenced the compensation decisions.

Post Termination and Change in Control

The Company believes that a strong, motivated management team is essential to the best interests of the Company and its stockholders. To that end, we have an employment agreement with Mr. Bergman (which includes a change in control provision) and we have had change in control agreements with certain executive officers (including Mr. Breslawski, Mr. Paladino and Mr. Mlotek) since 2003, which were amended in 2012 to, among other things, eliminate the gross-up for excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Additionally, on May 2, 2022, the Compensation Committee approved the adoption of the Henry Schein, Inc. Executive Change in Control Plan (the “CIC Plan”) which applies to those executive officers who are not already a party to a change in control agreement with the Company (including Mr. South and Mr. Connett). The terms and conditions set forth in the CIC Plan are substantially similar to the terms and conditions contained in the change in control agreements.

The change in control agreements and the CIC Plan each provide for certain payments to be made upon termination of employment under certain circumstances, including if the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control of the Company. (See “Employment and Letter Agreements and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of these agreements.) The Company does not provide any tax gross-ups to our executive officers (other than for relocation expenses).

Stock Ownership Policy

The Board of Directors believes that, to align the interests of the executive officers, other executive management and directors of the Company with the interests of the stockholders of the Company, the executive officers, other executive management and directors should have a financial stake in the Company. The Nominating and Governance Committee adopted a policy requiring (i) the Company’s Chief Executive Officer to own equity in the Company equal to a minimum of six times his annual base salary, (ii) each executive officer who reports directly to the Company’s Chief Executive Officer to own equity in the Company equal to a minimum of three times such executive officer’s annual base salary and (iii) all executive officers who do not report directly to the Company’s Chief Executive Officer and all other executive management to own equity in the Company equal to a minimum of two times such person’s annual base salary. Newly appointed executive officers and other executive management will have five years from the date of their appointment to comply with the Company’s stock ownership policy. Upon request, the Nominating and Governance Committee may consider whether exceptions should be made for any such person on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Nominating and Governance Committee. For fiscal 2022, equity includes: shares of any class of capital stock; shares of vested restricted stock; unvested RSUs (after netting an estimated amount for taxes), vested shares of common stock held in such executive officer’s 401(k) Plan account; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such person’s annual base salary must be owned by such person in the form of shares of common stock. The stock ownership policy for non-employee directors of the Company is set forth under “Executive and Director Compensation—Director Compensation for Fiscal 2022—Stock Ownership Policy.”

Further, as a guideline, executive officers and other executive management may only sell up to 75% of the equity value above the ownership requirement. Also, an executive officer’s or other executive management’s equity in the Company may not be sold until such person satisfies the Company’s stock ownership policy.

All executive officers and other executive management are in compliance with the Company’s stock ownership policy.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits hedging or other derivative transactions and pledging of Company stock by its executive officers and other executive management.

Incentive Compensation Recoupment (Clawback) Policy

On March 1, 2016, upon recommendation of the Compensation Committee, the Board of Directors adopted a clawback policy, effective as of February 1, 2016, to allow the Company to recoup cash and equity incentive compensation awarded or granted after the policy’s effective date to Named Executive Officers and other executive officers and executive management designated by the Board of Directors. In the event a restatement of the Company’s financial statements is required due to material noncompliance with any accounting requirements, the recoupment applies to incentive compensation earned during the prior three-year period that is in excess of the amount that would have been paid or awarded had such incentive compensation been calculated based on the restatement results. The policy applies regardless of fault in the circumstances leading to the restatement.

Impact of Tax and Accounting

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, grants of stock options, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the awards being issued. For restricted stock units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares/units granted. For non-qualified stock options, the fair value is based on the Black-Scholes value of the stock options. Nearly all equity grants made from March 2009 through the end of the Company’s fiscal 2020 year and a percentage of the grants awarded in fiscal 2021 and fiscal 2022 have been awards of restricted stock units, with the remaining being awards of Options. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee is mindful of the fact that, with respect to stock options, the accounting charge is not reversible should the stock option expire with a market price less than the exercise price.

Section 162(m) of the Code generally limits the deductibility of compensation in excess of $1 million in any taxable year paid to Named Executive Officers. The Compensation Committee generally expects that compensation paid to the Named Executive Officers in excess of $1 million will not be deductible, subject to an exception for compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that has not been materially modified.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Deborah Derby, Chairperson
Joseph L. Herring
Bradley T. Sheares, Ph.D.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of March 27, 2023 are:

Name	Age	Position
Stanley M. Bergman	73	Chairman, Chief Executive Officer, Director
James P. Breslawski	69	Vice Chairman, President, Director
David Brous	54	Chief Executive Officer, Strategic Business Group
Brad Connett	64	Chief Executive Officer, North America Distribution Group
Michael S. Ettinger	61	Executive Vice President, Chief Operating Officer
Lorelei McGlynn	59	Senior Vice President, Chief Human Resources Officer
Mark E. Mlotek	67	Executive Vice President, Chief Strategic Officer, Director
Walter Siegel	63	Senior Vice President and Chief Legal Officer
Ronald N. South	61	Senior Vice President and Chief Financial Officer

The biographies for Messrs. Bergman, Breslawski, Mlotek and Paladino follow the table listing our directors under “Proposal 1—Election of Directors” set forth above. Biographies for our other executive officers are:

DAVID BROUS has been with the Company since 2002 and in his current position as Chief Executive Officer, Strategic Business Group since 2021. He is also a member of our Executive Management Committee. In his role managing the Strategic Business Group, Mr. Brous leads the Company’s manufacturing and service-based endodontic and other health care businesses. Mr. Brous also has executive responsibility for the International Distribution Group. Prior to holding his current position, Mr. Brous held many positions within the Company, including President, Strategic Business Units Group and Asia Pacific & Brazil Dental from 2019 through September 2021 (responsible for the management of the Company’s portfolio of manufacturing and specialty businesses as well as select joint ventures and specialty projects), and leading and managing the Corporate Business Development Group and the International Healthcare Group (managing our International Animal Health business, International Medical business and Australia/New Zealand Dental business). He has extensive international experience, having taken on international assignments within the Company.

BRAD CONNETT has been with the Company since 1997, and in his current position as Chief Executive Officer, North America Distribution Group since 2021. He is also a member of our Executive Management Committee. Mr. Connett is responsible for the Dental and Medical distribution businesses in North America. Prior to holding his current position, Mr. Connett held positions of increasing responsibility within the Company, including President, U.S. Medical Group from 2019 through September 2021. Throughout his career, he has received numerous industry honors, including the John F. Sasen Leadership Award from the Health Industry Distributors Association (HIDA) in recognition of his service to the industry, and induction into the Medical Distribution Hall of Fame by Repertoire Magazine.

MICHAEL S. ETTINGER has been with the Company since 1994, and in his current position as Executive Vice President and Chief Operating Officer of the Company since July 1, 2022. He is also a member of our Executive Management Committee. As Executive Vice President and Chief Operating Officer, Mr. Ettinger oversees the Office of the CEO (including Henry Schein Cares, the Company’s global corporate social responsibility program), as well as the Company’s corporate affairs, corporate communications, legal, compliance and regulatory, global human resources, global security, global supply chain and information technology functions. Mr. Ettinger is also a member of the board of directors of the Henry Schein Cares Foundation, Inc. Prior to his current position, Mr. Ettinger served as Senior Vice President, Corporate & Legal Affairs and Chief of Staff, Secretary from 2015 to 2022, Senior Vice President, Corporate & Legal Affairs and Secretary from 2013 to 2015; Corporate Senior Vice President, General Counsel & Secretary from 2006 to 2013; Vice President, General Counsel and Secretary from 2000 to 2006; Vice President and Associate General Counsel from 1998 to 2000 and Associate General Counsel from 1994 to 1998. Before joining the Company, Mr. Ettinger served as a senior associate with Bower & Gardner and as a member of the Tax Department at Arthur Andersen.

LORELEI MCGLYNN has been with the Company since 1999 and in her current position as Senior Vice President, Chief Human Resources Officer since 2013. She is also a member of our Executive Management Committee. In her current position, Ms. McGlynn leads all aspects of the Company’s global human resources strategy and programs for Team Schein Members around the world. Key focus areas include organizational culture, engagement, talent acquisition, talent management, organizational development, diversity, equity, inclusion, total rewards and wellness. Prior to holding her current position, Ms. McGlynn served as Vice President, Global Human Resources and Financial Operations from 2008 to 2013, Chief Financial Officer, International Group and Vice President, Global Financial Operations from 2002 to 2008 and Vice President, Finance, North America from 1999 to 2002. Through these various roles with the Company, Ms. McGlynn attained significant global experience in the Company’s operations around the world. Prior to joining the Company, Ms. McGlynn served as Assistant Vice President of Finance at Adecco Corporation. Ms. McGlynn is a Certified Public Accountant (CPA), a Senior Professional in Human Resources (SPHR) and a SHRM – Senior Certified Professional (SHRM-SCP).

WALTER SIEGEL has been with the Company since 2013 and in his current position as Senior Vice President and Chief Legal Officer since 2021. He is also a member of our Executive Management Committee. Mr. Siegel is responsible for the Company’s worldwide legal, compliance and regulatory functions and activities. He previously served as Senior Vice President and General Counsel from 2013 to 2021, where he advised the Company on a broad range of legal matters affecting various business units. In this role, he managed the Company’s mergers and acquisitions activities, litigation portfolio, intellectual property portfolio and SEC reporting. Mr. Siegel will continue to manage input from outside counsel on corporate and litigation matters, and oversee and participate in drafting a broad range of commercial documents and contracts between the Company’s business units (and affiliates) and third parties. Mr. Siegel brings to the Company a diverse and wide background of legal expertise, including mergers and acquisitions, partnerships, securities, litigation and regulatory matters. From 2005 to 2012, Mr. Siegel held positions of increasing responsibility, including Senior Vice President, General Counsel and Secretary, for Standard Microsystems Corporation, a publicly traded global semiconductor company.

RONALD N. SOUTH has been with the Company since 2008 and in his current position as Senior Vice President and Chief Financial Officer (and principal financial officer and principal accounting officer) since April 2022. He is also a member of our Executive Management Committee and a member of the board of directors of the Henry Schein Cares Foundation, Inc. Previously Mr. South served as Henry Schein’s Vice President, Corporate Finance from 2008 through April 2022 and Chief Accounting Officer from 2013 through April 2022, responsible for the Company’s internal and external financial reporting and corporate tax functions. Prior to joining the Company in 2008 as Vice President, Corporate Finance, Mr. South held several leadership roles at Bristol-Myers Squibb, where he served as Vice President, Finance, for the Cardiovascular and Metabolic business lines, Vice President, Controller, for its U.S. Pharmaceutical Division, and Vice President, Corporate General Auditor. Prior to Bristol-Myers Squibb, he served as North American Director of Corporate Audit at PepsiCo, and held several roles of increasing responsibility with PricewaterhouseCoopers LLP, where he advised clients located in the United States, Europe and Latin America. Mr. South is a certified public accountant.

Other Executive Management

Other members of our executive management and their ages and positions as of March 27, 2023 include:

Name	Age	Position
Andrea Albertini	53	Chief Executive Officer, International Distribution Group
Leigh Benowitz	55	Senior Vice President and Chief Global Digital Transformation Officer
Trinh Clark	49	Senior Vice President and Chief Global Customer Experience Officer
James Mullins	58	Senior Vice President, Global Supply Chain
Kelly Murphy	42	Senior Vice President, General Counsel
Christopher Pendergast	60	Senior Vice President, Chief Technology Officer
Michael Racioppi	68	Senior Vice President, Chief Merchandising Officer
René Willi, Ph.D.	55	Chief Executive Officer, Global Oral Reconstruction Group

Biographies for such other members of our executive management are:

ANDREA ALBERTINI has been with the Company since 2013, and in his current position since February 2023 as Chief Executive Officer, International Distribution Group, which combines the Dental and Medical distribution businesses of Henry Schein operating outside of North America. He is also a member of our Executive Management Committee. Mr. Albertini joined the Company in 2013 and prior to his current position, he held a number of key positions of increasing responsibility within the Company including President, International Distribution Group from 2021 to February 2023, President of our EMEA Dental Distribution Group from 2019 to 2021 and Vice President of International Dental Equipment from 2013 to 2019. Through his prior positions within the Company, Mr. Albertini gained increasing responsibility and management of the Company’s portfolio of businesses in Europe, the Middle East, Africa and China. Prior to joining the Company, Mr. Albertini held leadership positions at Cefla Dental Group and Castellini, leading global manufacturers of dental and medical equipment and instruments.

LEIGH BENOWITZ has been with the Company since 2017, and in her current position as Senior Vice President and Chief Global Digital Transformation Officer since August 2022. She is also a member of our Executive Management Committee. In this role, Ms. Benowitz is responsible for leading the Global eCommerce Transformation Organization, which is focused on accelerating the adoption of digital commerce technologies across the Company and driving the transformation of the Company’s business strategy and operations using digital technology. She also leads the implementation of the Company’s global e-commerce platform. Before joining the Company, Ms. Benowitz attained significant experience in the financial services industry, and held a variety of marketing and digital leadership positions at Citibank, N.A.

TRINH CLARK has been with the Company since 2007, and in her current position as Senior Vice President and Chief Global Customer Experience Officer since August 2022. She is also a member of our Executive Management Committee. Ms. Clark is responsible for leading the Global Customer Experience Organization, which is focused on driving an exceptional customer experience across all of the Company’s sales channels, as well as global brand marketing strategy, including the Henry Schein brand. Ms. Clark has served in a variety of leadership roles at the Company and has nearly 25 years of health care industry experience. Prior to joining the Company, she was an early member of eSurg Corp., an online distributor of pharmaceutical, surgical, office and medical supplies.

JAMES MULLINS has been with the Company since 1988, and in his current position as Senior Vice President, Global Supply Chain since 2018. He is also a member of our Executive Management Committee. Mr. Mullins is responsible for leading global supply chain, the U.S. customer service function, acquisitions and integration activity for Global Services and partnering with the Company’s specialty manufacturing business leaders to share best practices across the organization. Prior to holding his current position, Mr. Mullins held a number of key positions of increasing responsibility within the Company, including Global Chief Customer Service Officer.

KELLY MURPHY has been with the Company since 2011, and in her current position as Senior Vice President and General Counsel since 2021. She is also a member of our Executive Management Committee. Prior to holding her current position, Ms. Murphy held several key positions of increasing responsibility within the Company’s legal function, most recently serving as Vice President and Deputy General Counsel from 2020 to 2021. As General Counsel, she is responsible for the Company’s legal activities related to mergers and acquisitions globally, corporate governance, litigation and other general corporate legal matters. Through her prior positions within the Company, Ms. Murphy attained significant legal experience and expertise, including with respect to mergers and acquisitions, partnerships, securities, litigation and regulatory matters. Ms. Murphy began her legal career as a legal associate at the global law firm of Clifford Chance, LLP, where she represented companies and financial institutions on a variety of domestic and international corporate matters.

CHRISTOPHER PENDERGAST has been with the Company since 2018 as Senior Vice President and Chief Technology Officer. He is also a member of our Executive Management Committee. Mr. Pendergast brings more than 30 years of experience leading large-scale global IT organizations for companies experiencing growth through acquisition, global expansion and implementing new business models. His expertise includes leading organizations through transformational change, connecting IT to the needs of the business, converting digital complexity into strategy and aligning IT costs. Prior to joining the Company, Mr. Pendergast held global leadership roles, including Chief Technology Officer and Chief Information Officer, at VSP Global, which provides access to eye care and eyewear. During his 10 year tenure at VSP Global, he drove strategy and continuous transformation, optimization and modernization initiatives. Prior to VSP Global, he served in roles of increasing responsibility at Natural Organics, Inc., IdeaSphere Inc./Twinlab Corporation, Rohm and Hass and IBM Corporation.

MICHAEL RACIOPPI has been with the Company since 1992, and in his current position as Senior Vice President, Chief Merchandising Officer since 2008. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Racioppi served as President, Medical Group from 2000 to 2008 and Interim President from 1999 to 2000 and Corporate Vice President from 1994 to 2008, with primary responsibility for the Medical Group, Marketing and Merchandising departments. Mr. Racioppi served as Senior Director, Corporate Merchandising from 1992 to 1994. He currently serves on the board of National Distribution and Contracting and he previously served on the board of the Healthcare Distribution Management Association and the Health Industry Distributors Association (HIDA). Before joining the Company, he was employed by Ketchum Distributors, Inc. as the Vice President of Purchasing and Marketing.

RENÉ WILLI, PH.D. has been with the Company since 2013, and in his current position as Chief Executive Officer, Global Oral Reconstruction Group since 2021. He previously served as President, Global Dental Surgical Group from 2013 to 2021. He is also a member of our Executive Management Committee. Prior to joining the Company, Dr. Willi held senior level roles with Institut Straumann AG from 2005 to 2013, including as Executive Vice President, Surgical Business Unit. Prior to Straumann, he held roles of increasing responsibility in Medtronic Plc’s cardiovascular division from 2003 to 2005 and with McKinsey & Company as a management consultant from 2000 to 2003. Dr. Willi is a member of the board of directors of medmix Ltd (and is a member of its audit committee).

 Summary Compensation Table for Fiscal 2022, Fiscal 2021 and Fiscal 2020

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compen-sation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	2022 2021 2020	$1,571,554 $1,534,262 $751,037	$0 $0 $0	$3,176,804 $4,257,489 $3,438,000	$794,196 $1,512,720 $0	$2,321,378 $3,243,324 $1,878,390	$0 $0 $0	$391,203[5] $238,385 $172,210	$8,255,135 $10,786,180 $6,239,637

James P. Breslawski Vice Chairman, President	2022 2021 2020	$831,661 $798,642 $604,341	$0 $0 $0	$1,452,800 $1,628,311 $1,572,000	$363,200 $691,680 $0	$832,274 $1,104,178 $705,713	$0 $0 $0	$84,918[6] $92,221 $57,106	$3,564,853 $4,315,032 $2,939,160

Ronald N. South Senior Vice President, Chief Financial Officer (Principal Financial Officer)	2022	$520,064	$0	$1,600,042	$399,958	$527,235	$0	$50,113[6]	$3,097,412

Steven Paladino Former Executive Vice President and Chief Financial Officer	2022 2021 2020	$220,546 $629,938 $476,743	$0 $0 $0	$432,948 $1,526,035 $1,473,000	$108,232 $648,120 $0	$272,237[7] $980,240 $614,385	$0 $0 $0	$67,281[6] $74,658 $42,153	$1,101,244[8] $3,858,991 $2,606,281

Brad Connett Chief Executive Officer, North American Distribution Group	2022	$599,196	$1,476,946[9]	$800,021	$199,979	$564,237	$0	$56,590[6]	$3,696,969

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	2022 2021 2020	$658,819 $629,938 $476,743	$0 $0 $0	$1,480,007 $1,424,419 $1,375,000	$369,993 $605,000 $0	$692,150 $783,424 $557,631	$0 $0 $0	$65,798[6] $80,740 $44,557	$3,266,767 $3,523,521 $2,453,931

1 Represents additional incentive compensation (i.e., bonus) that was awarded at the discretion of the Compensation Committee. For Mr. Connett, such amounts were paid pursuant to the Connett Letter Agreement and Connett Incentive Bonus, each as described below under “Executive and Director Compensation—Employment and Letter Agreements and Post Termination and Change in Control Arrangements—Agreements with Mr. Connett”).

2 These amounts include RSUs and PSUs granted to Named Executive Officers on March 16, 2022. These amounts represent restricted stock units valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Consolidated Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 21, 2023.

3 Represents Options valued based on the Black-Scholes valuation model in accordance with FASB ASC Topic 718. Information regarding assumptions made in valuing the Option awards can be found in Note 16 of the “Notes to Consolidated Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 21, 2023.

4 Represents annual incentive compensation (i.e., bonus) paid under the PIP. See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

5 Includes the following: (i) $20,500 matching contribution under 401(k) Plan account; (ii) $19,776 in excess life insurance premiums; (iii) $89,509 in SERP contribution; (iv) $1,188 in excess business travel insurance; (v) $18,196 in personal commuting expenses for use of the Company’s car service; (vi) $177,634 for the cost of providing administrative services to Mr. Bergman; (vii) $64,000 in legal fees incurred in connection with the negotiation of his amended and restated employment agreement and (viii) $400 for the cost of providing telephone services. The amount totaling $260,230 (under items (v), (vi), (vii) and (viii) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile, but Mr. Bergman did not use a Company automobile in fiscal 2022.

6 For each of Messrs. Breslawski, South, Paladino, Connett and Mlotek, includes the following: (i) $6,800 in automobile allowance; (ii) $20,500 in matching contribution under 401(k) Plan account (except for Mr. Paladino whose matching contribution was $15,438); (iii) $341 in excess business travel insurance (except for Messrs. South and Paladino whose excess business travel insurance was $227 and $114, respectively); (iv) $15,850, $6,700, $4,347, $7,524 and $12,558, respectively, in excess life insurance premiums and (v) $37,698, $15,886, $0, $21,425 and $25,599 in SERP contribution. For Mr. Breslawski, such amount also includes $3,729 for the cost of an executive health exam. For Mr. Paladino, such amount also includes $10,601 for the cost of a retirement gift, $24,981 payout upon retirement of his unused paid time off and a $5,000 service award for 35 years with the Company. Effective May 2, 2022, the Company discontinued its auto allowance policy of paying certain U.S. employees (Vice Presidents and above, excluding our CEO) $20,400 per year as a separate monthly payment and instead added such amounts to base salary for such employees.

7 Mr. Paladino received a pro-rated 2022 target PIP bonus for fiscal 2022 due to his announced retirement, effective April 29, 2022, which amount was equal to one-third of his 2021 target PIP bonus. $272,237 represents the amount paid upon achievement of the performance goals for such PIP bonus.

8 Mr. Paladino retired as the Company’s Chief Financial Officer on April 29, 2022 but continued as a non-employee director during fiscal 2022. He received $60,082 in cash compensation and $175,000 in grant date fair value of equity compensation in fiscal 2022 in his capacity as a non-employee director. Such amounts are not included in the Summary Compensation Table but are included in the Director Compensation Table for Fiscal 2022. (See “Director Compensation for Fiscal 2022” table).

9 As disclosed under “Employment and Letter Agreements and Post Termination and Change in Control Arrangements—Agreements with Mr. Connett,” the amount set forth in the Bonus column for Mr. Connett for fiscal 2022 represents (i) a retention bonus of $1,000,000 paid to Mr. Connett in 2022 pursuant to a letter agreement and (ii) an incentive bonus paid to Mr. Connett related to his promotion in 2021 to Chief Executive Officer, North American Distribution Group, where Mr. Connett was granted a cash incentive tied to certain operating income thresholds being met with respect to our U.S. medical division for 2021 and 2022. The total value of the opportunity was $600,000, $200,000 of which was paid in 2021 upon Mr. Connett’s promotion and an additional $476,946 was paid in March 2023 as a result of the actual operating income with respect to our U.S. medical division for 2021 and 2022 exceeding the operating income thresholds.

CEO Pay Ratio

As a result of the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, using certain permitted methodologies. We have used the same median employee for each of the last three fiscal years. Accordingly, we have re-identified our median employee for fiscal 2022, rather than using the same median employee used in preparing our fiscal 2021 proxy ratio.

To determine our median employee, we utilized data as of October 1, 2022 (the “Determination Date”). We excluded 994 employees from the following eight countries/territories, which represents approximately 4.8% of the Company’s total employee population: Chile, China, Italy, Mexico, Portugal, South Africa, Spain and Thailand. For purposes of determining this exclusion, the Company had approximately 11,000 U.S. employees and approximately 9,600 non-U.S. employees as of the Determination Date.

Country/Territory	Approximate Number of Employees	Approximate Percentage of Total Population
Chile	22	0.11%
China	499	2.42%
Italy	77	0.37%
Mexico	13	0.06%
Portugal	10	0.05%
South Africa	90	0.44%
Spain	136	0.66%
Thailand	147	0.71%

We then examined the 2022 total annual cash compensation, including base salary, overtime, bonus and commission (excluding benefits) for all individuals, excluding our CEO, who were employed by us on the Determination Date. We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We calculated annual base salary based on a reasonable estimate of hours worked during 2022 for hourly employees, and upon salary levels for the remaining employees. Other than the foregoing, we did not make any material assumptions, adjustments, or estimates with respect to total cash compensation. We annualized the total cash compensation for full-time employees who commenced work after January 1, 2022. We used a valid statistical sampling approach to estimate the total cash compensation for our median employee by selecting an employee whose total cash compensation was at or near the value of the median employee’s compensation.

After identifying the median employee based on total cash compensation, we calculated total annual compensation for that employee and the CEO using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table. We also added the value of employer provided health and welfare benefits and employer retirement contributions to both the CEO and the median employee compensation, as such benefits represent a significant component of our employees’ total compensation.

The median employee’s total annual compensation (including health and welfare benefits and employer retirement contributions) in fiscal 2022 was $72,635. The CEO’s total annual compensation (including health and welfare benefits and employer retirement contributions) in fiscal 2022 was $8,290,615. Therefore, for fiscal 2022, the ratio of CEO pay to median employee pay was 114:1.
Pay
Versus Performance
As
a result of the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K
(“PvP Rules”), we are providing the following information about the relationship between “compensation actually paid” to our CEO (referred to below as our Principal Executive Officer or PEO) and average “compensation actually paid” to our other NEOs and certain metrics of our financial performance for the last three years, in each case, calculated in accordance with the PvP Rules.
For purposes of this disclosure, “compensation actually paid” or “CAP” to our PEO and other NEOs represents an amount calculated based on the SEC’s prescribed formula. CAP is not compensation actually earned by or paid to our named executive officers in each respective year. Neither the Compensation Committee nor the executives of our Company directly used the information in this table or the related disclosures when making compensation decisions for 2022. For details about the Company’s pay-for-performance
philosophy and how the Compensation Committee makes its decisions about executive pay, see the Compensation Discussion and Analysis beginning on page 17 of this proxy statement.
Pay Versus Performance Table

					Value of initial fixed $100 investment based on
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO 1	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs 2	Total Shareholder Return 3	Peer Total Shareholder Return 3	Net Income/ (Loss) (in millions)	Company-Selected Measure: Adjusted EPS 4
2022	$8,255,135	$9,962,917	$2,945,446	$3,402,202	$120	$136	$538	$4.34
2021	$10,786,180	$28,293,056	$3,854,485	$7,569,084	$113	$142	$631	$4.48
2020	$6,239,637	($8,384,241)	$2,649,163	($811,730)	$99	$114	$404	$2.97

1
The dollar amounts reported in this column represent the CAP to our PEO, Mr. Bergman, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Bergman during the applicable year.
2
The dollar amounts reported in this column represent the CAP to our
Non-PEO
NEOs as a group, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year.
3
Cumulative shareholder returns reflect $100 invested as of market close on December 28, 2019, the final trading day of the Company’s fiscal year ended December 28, 2019 (“fiscal 2019”); Peer Total Shareholder Return based on Dow Jones U.S. Health Care Index; see Stock Performance Graph included in Part II, Item 5 of our Annual Report on Form
10-K
for the year ended December 31, 2022, as filed with the SEC on February 21, 2023.
4
Reflects the Company’s selected measure of adjusted EPS for the respective Performance Incentive Plan (PIP) year as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement, with such adjustments as described in the applicable Compensation Discussion and Analysis.

Reconciliation Tables
The following table sets forth a reconciliation from the Summary Compensation Table (“SCT”) to CAP to our PEO. Mr. Bergman served as our only PEO for each year.

			Equity Addition to SCT Total for PEO
Year	SCT Total	Less Equity Deduction from SCT Total 1	Value of Current Year Equity Awards at Year-end 2	Change in Value of Unvested Prior Year Awards During Year 3	Change in Value of Prior Year Awards That Vested During Year 4	Total-Equity Addition/ (Subtraction) to SCT Total	Total Compensation Actually Paid 5
2022	$8,255,135	($3,971,000)	$2,850,094	$1,434,350	$1,394,338	$5,678,782	$9,962,917
2021	$10,786,180	($5,770,209)	$7,378,604	$15,932,034	($33,552)	$23,277,085	$28,293,056
2020	$6,239,637	($3,438,000)	$0	($10,977,620)	($208,258)	($11,185,878)	($8,384,241)

1
Represents the grant date fair value of equity-based awards made during the fiscal year based on the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.
2
Represents the
year-end
fair value of equity awards that were made during the fiscal year (no grants made during a fiscal year vested during the same fiscal year).
3
Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of year-end.
4
Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that vested during the current fiscal year.
5
SCT total, less SCT equity grant date fair value, plus
year-end
fair value of equity awards made during the year, plus the change in fair value during the year of equity awards that remained unvested as of year-end,
plus the change in fair value of equity awards that vested during the year.
The following table sets forth a reconciliation from the SCT to CAP to our average
Non-PEO
NEO. Our NEOs in 2020 and 2021 were Messrs. Breslawski, Paladino, Benjamin and Mlotek. Our NEOs in 2022 were Messrs. Breslawski, Paladino, South, Mlotek and Connett. Mr. Benjamin retired during 2022 and was not an NEO that year. Mr. Paladino retired as CFO during 2022 and Mr. South became CFO during 2022. Mr. Connett was an NEO only for 2022.

			Equity Addition to SCT Total for Non-PEO NEOs
Year	SCT Total	Less Equity Deduction from SCT Total 1	Value of Current Year Equity Awards at Year-end 2	Change in Value of Unvested Prior Year Awards During Year 3	Change in Value of Prior Year Awards That Vested During Year 4	Total-Equity Addition/ (Subtraction) to SCT Total	Total Compensation Actually Paid 5
2022	$2,945,446	($ 1,441,433 )	$1,179,477	$353,110	$ 365,601	$1,898,189	$3,402,202
2021	$3,854,485	($ 2,174,430 )	$2,805,529	$3,118,145	($ 34,646 )	$5,889,029	$7,569,084
2020	$2,649,163	($ 1,473,250 )	$560,510	($ 2,401,561 )	($ 146,591 )	($ 1,987,643 )	($ 811,730 )

1
Represents the grant date fair value of equity-based awards made during the fiscal year based on the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.
2
Represents the
year-end
fair value of equity awards that were made during the fiscal year (no grants made during a fiscal year vested during the same fiscal year).
3
Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of year-end.
4
Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that vested during the current fiscal year.
5
SCT total, less SCT equity grant date fair value, plus
year-end
fair value of equity awards made during the year, plus the change in fair value during the year of equity awards that remained unvested as of year-end,
plus the change in fair value of equity awards that vested during the year.
The Company grants PSUs to executive officers annually, although no such grant was made during 2021. The Company grants RSUs to executive officers annually. Such grants cliff-vest on the fourth anniversary of the grant. During 2021, the 2021 Special Pandemic Recognition Awards were granted as RSU that vested 50% on the first anniversary of the grant in 2022 and 50% on the second anniversary of the grant in 2023.
The Company granted stock options to executive officers in 2021 and 2022 as part of the annual equity grant. Grants vest and become exercisable in one-third
increments on the first three anniversaries of the grant and expire on the 10 th
anniversary of the grant (subject to earlier expiration based on certain employment terminations). Fair values at time of the grant, at year-end
2021 and 2022, and on vesting dates for awards that vested during 2022 were all determined using the Black-Scholes model. The table below summarizes the option fair values and related assumptions used to calculate CAP for fiscal years 2021 and 2022. None of the options granted to NEOs have been exercised as of year-end
2022.

Valuation Purpose for PVP	HSIC Stock Price	HSIC Option Exercise Price	Expected Term (years)	Stock Price Volatility	Risk-free Interest Rate	Dividend Yield	Option Fair Value
Year-end 2021	$ 74.93	$ 62.71	5.2	27.1%	1.33%	0%	$ 25.60
2022 Vesting	$ 87.24	$ 62.71	5.0	27.2%	1.77%	0%	$ 35.95
Year-end 2022	$ 79.87	$ 62.71 - $ 86.27	4.2 – 5.2	27.8%	3.98%	0%	$ 23.92 - $ 31.76
Most Important Financial Measures
The
following table sets forth financial performance measures that we considered to be the most important in how CAP was linked to Company performance during 2022. As discussed in the Compensation Discussion and Analysis beginning on page 17 of this proxy statement, the annual PIP uses adjusted EPS as a financial metric for all NEOs and cumulative EPS is the financial metric used for PSU grants for the 2020-2022 and 2022-2024 cycles. The annual PIP also uses revenue and operating income as a financial metric for our NEOs.

Key Financial Measures
Adjusted EPS 1
Revenues 2
Operating Income 3

1
Adjusted EPS is a measure for purposes of the annual incentive program with respect to the Company Selected Measure under the PIP, as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement.
2
Revenues is a measure for purposes of the annual incentive program with respect to Business Financial Goals under the PIP, as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement.
3
Operating Income is a measure for purposes of the annual incentive program with respect to Business Financial Goals under the PIP, as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement.
Pay Versus Performance Relationship Tables
The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our adjusted EPS during fiscal years 2020 through 2022.

The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our net income during fiscal years 2020 through 2022.

The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our TSR during fiscal years 2020 through 2022 versus the Dow Jones U.S. Health Care Index.

Employment and Letter Agreements and Post Termination and Change in Control Arrangements

Employment Agreement with the Chief Executive Officer

The Company and Mr. Bergman entered into a new amended and restated employment agreement which became effective as of November 28, 2022. The employment agreement, as amended and restated, is substantially similar to Mr. Bergman’s prior employment agreement which was scheduled to expire on December 31, 2022, and includes the following revisions:

•

Term. The term is extended until December 31, 2025, with successive one year extensions, provided we give at least six months’ notice of extension to Mr. Bergman, subject to his refusal within 90 days after notice of extension;

•

Annual Equity-Based Awards. Unlike the prior employment agreement, the new amended and restated employment agreement does not provide for an inducement grant in connection with the entering into of the new agreement. Instead, beginning in 2023, the Company will grant Mr. Bergman annual equity or equity-based compensation awards under the Company’s 2020 Stock Incentive Plan that would bring the target grant date fair value of such awards to an amount which would result in both (i) Mr. Bergman’s target long-term incentive compensation award equaling not less than the median of the Company’s peer group (as selected by the Compensation Committee using good faith discretion after consultation with Mr. Bergman) and (ii) Mr. Bergman’s target total direct compensation (e.g., Mr. Bergman’s base salary, target annual cash incentive compensation and target grant date fair value long-term incentive compensation) equaling not less than the 50th percentile of the Company’s peer group. The awards granted to Mr. Bergman will generally be in the same form as equity or equity-based awards granted to other senior executive officers of the Company, but no more than 25% of such awards granted to Mr. Bergman will be in the form of stock options;

•

No Cash Severance on Company Non-Renewal. The new amended and restated employment agreement does not provide for the cash severance payments based on Mr. Bergman’s base salary and annual incentive compensation that were provided for under his prior employment agreement in the event of a non-renewal of the term of the employment agreement by the Company;

•

Retirement. In the event of Mr. Bergman’s retirement, and subject to the Release Requirement (as defined below), Mr. Bergman would be entitled to receive (i) the incentive compensation due to Mr. Bergman, if any, for the last full fiscal year prior to termination (if not previously paid) and (ii) a pro rata portion of the incentive compensation payable for the year of termination, based on actual achievement of performance goals. Retirement means that Mr. Bergman’s employment with the Company terminates and either (i) Mr. Bergman and the Board of Directors mutually agree on Mr. Bergman’s retirement and the date thereof or (ii) subject to the Board of Directors’ approval, Mr. Bergman provides at least six (6) months advance notice of his intention to retire; and

•

Post-Termination Vesting of New Equity-Based Awards. For equity-based awards granted after November 28, 2022, certain terminations of Mr. Bergman’s employment with the Company will result in the acceleration of vesting or continuation of vesting of such awards outstanding at the time of Mr. Bergman’s termination.

The following summary describes Mr. Bergman’s employment agreement, as amended and restated effective as of November 28, 2022.

The employment agreement provides for Mr. Bergman’s continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2025, with successive one-year extensions, provided we give at least six months’ notice of extension to Mr. Bergman, subject to his refusal within 90 days after notice of extension. The employment agreement set Mr. Bergman’s annual base salary at $1,582,000, his current base salary, which is subject to increase from time to time. In addition, his employment agreement provides that the Compensation Committee will establish a target annual incentive compensation opportunity for Mr. Bergman which will be a percentage of base salary determined based on the achievement of performance goals. The employment agreement provides that, beginning in 2023, the Company will grant Mr. Bergman annual equity or equity-based compensation awards under the Company’s 2020 Stock Incentive Plan that would bring the target grant date fair value of such awards to an amount which would result in both (i) Mr. Bergman’s target long-term incentive compensation award equaling not less than the median of the Company’s peer group (as selected by the Compensation Committee using good faith discretion after consultation with Mr. Bergman) and (ii) Mr. Bergman’s target total direct compensation (e.g., Mr. Bergman’s base salary, target annual cash incentive compensation and target grant date fair value long-term incentive compensation) equaling not less than the 50th percentile of the Company’s peer group. The awards granted to Mr. Bergman will generally be in the same form as equity or equity-based awards granted to other senior executive officers of the Company, but no more than 25% of such awards granted to Mr. Bergman will be in the form of stock options. It also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason or (iii) as a result of his death or disability, Mr. Bergman will receive (a) all amounts then owed to him as salary, (b) the incentive compensation due to Mr. Bergman, if any, for the last full fiscal year prior to termination (if not previously paid), (c) a pro rata portion of the incentive compensation payable for the year of termination (based on actual achievement of performance goals), (d) accrued and unpaid vacation pay and (e) all amounts or benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company, with the amounts described under clauses (b) and (c) above payable subject to Mr. Bergman (or, in the event of his death, his heirs or estate) executing and not revoking a general release of claims (“Release Requirement”). In the event of Mr. Bergman’s death, these amounts will be paid to Mr. Bergman’s heirs or estate. In addition, in the event Mr. Bergman’s employment is terminated for the reasons above, other than due to death, Mr. Bergman will receive, as severance pay, subject to the Release Requirement, a lump sum equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years (provided that, in the event Mr. Bergman’s employment is terminated following the end of the most recently completed fiscal year but prior to the payment of the annual incentive compensation for such year, solely for purposes of calculating this severance amount, the annual incentive compensation for the most recent fiscal year shall be the higher of target level of achievement and actual level of achievement), and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions until the end of the year of the termination, less his vested account balance or accrued benefits under each retirement plan. No cash severance payments will be made in the event of the Company’s non-renewal of the term under the employment agreement.

Mr. Bergman’s employment agreement provides that, for equity-based awards granted after November 28, 2022, certain terminations of Mr. Bergman’s employment with the Company will result in the acceleration of vesting or continuation of vesting of such awards outstanding at the time of Mr. Bergman’s termination, as summarized below:

•

In the case Mr. Bergman’s termination is due to his death or disability, (i) all outstanding option awards not then vested will fully vest, and will remain exercisable for 12 months, but not later than the applicable term of the option, (ii) all other outstanding awards that vest, based on continued employment or other service will fully vest based on the date of termination and (iii) all other outstanding awards that vest based on the achievement of the applicable performance goals will vest pursuant to the applicable vesting schedule, subject to actual performance over the performance period without proration.

•

In the case Mr. Bergman’s termination is by the Company without cause, his resignation for good reason, his retirement or if his employment term is not renewed by the Company, in each case, not in connection with a change in control: (i) all outstanding option awards not then vested would continue to vest pursuant to the applicable vesting schedule, and will remain exercisable for the remainder of the applicable term of the option, (ii) all other outstanding awards that vest based on continued employment would vest as to a pro-rata portion on the date of such termination and based on the number of days elapsed in the vesting period, with the remainder of such awards continuing to vest pursuant to the applicable vesting schedule and (iii) all other outstanding awards that vest based on the achievement of the applicable performance goals would continue to vest pursuant to the applicable vesting schedule, subject to actual performance over the performance period, without proration.

If Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, subject to the Release Requirement, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination and, due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. In addition, if Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, subject to the Release Requirement, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for a period of two years following his termination.

In consideration of Mr. Bergman’s long tenure with, and contributions to, the Company, in the event of Mr. Bergman’s retirement, and subject to the Release Requirement (as defined below), Mr. Bergman would be entitled to receive (i) the incentive compensation due to Mr. Bergman, if any, for the last full fiscal year prior to termination (if not previously paid) and (ii) a pro rata portion of the annual incentive compensation payable for the year of termination (based on actual achievement of performance goals). Retirement means that Mr. Bergman’s employment with the Company terminates and either (i) Mr. Bergman and the Board of Directors mutually agree on Mr. Bergman’s retirement and the date thereof or (ii) subject to the Board of Directors’ approval, Mr. Bergman provides at least six (6) months advance notice of his intention to retire.

If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay and subject to the Release Requirement, in lieu of the foregoing, a pro rata portion of the annual incentive compensation payable for the year of termination (based on actual achievement of performance goals), 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each retirement plan upon a change in control.

If Mr. Bergman’s employment is terminated (i) by the Company without cause, by Mr. Bergman for good reason, due to Mr. Bergman’s retirement, or due to the Company choosing not to renew his employment term, in each case, within two years following a change in control of the Company or (ii) by the Company without cause during a specified period in advance of a Change in Control, then, subject to the Release Requirement, all unvested outstanding options, restricted stock units and shares of restricted stock shall become fully vested (with any performance-vesting restricted stock units and shares of restricted stock vesting at the target level of performance) on the later of the date of the change in control of the Company and termination of Mr. Bergman’s employment, and all outstanding options would remain exercisable for three months (except in the case of retirement, in which case such awards will remain exercisable for the remainder of the option term).

In the event Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death following a change in control, subject to the Release Requirement, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the fourth anniversary of his termination. In addition, in the event Mr. Bergman’s employment is terminated by us without cause Mr. Bergman resigns for good reason or his employment term is not renewed following a change in control, subject to the Release Requirement, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of the transportation benefit for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to Mr. Bergman after imposition of the excise tax would be greater absent the cut-back (in which case no reduction will occur).

Unless his employment agreement is terminated for cause, subject to the Release Requirement, we will continue the participation of Mr. Bergman and his spouse in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths which may be reduced by any health and medical benefits that Mr. Bergman and his spouse become eligible to receive under any health and medical benefit plans of any subsequent employer. Such health and medical coverage may be provided pursuant to a fully-insured replacement policy or annual cash payments to obtain a replacement policy.

Mr. Bergman is subject to restrictive covenants, including non-solicitation, non-diversion and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with the Company’s business or recruit, solicit or induce (or attempt to recruit, solicit or induce) any employee of, or consultant to, the Company or any of its affiliates to terminate their employment with the Company or any of its affiliates, or divert (or attempt to divert) any person or entity from doing business with the Company or any of its Affiliates or induce (or attempt to induce) any person or entity from ceasing to be a customer or other business partner of the Company or any of its affiliates, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, (c) due to the Company choosing not to renew his employment term or (d) as a result of his disability or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice. We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman his annual base salary in effect on his date of termination. Mr. Bergman is also subject to confidentiality provisions.

Agreements with Mr. Connett

As a result of Mr. Connett being promoted to Chief Executive Officer, North America Distribution Group, in 2021, we entered into a letter agreement with Mr. Connett (“Connett Letter Agreement”). The letter agreement provides Mr. Connett with an increased base salary of $575,000 and an increased target annual incentive amount of $500,000. Pursuant to the letter agreement, Mr. Connett received the equity awards discussed above in 2022 with an aggregate grant date fair value of $1,000,000. The letter agreement provided Mr. Connett with a retention bonus in the total amount of $2,000,000, half of which was paid in 2021 and half of which was paid in 2022. Each of the payments of Mr. Connett’s retention bonus were subject to repayment if Mr. Connett’s employment was terminated by the Company for cause or if Mr. Connett resigned for any reason in the 12 months following the payment date. However, these repayment obligations have now lapsed.

Pursuant to his letter agreement, if Mr. Connett’s employment with us is terminated by us without cause, Mr. Connett will receive (i) all amounts then owed to him as salary, (ii) a pro-rata portion of the incentive compensation payable for the year of termination (based on target achievement of performance goals), (iii) continued payment of Mr. Connett’s base salary for a period of 18 months following his termination and (iv) subject to his timely election under COBRA, payment of his health costs for a period of 18 months following his termination, each subject to Mr. Connett executing and not revoking a general release of claims.

In addition to his letter agreement, upon his promotion Mr. Connett was granted the opportunity to earn an incentive bonus (“Connett Incentive Bonus”) if certain operating income thresholds were met with respect to our U.S. medical division for 2021 and 2022. The total grant date value of the opportunity was $600,000, $200,000 of which was paid in 2021 upon Mr. Connett’s promotion. The remaining $400,000 was subject to a performance factor tied to operating income with respect to our U.S. medical division for 2021 and 2022. As a result of the actual operating income with respect to our U.S. medical division for 2021 and 2022 exceeding the operating income thresholds, $476,946 was paid to Mr. Connett in March 2023.

Pursuant to a separate agreement entered into with the Company in 2021, Mr. Connett is subject to restrictive covenants, including non-solicitation, non-diversion and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Mr. Connett shall not, directly or indirectly, engage in any activity competitive with the Company’s business or recruit, solicit or induce (or attempt to recruit, solicit or induce) any employee of, or consultant to, the Company or any of its affiliates to terminate their employment with the Company or any of its affiliates, or divert (or attempt to divert) any person or entity from doing business with the Company or any of its affiliates or induce (or attempt to induce) any person or entity from ceasing to be a customer or other business partner of the Company or any of its affiliates, during Mr. Connett’s employment term and for 18 months thereafter if his employment is terminated.

Named Executive Officers Other than the Chief Executive Officer

We have entered into change in control agreements and/or an Executive Change in Control Plan (with substantially the same terms as the change in control agreements) with the Named Executive Officers, other than Mr. Bergman, that provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) through the termination date, (ii) severance pay equal to 200% or 300% of the sum of the executive’s base salary (as defined in (i)) and target bonus, (iii) a pro rata annual incentive compensation based on actual achievement for the year in which termination occurs, (iv) immediate vesting of all outstanding stock options, restricted or deferred stock/unit awards and non-qualified retirement benefits, (v) elimination of all restrictions on any restricted or deferred stock/unit awards, (vi) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vii) continued participation in all health and welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date, except that the health coverage may be provided pursuant to a fully-insured replacement policy or two annual cash payments to obtain a replacement policy. Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above. In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to the executive after imposition of the excise tax would be greater (in which case no reduction will occur). If a Named Executive Officer becomes eligible to receive severance benefits under a change in control agreement and/or the Executive Change in Control Plan, such Named Executive Officer will not be eligible for severance benefits under any other plan or agreement with the Company.

Pursuant to the change in control agreements and/or the Executive Change in Control Plan, the Named Executive Officers, other than Mr. Bergman (who is subject to restrictive covenants under his employment agreement as opposed to a change in control agreement), are also subject to restrictive covenants, such as confidentiality and non-disparagement provisions. Additionally, during each Named Executive Officer’s employment and for a period of 24 months thereafter, each Named Executive Officer agreed that he or she will not, without the Company’s prior written consent, solicit our employees for employment.

Tax Gross-Up Provisions

We do not provide any tax gross-ups to our executive officers (other than for relocation expenses).

Compensation Policies and Practices as they Relate to Risk Management

The Company conducted a risk assessment of its compensation policies and practices for all employees, including executive officers. The Compensation Committee reviewed the Company’s risk assessment process and results and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Post Termination and Change in Control Calculations

The amounts set forth in the table below represent amounts that would have been paid to the Named Executive Officers, pursuant to their employment (if applicable), change in control and equity award agreements, if such Named Executive Officers’ employment was terminated on December 30, 2022 (the last business day of fiscal 2022) under the various scenarios set forth below or in connection with a change in control that occurred on such date. Mr. Paladino retired as the Company’s Executive Vice President and Chief Financial Officer on April 29, 2022. The amounts set forth in the table below for Mr. Paladino upon retirement represent amounts that were paid to him upon such retirement.

Name and Principal Position; Post Termination/Change in Control Scenario	Cash Severance Payment	Annual Incentive Compensation[1]	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[2]	Other Compensation	Excise Tax Gross-up3	Total Termination Benefits[4]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)

Company termination for cause	$0	$0	$0	$0	$0	n/a	$0[5]

Resignation without good reason and not due to retirement or non-renewal of employment contract	$0	$0	$271,000	$0	$721,775	n/a	$992,775[6]

Company termination without cause, due to voluntary resignation for good reason	$8,577,161	$2,321,378	$271,000	$0	$1,052,103	n/a	$12,221,642[7]

Resignation due to retirement not in connection with a change in control	$0	$2,321,378	$271,000	$8,118,098	$721,775	n/a	$11,432,251[8]

Termination due to disability	$8,577,161	$2,321,378	$271,000	$10,772,267	$1,052,103	n/a	$22,993,909[9]

Resignation for good reason or Company termination without cause or non-renewal of the employment contract by the Company within two years after a change in control or Company termination without cause within 90 days prior to a change in control or after the first public announcement of a pending change in control.	$14,475,972	$2,321,378	$271,000	$12,655,560	$1,298,760	n/a	$31,022,670[10]

Resignation due to retirement within two years of a change in control	$0	$2,321,378	$271,000	$12,655,560	$721,775	n/a	$15,969,713[11]

Death of executive	$0	$2,321,378	$136,000	$10,772,267	$0	n/a	$13,229,645[12]

Name and Principal Position; Post Termination/Change in Control Scenario	Cash Severance Payment	Annual Incentive Compensation[1]	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[2]		Other Compensation	Excise Tax Gross-up3	Total Termination Benefits[4]

All Named Executive Officers, Other than the CEO

Company termination without cause

Brad Connett Chief Executive Officer, North American Distribution Group	$977,738	$564,237	$37,060	$0		$0	n/a	$1,579,035[13]

Termination without cause, voluntary termination for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control

James P. Breslawski Vice Chairman, President	$5,385,294	$832,274	$46,636	$6,397,092		$0	n/a	$12,661,296[14]

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	$2,203,572	$527,235	$64,421	$2,450,398		$0	n/a	$5,245,626[14]

Brad Connett Chief Executive Officer, North American Distribution Group	$2,328,651	$564,237	$46,303	$3,684,139		$0	n/a	$6,623,330[14]

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$4,303,497	$692,150	$46,636	$5,851,609		$0	n/a	$10,893,892[14]

Death or Disability

James P. Breslawski Vice Chairman, President	$0	$0	$0	$5,948,589	[15]	$0	n/a	$5,948,589

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$0	$0	$2,031,200	[15]	$0	n/a	$2,031,200

Steven Paladino Former Executive Vice President and Chief Financial Officer	$0	$0	$0	$5,006,691	[15]	$0	n/a	$5,006,691

Brad Connett Chief Executive Officer, North American Distribution Group	$0	$0	$0	$3,430,574	[15]	$0	n/a	$3,430,574

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$0	$0	$5,405,882	[15]	$0	n/a	$5,405,882

Retirement

Steven Paladino Former Executive Vice President and Chief Financial Officer	$0	$272,237	$0	$0	[16]	$0	n/a	$272,237

1 Includes annual incentive compensation for the year of termination based on achievement of performance goals. Mr. Bergman is entitled to a pro rata portion of the annual incentive compensation payable for the year of termination based on achievement of performance goals and the annual incentive compensation payable for the prior year to the extent not paid prior to termination. Amount reflected assumes the fiscal 2021 annual incentive compensation amount was already paid.

2 Represents the value of unvested RSUs and PSUs and unvested Options that would accelerate and vest, if any, on termination. In the case of RSUs, the value is calculated by multiplying the number of shares of restricted stock units that accelerate by $79.87, the per share closing price of common stock on December 30, 2022. In the case of PSUs, the value is calculated by multiplying the number of shares of restricted stock units granted on the grant date (i.e., target award) by $79.87, the per share closing price of common stock on December 30, 2022. In the case of Options, the value is calculated by multiplying the number of unvested Options that accelerate by the difference between $79.87 (the per share closing price of common stock on December 30, 2022) and the exercise price of the applicable Options. For Mr. Bergman, amounts do not include any amounts related to the pro rata or continued vesting of his 2019 PSU Award or his 2019 RSU Award as the criteria for vesting of those awards was deemed to be met as of December 31, 2022.

3 We do not provide any tax gross-ups to our executive officers (other than for relocation expenses).

4 Does not include the vested SERP amounts for the Named Executive Officers. Such vested amounts are paid following a termination of employment (subject to a six month delay in certain instances) or within 30 days following a change in control. Also does not include the amounts for the Named Executive Officers under the Company’s Deferred Compensation Plan, all of which are fully vested and consist solely of participant contributions. Such vested amounts become payable upon a termination of employment as a result of death or disability in a lump sum cash payment within 60 days after such employment termination. Such vested amounts also become payable in a lump sum cash payment within 60 days following a change in control. (See “Nonqualified Compensation for Fiscal 2022” tables for additional disclosure regarding these vested amounts.)

5 The Company will have no further obligation to Mr. Bergman, except payment of his vested SERP and Deferred Compensation Plan account balances.

6 Includes (i) health and welfare coverage for Mr. Bergman and his wife until death and (ii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Under his employment agreement, Mr. Bergman may resign without good reason and still be entitled to these benefits so long as he resigns upon providing 180 days prior written notice to the Company.

7 Includes (i) a make-up pension payment, calculated as the value of the excess of (a) the fully vested value of benefits to Mr. Bergman under existing retirement plans (including the Company’s 401(k) and SERP plans), assuming additional credit for the period from the termination date through December 31, 2025 over (b) his vested accrued benefits as of the termination date (such excess, if any, the “Make-Up Pension Payment”), (ii) 200% current base annual salary, (iii) 200% average annual incentive compensation paid in the previous three years, (iv) health and welfare coverage for Mr. Bergman and his wife until death and (v) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination).

8 Includes (i) a pro rata portion of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) health and welfare coverage for Mr. Bergman and his wife until death, (iii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination), (iv) pro rata vesting (as of the termination date) of all PSUs granted in 2020 (at target level of performance) and 2022 (at actual level of performance assuming target performance is actual performance for this purpose), (v) pro rata vesting of the RSUs units granted in 2019, 2020, 2021 and 2022 and (vi) full vesting of all unvested Options.

9 Includes (i) the Make-Up Pension Payment, (ii) 200% current base annual salary, (iii) 200% average annual incentive compensation paid in the previous three years, (iv) health and welfare coverage for Mr. Bergman and his wife until death, (v) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination), (vi) pro rata vesting (as of the termination date) of all PSUs granted in 2020 and 2022 (at target level of performance), (vii) full vesting of the RSUs granted in 2019, 2020, 2021 and 2022 and (viii) full vesting of all unvested Options.

10 Includes (i) 300% current base annual salary, (ii) 300% of highest annual incentive compensation paid in the previous two years, (iii) health and welfare coverage for Mr. Bergman and his wife until death, (iv) use of the Company’s car service for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the third anniversary of termination), (v) the Make-Up Pension Payment, (vi) office space and administrative assistance for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the fourth anniversary of termination) and (vii) full vesting of any unvested equity awards (with any PSUs vesting at target level of performance). With respect to the acceleration and continuation of equity awards, this includes amounts payable on a resignation or a Company termination (other than for cause) within two years after a change in control. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

11 Includes the payments and benefits described in footnote 8 above, except that all of Mr. Bergman’s outstanding equity awards will fully vest (with any PSUs vesting at target level of performance). If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

12 Includes (i) health and welfare coverage for Mr. Bergman’s wife until death, (ii) pro rata vesting (as of the termination date) of all PSUs granted in 2020 and 2022 (at target level of performance), (iii) full vesting of the RSUs granted in 2019, 2020, 2021 and 2022 and (iv) full vesting of all unvested Options.

13 Includes (i) a pro-rata portion of the annual incentive compensation payable for the year in which termination occurs based on target achievement of performance goals, (ii) continued payment of Mr. Connett’s base salary for a period of 18 months following his termination and (iii) health and welfare continuation of plans for 18 months following termination or until coverage with subsequent employer begins.

14 Includes (i) annual incentive compensation payable for the year in which termination occurs based on achievement of performance goals, (ii) 200% current annual salary (defined to include salary plus the executive’s annual automobile allowance (which was in effect through May 2, 2022 and then it was added to base salary) and the Company’s contribution to the 401(k) Plan and SERP plan for the full year preceding the change in control), (iii) 200% annual incentive compensation at target level in the year of termination, (iv) full vesting of any unvested equity awards (with any PSUs vesting at target level of performance) and (v) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins; except that Messrs. Breslawski, Paladino and Mlotek’s calculations set forth in (ii) and (iii) above are based on 300%. If any amounts owed to Messrs. Breslawski, South, Connett and/or Mlotek in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

15 In the event of any termination of employment due to death or disability, the Named Executive Officers (other than Mr. Bergman, whose termination arrangement is discussed above) are entitled to full vesting of their respective RSUs granted in 2019, 2020, 2021 and 2022, full vesting of their respective Options granted in 2021 and 2022 and pro rata vesting (as of the termination date) of their respective PSUs granted in 2020 and 2022 (at target level of performance).

16 Mr. Paladino remained a non-employee director of the Company following his retirement and therefore, pursuant to the 2020 Stock Incentive Plan, his outstanding equity awards continue to vest pursuant to the applicable vesting schedules while he is a non-employee director.

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure—Pay Elements—Details—Long-Term Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion of stock awards and stock option awards.

Non-Equity Incentive Plan Compensation

See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Plan due to certain Internal Revenue Service limits. The SERP provides for various vesting percentages based on service with the Company. Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed. Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Plan and 60% were invested equally among the other investment alternatives available under our 401(k) Plan. Effective January 1, 2014, the SERP was amended to allow participants to direct the hypothetical investments of their deferral accounts subject to certain restrictions applicable to investments in the Company stock fund. A participant’s vested SERP benefit is paid following a termination of employment (subject to a six month delay in certain instances) or a change in control.

We also maintain a Deferred Compensation Plan pursuant to which our Named Executive Officers are eligible to participate. We do not make any contributions to the Deferred Compensation Plan and the amounts under the plan consist entirely of participant contributions and are fully vested. The amounts under the Deferred Compensation Plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain instances) or a change in control of the Company.

All Other Compensation

See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

Grants of Plan-Based Awards for Fiscal 2022

Name and Principal Position	Type of Grant[1]	Grant Date	Estimated Potential Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards[4] Number of Shares of Stock or Units (#)		All Other Option Awards Number of Secur- ities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5]
			Thres- hold ($)	Target ($)	Maximum[2] ($)	Th- res- hold (#)	Target (#)	Maxi- mum (#)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	PIP PSU/RSU SO	n/a 3/16/2022 3/16/2022	$80,196	$2,377,000	$2,846,430	0	27,617	41,425	9,206		29,579	$86.27	$3,176,720 $794,196

James P. Breslawski Vice Chairman, President	PIP PSU/RSU SO	n/a 3/16/2022 3/16/2022	$35,720	$893,000	$1,178,760	0	6,315	9,472	10,525		13,527	$86.27	$1,452,787 $363,200

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	PIP PSU/RSU SO	n/a 3/16/2022 3/16/2022	$49,500	$495,000	$589,050	0	6,954	10,431	11,592		14,896	$86.27	$1,599,963 $399,958

Steven Paladino Former Executive Vice President and Chief Financial Officer	PIP PSU/RSU SO	n/a 3/16/2022 3/16/2022	$25,283	$252,833	$300,872	0	1,881	2,821	3,137	[6]	4,031	$86.27	$432,903 $108,232

Brad Connett Chief Executive Officer, North American Distribution Group	PIP PSU/RSU SO	n/a 3/16/2022 3/16/2022	$43,563	$512,500	$745,688	0	3,477	5,215	5,796		7,448	$86.27	$799,982 $199,979

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	PIP PSU/RSU SO	n/a 3/16/2022 3/16/2022	$41,673	$718,500	$906,029	0	6,433	9,649	10,722		13,780	$86.27	$1,479,962 $369,993

1 “PIP” means annual incentive compensation (i.e., bonus) paid under the Company’s 2021 Performance Incentive Plan. “PSU/RSU” means restricted stock unit awards (PSUs and RSUs) made pursuant to the Company’s 2020 Stock Incentive Plan. “SO” means options. See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP.

2 The maximum payout percentage under the PIP for the Named Executive Officers is 115% for the Company Financial/EPS Goal, ranges from 125% to 200% for the Business Financial Goal (depending on the specific category of the goal applicable to such Named Executive Officer) and is 115% for the Individual Performance Goals and is 115% for the financial goals and 100% for the non-financial goals included in the Strategic Scorecard Goals.

3 The maximum payout percentage for the 2022 LTIP awards of performance-based restricted stock is 150%.

4 These amounts include awards of RSUs granted to Named Executive Officers on March 16, 2022, with four-year cliff vesting.

5 The grant date fair value of these stock options is based on the Black-Scholes valuation model in accordance with FASB ASC Topic 718. The grant date fair value of these RSUs and PSUs is based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 21, 2023.

6 See the Director Compensation Table for disclosure of Mr. Paladino’s annual equity award in his role as non-employee director following his retirement as Chief Financial Officer on April 29, 2022.

Estimated Potential Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of PSUs and RSUs granted to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Stock Awards.” Options granted to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Option Awards.”

The threshold, target and maximum amount of the PSUs appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

The exercise price of the stock options granted to Named Executive Officers on March 16, 2022 appears in the Grants of Plan-Based Awards Table in the column captioned “Exercise or Base Price of Option Awards.”

Outstanding Equity Awards at 2022 Fiscal Year-End

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options[1] (#)	Option Exercise Price ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	29,836 0	59,674 29,579	n/a n/a	$62.71 $86.27	03/03/2031 03/16/2032	61,244	$4,891,558	181,856	$14,524,839

James P. Breslawski Vice Chairman, President	13,642 0	27,285 13,527	n/a n/a	$62.71 $86.27	03/03/2031 03/16/2032	51,045	$4,076,964	29,413	$2,349,216

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	1,242 0	2,485 14,896	n/a n/a	$62.71 $86.27	03/03/2031 03/16/2032	20,881	$1,667,765	7,987	$637,922

Steven Paladino Former Executive Vice President and Chief Financial Officer	12,783 0	25,567 4,031	n/a n/a	$62.71 $86.27	03/03/2031 03/16/2032	43,944	$3,509,807	24,936	$1,991,638

Brad Connett Chief Executive Officer, North American Distribution Group	8,283 0	16,568 7,448	n/a n/a	$62.71 $86.27	03/03/2031 03/16/2032	28,358	$2,264,953	18,358	$1,466,253

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	11,932 0	23,866 13,780	n/a n/a	$62.71 $86.27	03/03/2031 03/16/2032	46,947	$3,749,657	26,317	$2,101,939

1 The Company does not issue performance-based options.

2 All stock options granted under the 2020 Stock Incentive Plan have a ten year term unless otherwise terminated earlier in accordance with the plan.

3 Represents RSUs awarded to the Named Executive Officers as part of their equity grants. For Mr. Paladino, such amount includes his outstanding equity awards granted to him as an executive officer as well as RSUs awarded on June 10, 2022 in connection with his appointment as a non-employee director at the 2022 Annual Meeting.

4 Based on the closing market price of $79.87 of the Company’s common stock on December 30, 2022, the last trading day in fiscal 2022.

5 Represents the number of performance-based restricted stock units granted in 2020 and 2022, each under the Company’s 2020 Stock Incentive Plan. For Mr. Bergman, such amount also includes PSUs granted on September 9, 2019 in connection with the renewal of his employment agreement which were paid out on March 1, 2023 (upon certification by the Compensation Committee of the achievement of the performance factor). As the threshold payout amount is zero, such number represents the number of shares based on the target payout at the end of fiscal 2022, but (i) includes additional performance-based restricted stock units that were paid out under the 2020 LTIP when it subsequently vested on March 3, 2023, (ii) includes additional performance-based restricted stock units that were paid out under the September 2019 PSU Award when it subsequently vested on March 1, 2023 and (iii) excludes performance-based restricted stock units that we estimate will be forfeited under the 2022 LTIP.

Option Exercises and Stock Vested for Fiscal 2022

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)[2]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	0	$0	120,721	$10,131,160

James P. Breslawski Vice Chairman, President	0	$0	32,153	$2,786,547

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	0	$0	5,720	$494,901

Steven Paladino Former Executive Vice President and Chief Financial Officer	0	$0	31,369	$2,718,987

Brad Connett Chief Executive Officer, North American Distribution Group	0	$0	14,711	$1,275,635

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	0	$0	29,528	$2,559,490

1 For each Named Executive Officer such amount includes PSUs (three-year cliff vesting) granted on March 5, 2019 and RSU (one-half pro-rata vesting per year over two years) granted on March 3, 2021. For each Named Executive Officer (other than Mr. Bergman) such amount also includes RSUs (four-year cliff vesting) granted on March 2, 2018. For Mr. Bergman, such amount includes the September 2019 RSU Award granted to him in connection with the renewal of his employment agreement in 2016 that vested on December 30, 2022. For Mr. South, such amount also includes RSUs (three-year cliff vesting) granted on March 5, 2019.

2 The value realized from vesting of restricted stock units is deemed to be the market value of the common stock on the date of vesting, multiplied by the number of shares of common stock underlying the restricted stock units that vested. The closing market price on March 2, 2022 was $85.75, March 3, 2022 was $87.24, on March 4, 2022 was $86.98 and December 30, 2022 was $79.87.

Nonqualified Deferred Compensation for Fiscal 2022

The following table provides information regarding our SERP. (See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$92,053	$(332,534)	$0	$4,704,993

James P. Breslawski Vice Chairman, President	$0	$38,568	$(865,237)	$0	$2,439,647

Ronald N. South Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$11,041	$(16,030)	$0	$110,913

Steven Paladino Former Executive Vice President and Chief Financial Officer	$0	$26,302	$(282,376)	$(1,519,116)	$0[1]

Brad Connett Chief Executive Officer, North American Distribution	$0	$16,538	$(6,752)	$0	$60,270

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$26,302	$(107,174)	$0	$1,344,043

1 The balance in Mr. Paladino’s SERP account (which amount was fully vested) was paid six months following his retirement on April 29, 2022 as our Executive Vice President and Chief Financial Officer, in accordance with the deferred compensation rules under Section 409A of the Code.

The following table provides information regarding our Deferred Compensation Plan. The Company does not make any contributions to the Deferred Compensation Plan. All amounts in such plan are fully vested and consist solely of participant contributions. Such vested amounts may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain instances) or a change in control of the Company. (See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our Deferred Compensation Plan.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$785,777	$0	$(37,962)	$0	$747,815

James P. Breslawski Vice Chairman, President	$0	$0	$(145,953)	$0	$638,825

Ronald N. South Executive Vice President and Chief Financial Officer (Principal Financial Officer)	n/a	n/a	n/a	n/a	n/a

Steven Paladino Former Executive Vice President and Chief Financial Officer	n/a	n/a	n/a	n/a	n/a

Brad Connett Chief Executive Officer, North American Distribution	$200,549	$0	($35,373)	$0	$294,142

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$0	$(1,102,551)	$0	$4,952,623

Director Compensation for Fiscal 2022

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation ($)	Total ($)

Mohamad Ali	$98,800	$175,000	$0	$0	$0	$0	$273,800

Barry J. Alperin (former director)	$49,521	$175,000	$0	$0	$0	$50,000[6]	$274,521

Deborah Derby	$136,400	$175,000	$0	$0	n/a	$0	$311,400

Joseph L. Herring	$144,600	$175,000	$0	$0	n/a	$0	$319,600

Kurt P. Kuehn	$132,600	$175,000	$0	$0	n/a	$0	$307,600

Philip A. Laskawy	$158,200	$175,000	$0	$0	$0	$0	$333,200

Anne H. Margulies	$107,600	$175,000	$0	$0	$0	$0	$282,600

Steven Paladino	$60,082	$175,000	$0	$0	n/a	$0	$235,082[7]

Carol Raphael	$107,600	$175,000	$0	$0	n/a	$0	$282,600

E. Dianne Rekow, DDS, Ph.D (former director)	$57,700	$175,000	$0	$0	$0	$0	$232,700

Scott P. Serota	$98,800	$175,000	$0	$0	n/a	$0	$273,800

Bradley T. Sheares, Ph.D.	$138,000	$175,000	$0	$0	n/a	$0	$313,000

Reed V. Tuckson, M.D., FACP	$98,800	$175,000	$0	$0	n/a	$0	$273,800

1 These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Non-Employee Director Deferred Compensation Plan (“Director Deferred Plan”); these deferrals are indicated in footnote 5 below.

2 Includes restricted stock unit awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the non-employee director upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 21, 2023. The amounts in this column have not been reduced to reflect a director’s election to defer receipt of shares of common stock underlying the restricted stock units. With respect to the aggregate number of stock awards (including restricted stock units) outstanding at fiscal 2022 year end, each non-employee director had 2,028 restricted stock units, except Mr. Paladino had 61,634 restricted stock units and 42,381 Options because he also received prior awards under the Company’s 2020 Stock Incentive Plan prior to his retirement as our Executive Vice President and Chief Financial Officer on April 29, 2022. With respect to the aggregate number of restricted stock units that vested but, per the director’s election, the payment date has been deferred, Ms. Derby had 2,790 restricted stock units, Mr. Kuehn had 11,843 restricted stock units, Mr. Laskawy had 28,366 restricted stock units, Ms. Margulies had 11,897 restricted stock units, Dr. Sheares had 36,833 restricted stock units and Dr. Tuckson had 2,217 restricted stock units, at fiscal 2022 year end. Ms. Raphael and Messrs. Ali, Alperin, Herring, Paladino and Serota did not elect to defer the payment date of any restricted stock units.

3 None of the non-employee directors had any option awards outstanding at the end of fiscal 2022.

4 The Company does not grant performance-based annual incentive compensation (i.e., bonus) to non-employee directors.

5 Ms. Margulies participated in the Director Deferred Plan in 2022 and elected to defer all of her non-employee director cash compensation in fiscal 2022 ($107,600). Messrs. Ali, Alperin, Laskawy and Dr. Rekow have participated in the Director Deferred Plan in prior years but did not elect to defer any amounts into such plan in fiscal 2022. The balance in Dr. Rekow’s Director Deferred Plan account (4,616 shares) was paid following her death.

6 Represents fees paid to Mr. Alperin for post-directorship consulting services pursuant to a consulting agreement dated July 1, 2022.

7 Mr. Paladino retired as the Company’s Executive Vice President and Chief Financial Officer on April 29, 2022 but continued as a non-employee director during fiscal 2022. He received $1,101,244 in total compensation in fiscal 2022 in his capacity as Executive Vice President and Chief Financial Officer. Such amounts are not included in the Director Compensation Table for Fiscal 2022 but are included in the Summary Compensation Table. (See “Summary Compensation for Fiscal 2022, 2021 and 2020” table).

Annual Limit on Director Compensation

In 2017, the Compensation Committee approved an annual limit on director compensation that provides that any equity-based awards granted to any non-employee director under the Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan, as amended and restated effective as of June 22, 2015 (the “2015 Non-Employee Director Stock Incentive Plan”) in respect of any fiscal year plus any cash-based compensation granted to any non-employee director in respect of any such fiscal year, in each case solely with respect to his or her service to the Board of Directors, may not exceed $650,000 based on the aggregate fair market value (determined as of the date of the grant) of any equity-awards plus the aggregate value (determined as of the date of the grant) of any cash-based compensation (“Annual Limit”).

In February 2023, the Compensation Committee approved an increase from $650,000 to $900,000 for the Annual Limit. The decision to increase the Annual Limit was related to the Compensation Committee’s decision to include such limit in the proposed amendment and restatement of the 2015 Non-Employee Director Stock Incentive Plan (to be renamed the Henry Schein, Inc. 2023 Non-Employee Director Stock Incentive Plan), as described in Proposal 2 which is subject to approval by the stockholders at the 2023 Annual Meeting.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time. In January 2022, following a benchmarking analysis, the Compensation Committee reviewed compensation paid to non-employee directors and determined such amounts should remain unchanged in fiscal 2022 compared to fiscal 2021, except that upon advice from Pearl Meyer and based on a benchmarking data provided by Willis Towers Watson, the retainer for the Audit Committee Chairperson was increased from $20,000 to $25,000 and the Lead Director’s retainer was increased from $35,000 to $40,000. In fiscal 2022, each non-employee director was entitled to receive an annual retainer of $90,000. Each non-employee director also received $2,200 for each committee meeting attended. The retainers for service as a Committee Chairperson for fiscal 2022 were as follows: (i) $15,000 for the Chairperson of the Nominating and Governance Committee; the Regulatory, Compliance and Cybersecurity Committee and the Strategic Advisory Committee; (ii) $20,000 for the Chairperson of the Compensation Committee and (iii) $25,000 for the Chairperson of the Audit Committee. The Lead Director’s retainer for fiscal 2022 was $40,000.

Stock Awards

On March 16, 2022, each of the Company’s non-employee directors as of such date was granted 2,028 RSUs under the 2015 Non-Employee Director Stock Incentive Plan, with each award having a grant date fair value of $175,000. Following his appointment as a non-employee director at the Company’s 2022 Annual Meeting, on June 10, 2022, Mr. Paladino was granted 2,149 RSUs under the 2015 Non-Employee Director Stock Incentive Plan, with such award having a grant date fair value of $175,000. The value of the equity awards for the non-employee directors was unchanged in fiscal 2022 compared to the value of their awards each year since fiscal 2019. The RSUs granted to the non-employee directors in 2022 are subject to time-based vesting and cliff vest at the end of 12 months from the grant date, based on continued service through the applicable vesting date.

All such grants under the 2015 Non-Employee Director Stock Incentive Plan (i) were issued on the date they were approved by the Compensation Committee (except with respect to Mr. Paladino, where the grant date was a fixed date after the date on which such grant was approved by the Compensation Committee following his appointment as a non-employee director at the Company’s 2022 Annual Meeting) and (ii) provide for full accelerated vesting upon a change in control (as defined in the 2015 Non-Employee Director Stock Incentive Plan or as defined under Section 409A of the Code), provided that no termination of services has occurred prior to the change in control.

Beginning with the equity award granted in 2009, non-employee directors became eligible to defer the date upon which all or a portion of their restricted stock units will be paid out to either (i) a specified payment date occurring on the third, fifth, seventh or tenth anniversary of the scheduled vesting date or (ii) the date of the termination of their services that occurs after the scheduled vesting date. If the deferral election is chosen, to the extent vested, payment will be made within the 30 day period following the earliest of the following to occur: (i) the elected deferred payment date; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s termination of services (other than as a result of death or disability) or (v) a change in control of the Company. Participants are also permitted to further defer the payment date of their restricted stock units in accordance with Section 409A of the Code for one or more additional periods of at least five years (but not more than ten years) beyond the previously elected deferred payment date.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant non-employee directors. The Compensation Committee reviews non-employee director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation. The Compensation Committee also reviews, for purposes of determining non-employee director equity awards, the companies with revenues between $8 billion and $15 billion that it reviews for evaluation of executive officer compensation. See “Compensation Structure—Pay Elements—Details—Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to non-employee directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan into a cash account or a phantom share account. An investment in the cash account is deemed to be invested in cash equivalents based on the Company’s long-term borrowing rate under the Company’s principal credit facility. An investment in the phantom share account is deemed to be invested in a unit measurement called a “phantom share.” A phantom share is the equivalent to one share of our common stock. The cash accounts are distributed in a lump sum cash payment and the phantom share accounts are distributed in our common stock. Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 2015 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 2015 Non-Employee Director Stock Incentive Plan. Messrs. Ali, Alperin and Laskawy and Ms. Margulies each participate in the Non-Employee Director Deferred Compensation Plan. Dr. Rekow also participated in the Non-Employee Director Deferred Compensation Plan and the balance in her account was paid out following her death. Each such non-employee director has elected to defer his or her eligible director fees to the phantom share account. The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the above-market or preferential earnings of the phantom shares allocated to each such director’s account.

Stock Ownership Policy

The Company believes that, to align the interests of the directors of the Company with the interests of the stockholders of the Company, the non-employee directors of the Company should have a financial stake in the Company. In 2018, the Company updated its stock ownership policy for non-employee directors to provide that each non-employee director should own equity in the Company equal to the greater of (i) a minimum of 10,000 shares of Henry Schein, Inc. common stock or (ii) five times the non-employee director annual retainer fee (which annual retainer fee is currently $90,000). Newly appointed non-employee directors will have five years from the date of their initial appointment to comply with the stock ownership policy.

Further, as a guideline, non-employee directors may only sell up to one-half of all vested value above the ownership requirement. “Vested value” is defined as the value of shares of any class of common stock, shares of vested restricted stock units, shares of unvested time-based restricted stock units (after netting an estimated amount for taxes, if applicable), warrants or rights to acquire shares of common stock and securities that are convertible into shares of common stock. Also, a non-employee director’s equity in the Company may not be sold until the non-employee director satisfies the Company’s stock ownership policy.

Upon request, the Nominating and Governance Committee may consider whether exceptions should be made for any non-employee director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors.

All non-employee directors are in compliance with the Company’s stock ownership policy.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits hedging or other derivative transactions and pledging of Company stock by its non-employee directors.

Director Retirement Policy

In 2015, upon recommendation of the Nominating and Governance Committee, the Board of Directors adopted a director retirement policy. The Company believes that it benefits greatly from contributions by directors who have had significant prior careers and experiences, and that the value of a director’s continuing contributions (including how such contributions complement the overall diversity and areas of expertise of the full Board of Directors) is a more important factor than a specific age in determining when a highly productive director should retire from the Board of Directors. The Company also recognizes that it is in its interest for directors to retire when that becomes appropriate, as well as the benefit to the Company from adding new directors with new perspectives. The policy provides that the Chairperson of the Nominating and Governance Committee should commence retirement discussions with a director within a few years of approaching his or her 80th birthday. In any event, a director is expected to retire at the end of his or her term during which he or she reaches the age of 80, although this is a general guideline that we expect will be observed in most cases but not a strict requirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains a formal, written conflict of interest policy that applies to all employees. Additionally, on an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. Mr. Connett has one family member and Mr. Breslawski has two family members who are non-executive employees of the Company or its subsidiaries and where such employee’s aggregate compensation for fiscal 2022 was in excess of $120,000 (the relevant disclosure threshold under Item 404(a) of the Regulation S-K). The compensation paid to each such family member is comparable to other Company employees at a similar level. The Audit Committee reviewed, approved and ratified those related-party transactions for fiscal 2022, including the total compensation paid to such individuals in fiscal 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2022 were Ms. Derby and Mr. Herring and Dr. Sheares.

During fiscal 2022:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF

THE HENRY SCHEIN, INC. 2015 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

(TO BE RENAMED THE HENRY SCHEIN, INC. 2023 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN)

The Company currently maintains the Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan, as amended and restated effective as of June 22, 2015, for the benefit of directors of the Company who are not employees of the Company or its subsidiaries (the “Non-Employee Directors”). Stockholders are being asked to approve an amendment and restatement of the 2015 Non-Employee Director Stock Incentive Plan, which is effective upon the approval by the stockholders of the Company, and incorporates the following key changes:

•

Change the Name of the Plan. Although the 2015 Non-Employee Director Stock Incentive Plan is being amended and restated and will continue in effect, the 2015 Non-Employee Director Stock Incentive Plan will be renamed the Henry Schein, Inc. 2023 Non-Employee Director Stock Incentive Plan (the “2023 Non-Employee Director Stock Incentive Plan”).

•

Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 275,000 shares of common stock for a maximum total share reserve of 2,075,000 shares of common stock under the 2023 Non-Employee Director Stock Incentive Plan, subject to antidilution adjustments set forth in the 2023 Non-Employee Director Stock Incentive Plan (reflecting the previously approved 900,000 shares of common stock adjusted to 1,800,000 shares of common stock to reflect the two-for-one stock split in September 2017 plus the proposed share increase). The maximum number of shares of common stock authorized to be awarded as other stock-based awards will be increased by 275,000 as well so that the maximum number of shares of common stock available for the grant of other stock-based awards will be 1,035,000 (reflecting the previously approved 380,000 shares of common stock adjusted to 760,000 shares of common stock to reflect the two-for-one stock split in September 2017 plus the proposed share increase), subject to antidilution adjustments set forth under the 2023 Non-Employee Director Stock Incentive Plan. As of March 27, 2023, 117,981 shares remain available for future issuance under the 2015 Non-Employee Director Stock Incentive Plan. The Board of Directors believes that a portion of the compensation for our non-employee directors consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders. The Board of Directors believes that the proposed increase in the share reserve is necessary to ensure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

•

Clarification of “Acquisition Event” Provisions. The 2023 Non-Employee Director Stock Incentive Plan clarifies that the Company shall have the discretion, in connection with an “Acquisition Event” (as defined in the 2023 Non-Employee Director Stock Incentive Plan), to (i) accelerate the vesting of Options and Other Stock-Based Awards with exercise rights and/or (ii) cash out all Other Stock-Based Awards that do not contain an exercise right, in each case, only if the successor entity does not assume or substitute outstanding awards on a substantially equivalent basis in connection with the Acquisition Event. The 2023 Non-Employee Director Stock Incentive Plan also adds certain carveouts to the definition of Acquisition Event applicable to awards granted following the stockholder approval of the 2023 Non-Employee Director Stock Incentive Plan (relating to events that will not constitute an Acquisition Event) to match carveouts found in the definition of “Change of Control” in the 2023 Non-Employee Director Stock Incentive Plan.

•

Introduce Uniform Minimum Vesting Standards. The 2023 Non-Employee Director Stock Incentive Plan will require a minimum vesting schedule of at least one year for all new awards under the 2023 Non-Employee Director Stock Incentive Plan, with no portion of such awards permitted to vest prior to the first anniversary of the date of the grant (except that accelerated vesting is permitted in the event of a change of control of the Company or the participant’s death, disability or retirement). The 2023 Non-Employee Director Stock Incentive Plan will permit, however, awards of Options and Other Stock-Based Awards to contain earlier restricted periods, so long as the aggregate amount of shares subject to such awards does not exceed 5% of the aggregate share reserve available with respect to awards of Options and awards of Other Stock-Based Awards, as applicable.

•

Annual Limit. The Board of Directors believes that it is important to include an annual limit on director compensation in the 2023 Non-Employee Director Stock Incentive Plan, which is consistent with past practice, that provides that any options or other stock-based awards granted to any Non-Employee Director under the 2023 Non-Employee Director Stock Incentive Plan in respect of any fiscal year plus any cash-based compensation granted to any Non-Employee Director in respect of any such fiscal year, in each case solely with respect to his or her service as Non-Employee Director, may not exceed $900,000 based on the aggregate Fair Market Value (as defined in the 2023 Non-Employee Director Stock Incentive Plan and as determined as of the date of the grant) of any equity-awards plus the aggregate value (determined as of the date of the grant) of any cash-based compensation.

•

No Dividends on Options and Other Appreciation-Based Awards; Dividends on Unvested Full Value Other Stock-Based Awards. The 2023 Non-Employee Director Stock Incentive Plan will expressly prohibit the payment of dividends and dividend equivalents with respect to any awards of Options and stock appreciation rights and other appreciation-based awards granted as other stock-based awards, which has generally been the Company’s practice with respect to awards of options and SARs under the 2015 Non-Employee Director Stock Incentive Plan. Additionally, the 2023 Non-Employee Director Stock Incentive Plan will require that dividends or dividend equivalents paid in connection with awards of restricted stock, restricted stock units and other full value awards granted as other stock-based awards will be credited, deferred until, and subject to the satisfaction of vesting of, and be subject to the restrictions applicable to, the underlying restricted stock, restricted stock units and other full value awards, which has generally been the Company’s practice with respect to awards of RSUs under the 2015 Non-Employee Director Stock Incentive Plan.

•

Extend the Term. The term of the 2023 Non-Employee Director Stock Incentive Plan will be extended until May 23, 2033 (currently, the 2015 Non-Employee Director Stock Incentive Plan is scheduled to expire on June 22, 2025).

The Company anticipates filing a registration statement on Form S-8 with the SEC to register the additional amount of new shares of common stock to be included in the aggregate share reserve under the 2023 Non-Employee Director Stock Incentive Plan, effective upon and subject to stockholder approval of the 2023 Non-Employee Director Stock Incentive Plan, as soon as practicable following such stockholders’ approval of the 2023 Non-Employee Director Stock Incentive Plan.

As of December 30, 2022 (the last trading day in fiscal 2022), the closing price of shares of our common stock was $79.87 per share. As of March 27, 2023, with respect to the 2020 Stock Incentive Plan, (i) 1,100,884 stock options were granted and remain outstanding (at a weighted-average exercise price of $71.44 per share and a weighted average remaining term of 8.3 years), (ii) 2,228,308 shares of restricted stock/units were granted and remain outstanding and (iii) 6,527,985 shares remain available for future grants of options, restricted stock/units (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding awards). As of March 27, 2023, with respect to the 2015 Non-Employee Director Stock Incentive Plan, (i) no options were granted and remain outstanding, (ii) 118,496 shares of restricted stock/units were granted and remain outstanding and (iii) 117,981 shares remain available for future grants of options, restricted stock/units (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding awards). The 2020 Stock Incentive Plan and the 2015 Non-Employee Director Stock Incentive Plan are the only plans that are currently active from which shares will be issued.

Description of the 2023 Non-Employee Director Stock Incentive Plan

The following description of the 2023 Non-Employee Director Stock Incentive Plan is a summary of its principal provisions and is qualified in its entirety by reference to the 2023 Non-Employee Director Stock Incentive Plan, attached hereto as Exhibit A.

Purpose

The purposes of the 2023 Non-Employee Director Stock Incentive Plan are to enable the Company to attract, motivate and retain Non-Employee Directors who are important to the success of the Company, and to create a mutuality of interest between the Non-Employee Directors and the stockholders by granting options to purchase common stock and other stock-based awards to the Non-Employee Directors.

Eligibility

Under the 2023 Non-Employee Director Stock Incentive Plan, each director who is not also an employee of the Company or its subsidiaries is eligible to receive non-qualified stock options to purchase shares of common stock, which are not intended to be incentive stock options under Section 422 of the Code, and other stock-based awards. An other stock-based award is an award of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, common stock. Non-Employee Directors are selected for participation in the 2023 Non-Employee Director Stock Incentive Plan by the Committee (as defined below) and, as of the date of this proxy statement, there are eleven Non-Employee Directors who are eligible to participate in the 2023 Non-Employee Director Stock Incentive Plan.

Share Reserve

Under the 2023 Non-Employee Director Stock Incentive Plan, a maximum of 2,075,000 shares of common stock are authorized for issuance pursuant to the exercise of options or the issuance of other stock-based awards granted under the 2023 Non-Employee Director Stock Incentive Plan, subject to antidilution adjustments. The number of shares of common stock that may be subject to other stock-based awards granted under the 2023 Non-Employee Director Stock Incentive Plan may not exceed 1,035,000. If any option or other stock-based award is canceled, or expires or terminates unexercised (as applicable), the shares of common stock covered by such option or other stock-based award shall again be available for grant under the 2023 Non-Employee Director Stock Incentive Plan. In addition, the number of shares available for the purpose of awards under the 2023 Non-Employee Director Stock Incentive Plan will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any shares underlying such awards are not actually issued to the participant as a result of a net settlement, (ii) any shares used to pay the purchase price of an option and (iii) any shares repurchased by the Company on the open market with the proceeds of the purchase price of an option.

Administration

The 2023 Non-Employee Director Stock Incentive Plan is administered by a committee (or subcommittee) (the “Committee”) appointed from time to time by the Board of Directors, consisting of two or more “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who are “independent directors” within the meaning of Nasdaq’s Rule 5605(a)(2). If no Committee is appointed or the Committee is removed for any reason, the Board of Directors acts as the Committee. Currently, the Compensation Committee serves as the Committee under the 2023 Non-Employee Director Stock Incentive Plan.

The Compensation Committee has the full authority and discretion, subject to the terms of the 2023 Non-Employee Director Stock Incentive Plan, to determine those individuals who are eligible to be granted options and other stock-based awards and the amount and type of options and other stock-based awards. The terms and conditions of specific grants are set forth in written award agreements between the Company and each participant.

Amendment and Termination

No awards shall be granted under the 2015 Non-Employee Director Stock Incentive Plan on or after June 22, 2025, but awards granted prior to such date may extend beyond such date. If this Proposal is approved, the term of the 2023 Non-Employee Director Stock Incentive Plan will be extended to May 23, 2033.

The Board of Directors or the Compensation Committee may terminate the 2023 Non-Employee Director Stock Incentive Plan at any time, subject to the continued effectiveness of outstanding options and other stock-based awards. The Board of Directors or the Compensation Committee may also amend the 2023 Non-Employee Director Stock Incentive Plan, except that no amendment may, without the approval of the stockholders, (i) increase the total number of shares of common stock that may be subject to awards under the 2023 Non-Employee Director Stock Incentive Plan or (ii) change the eligibility requirements for participation in the 2023 Non-Employee Director Stock Incentive Plan.

Options

The term of each option will be specified by the Compensation Committee upon grant, but may not exceed ten years from the date of the grant. The exercise price of each option granted under the 2023 Non-Employee Director Stock Incentive Plan will equal 100% of the fair market value of a share of common stock on the grant date, and the terms upon which each such option granted under the 2023 Non-Employee Director Stock Incentive Plan will be exercisable will be determined by the Compensation Committee.

Subject to certain rights to exercise after the death, disability, retirement or termination of services (other than for cause) of the option holder or after a Change of Control (as defined in the 2023 Non-Employee Director Stock Incentive Plan), options granted under the 2023 Non-Employee Director Stock Incentive Plan may be exercised only if the option holder is eligible to participate in the 2023 Non-Employee Director Stock Incentive Plan on the date of exercise. Upon a termination of service for cause (as defined in the 2023 Non-Employee Director Stock Incentive Plan), any outstanding options (whether vested or unvested) are forfeited and cancelled in their entirety, and the Compensation Committee may require a participant to promptly repay to the Company (and the Company has the right to recover) any gain realized upon exercise of an option.

Upon the exercise of an option, the option holder must make payment of the full exercise price, either (i) in cash, or, if permitted by the Compensation Committee, (ii) in shares of common stock (which have been owned by such participant as may be required by applicable accounting standards to avoid a charge to the Company’s earnings), (iii) in a combination of cash and/or shares of common stock from the option holder or (iv) on such other terms and conditions as may be acceptable to the Compensation Committee.

The 2023 Non-Employee Director Stock Incentive Plan also contains express prohibition against repricing options. Without stockholder approval, no option may be modified to reduce the purchase price thereof nor may a new option at a lower price be substituted for a simultaneously surrendered option, provided that the foregoing does not apply to antidilution adjustments and substitutions in accordance with the 2023 Non-Employee Director Stock Incentive Plan.

Other Stock-Based Awards

Subject to the provisions of the 2023 Non-Employee Director Stock Incentive Plan, the Compensation Committee has the authority to determine the number of shares of common stock to be awarded pursuant to other stock-based awards and all other conditions of such awards. Other stock-based awards and any common stock covered by such awards will vest or be forfeited to the extent provided in the award agreement, as determined by the Compensation Committee.

Common stock or other stock-based awards purchased pursuant to a purchase right awarded under the 2023 Non-Employee Director Stock Incentive Plan will be priced as determined by the Compensation Committee. The Compensation Committee may, in its discretion, permit Non-Employee Directors to defer a portion of their cash compensation in the form of other stock-based awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company.

Dividends and Dividend Equivalents

For awards of options, until shares of common stock are issued, no right to vote or receive dividends or any other rights as a stockholder will generally exist with respect to the shares of Common Stock subject to the option, notwithstanding the exercise of the option. The Company will issue such shares of common stock promptly after the option is exercised. No adjustment will generally be made for a dividend or other right for which the record date is prior to the date the shares of common stock are issued. No dividend equivalents will be issued or paid with respect to any option.

For awards of stock appreciation rights and other appreciation-based awards granted as other stock-based awards, no dividends will generally be issued or paid to a participant with respect to such stock appreciation right or other appreciation-based award, and no dividend equivalents will generally be issued or paid with respect to any stock appreciation right or other appreciation-based award. For awards of restricted stock, restricted stock units and other full value awards granted as other stock-based awards, the payment of dividends or dividend equivalents whether they are paid in cash or in shares of common stock on any restricted stock, restricted stock units or other full value awards will be credited, deferred until, and conditioned upon, the satisfaction of the vesting and will be subject to the same restrictions on transferability and forfeitability as the restricted stock, restricted stock units or other full value awards with respect to which they were paid.

Transferability

Options and other stock-based awards granted under the 2023 Non-Employee Director Stock Incentive Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may provide that a non-qualified stock option or other stock-based award is transferable to a participant’s family members (as defined in the 2023 Non-Employee Director Stock Incentive Plan).

Material U.S. Federal Income Tax Consequences Relating to the 2023 Non-Employee Director Stock Incentive Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2023 Non-Employee Director Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Non-Employee Directors who receive options under the 2023 Non-Employee Director Stock Incentive Plan will not realize taxable income for federal income tax purposes at the time of the grant. Such conclusion is predicated on the assumption that, under existing U.S. Treasury Department regulations, a nonqualified stock option, at the time of its grant, has no readily ascertainable fair market value. Such directors will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date income is realized over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise. The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of.

The Company is generally entitled to a tax deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option. Any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules. In addition, in the event that the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2023 Non-Employee Director Stock Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.

Equity Compensation Plan Information

We maintain two stock incentive plans for the benefit of certain officers, directors and employees. Both plans are active and have been approved by our stockholders. The following table summarizes information relating to these plans as of December 31, 2022:

Plan category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options	Number of Common Shares Available for Future Issuances
Plans Approved by Stockholders	1,100,884	$71.44	6,645,966
Plans Not Approved by Stockholders	-	-	-
Total	1,100,884	$71.44	6,645,966

New Plan Benefits

It is anticipated that no awards will be granted pursuant to the 2023 Non-Employee Director Stock Incentive Plan until 2024, other than in connection with any appointment or election of a new director. Accordingly, the benefits or amounts to be granted under the 2023 Non-Employee Director Stock Incentive Plan are not determinable. As of March 27, 2023, the following outstanding awards have been granted under the 2015 Non-Employee Director Stock Incentive Plan to each of the Non-Employee Directors (which amounts would have been granted under the 2023 Non-Employee Director Plan in 2022 had it been in effect in lieu of the 2015 Non-Employee Director Stock Incentive Plan):

Name	Number of Shares Underlying Options	Number of Shares Underlying Restricted Stock/Unit Awards[1]
Mohamad Ali	0	2,250
Deborah Derby	0	2,250
Joseph L. Herring	0	2,250
Kurt P. Kuehn	0	2,250
Philip A. Laskawy	0	2,250
Anne H. Margulies	0	2,250
Steven Paladino	0	4,399
Carol Raphael	0	2,250
Scott Serota	0	2,250
Bradley T. Sheares, Ph.D.	0	2,250
Reed V. Tuckson, M.D., FACP	0	2,250

1 Additionally, as of March 27, 2023, with respect to the aggregate number of restricted stock units that vested but, per the director’s election, the payment date has been deferred, Ms. Derby had 4,818 restricted stock units, Mr. Kuehn had 11,843 restricted stock units, Mr. Laskawy had 21,961 restricted stock units, Ms. Margulies had 13,925 restricted stock units, Dr. Sheares had 36,833 restricted stock units and Dr. Tuckson had 2,217 restricted stock units, at fiscal 2022 year end. Ms. Raphael and Messrs. Ali, Alperin, Herring, Paladino and Serota did not elect to defer the payment date of any restricted stock units.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 2023 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This Proposal 3, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on named executive officers’ compensation.

As described in detail in the Compensation Discussion and Analysis beginning on page 17 of this proxy statement, the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long-term value for stockholders. The primary objectives of the program are to:

•	align rewards with the achievement of performance goals that enhance stockholder value;

•	align rewards with the achievement of the Company’s strategic plan;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its executive officer compensation program achieves these goals with its emphasis on long-term equity awards and performance-based compensation, which has enabled the Company to successfully motivate and reward its named executive officers. The Company believes that its compensation program is appropriate and has played an essential role in its continuing financial success by aligning the long-term interests of its named executive officers with the long-term interests of its stockholders.

For these reasons, the Board of Directors recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this Proposal 3 is not binding upon the Company. Notwithstanding the advisory nature of this vote, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by stockholders in their vote on this Proposal 3, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), the Company is seeking the input of its stockholders on the frequency with which it will hold a non-binding, advisory vote on the compensation of its named executive officers (commonly known as a “frequency of say-on-pay” proposal). In voting on this Proposal 4, stockholders are provided with four choices. Stockholders may indicate their preference as to whether the advisory vote on the compensation of the Company’s named executive officers should occur once every (i) one year, (ii) two years or (iii) three years; or the stockholders may abstain from voting on this Proposal 4.

After careful consideration, it is the opinion of the Board of Directors that the frequency of the stockholder vote on the compensation of the Company’s named executive officers should be once every year. The Company views the manner in which it compensates its named executive officers as an essential part of its strategy for achieving sustainable economic growth. The Company believes that a say-on-pay vote should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. The Company and the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by stockholders and will consider the outcome of the say-on-pay vote in making its decisions on executive compensation.

While the Board of Directors recommends an annual vote, stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation. Rather, stockholders are being provided with the opportunity to cast an advisory vote through the resolution set forth below, on whether the stockholder advisory vote on executive officer compensation should occur once every (i) one year, (ii) two years or (iii) three years, or to abstain from voting on the matter.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be once every one year, two years or three years.”

As an advisory vote, this proposal is not binding on the Company. Notwithstanding the advisory nature of this vote, the Board of Directors values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on executive compensation. The alternative receiving the greatest number of votes (every one year, two years or three years) will be the frequency that stockholders approve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, FOR A FREQUENCY OF SAY-ON-PAY VOTE OF ONCE EVERY ONE YEAR.

PROPOSAL 5

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We are asking stockholders to ratify the selection of BDO USA as our independent registered public accounting firm for the fiscal year ending December 30, 2023. The Audit Committee and the Board of Directors believe that the retention of BDO USA to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Although ratification is not legally required, the Company is submitting the selection of BDO USA to its stockholders for ratification as a matter of good corporate governance. In the event that this selection of BDO USA is not ratified, the Audit Committee will reconsider the selection. Even if the selection of BDO USA is ratified, the Audit Committee, in its discretion, may change the selection at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders. Representatives of BDO USA will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed or expected to be billed to us for fiscal 2022 and for fiscal 2021:

	Fiscal 2022	Fiscal 2021
Audit Fees — Annual Audit and Quarterly Reviews	$7,662,000	$7,684,250
Audit Related Fees	$429,000	$786,000
Tax Fees: —
Tax Advisory Services	$157,000	$142,500
Tax Compliance, Planning and Preparation	$640,000	$533,000
All Other Fees	$105,000	$105,000
Total Fees	$8,993,000	$9,250,750

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid or expects to pay to BDO USA for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs, for the audit of our internal control over financial reporting and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements. “Audit related fees” are fees for assurance and related services, primarily for services in connection with employee benefit plan audits, and consultation on acquisitions. “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation. “All other fees” in fiscal 2022 and 2021 are for real estate advisory services.

The Audit Committee has determined that the provision of all non-audit services by BDO USA is compatible with maintaining such accountant’s independence.

All fees paid or to be paid by us to BDO USA were approved by the Audit Committee in advance of the services being performed by such independent accountants.

Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting is required to ratify the selection of BDO USA as our independent registered public accounting firm for the fiscal year ending December 30, 2023.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED RATIFICATION OF THE SELECTION OF BDO USA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters. On an ongoing basis, the Audit Committee reviews all related party transactions (as defined by applicable regulations), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of three “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Two of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of SEC and each of the members of the Audit Committee is able to read and understand fundamental financial statements, and, as such, satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A). The Audit Committee operates under a written charter adopted by the Board of Directors, which is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq listing standards relating to corporate governance and audit committees. The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

BDO USA, LLP (“BDO USA”), the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management. BDO USA also audits, and expresses an opinion on the design and operating effectiveness of the Company’s internal control over financial reporting.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by BDO USA. During fiscal 2022, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, employee benefit plan audits and other quarterly review services. Non-audit related services approved by the Audit Committee consisted of real estate advisory, tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis and following each quarterly Audit Committee meeting, the Audit Committee meets privately with both BDO USA and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee. BDO USA’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders. The Audit Committee is also responsible for the selection of BDO USA, and approves in advance its engagements to perform audit and any non-audit services and the fee for such services.

The Audit Committee annually reviews its independent registered public accounting firm’s performance and independence from management. In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for Fiscal 2022

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2022, as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee has also met with management, the internal auditors and BDO USA to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 31, 2022.

The Audit Committee has received from BDO USA the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BDO USA their independence from the Company and its management. The Audit Committee also received reports from BDO USA regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO USA and management. There were no differences of opinion reported between BDO USA and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee has also received from, and discussed with, BDO USA the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). Finally, the Audit Committee has received from, and reviewed with, BDO USA all communications and information concerning its audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 2201.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2022.

THE AUDIT COMMITTEE
Kurt P. Kuehn, Chairperson
Philip A. Laskawy
Anne H. Margulies

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Report of the Audit Committee of the Board of Directors contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2022,” references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends an affirmative vote be cast “FOR” all nominees for election to the Board of Directors listed in Proposal 1 on the proxy card, a vote “FOR” Proposals 2, 3 and 5 and a vote for once every “one year” for Proposal 4 with respect to the frequency of say-on-pay.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 13, 2023 at the Company’s principal place of business. If a state of emergency exists at that time preventing access to the Company’s office during regular business hours, the Company will endeavor to make the list available for inspection upon request via email to investor@henryschein.com. The list of stockholders will be available electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HSIC2023.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com. Stockholders may also obtain a copy of the Form 10-K upon request via email to investor@henryschein.com. In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2024 Annual Meeting included in our proxy statement pursuant to the SEC’s proxy rules (i.e., Rule 14a-8) must submit such proposal at the principal executive offices of the Company no later than December 13, 2023. It is suggested that any such proposals be submitted by email and certified mail, return receipt requested.

Any stockholder intending to include a director nominee in the Company’s proxy materials for the 2024 Annual Meeting pursuant to Article II, Section 12 of our Fourth Amended and Restated By-laws (i.e., proxy access) should carefully review the requirements for using proxy access, as described in such Section. The Company must receive a stockholder’s nomination, with all required information, between the close of business on November 13, 2023 and the close of business on December 13, 2023.

Under our Fourth Amended and Restated By-laws, a stockholder who intends to bring a proposal before the 2024 Annual Meeting outside of Rule 14a-8 cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2024 Annual Meeting is delivered in person or mailed to, and received by, the Company at our principal executive offices between January 24, 2024 and the close of business on February 23, 2024.

In addition to satisfying the requirements noted above, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting, the stockholder must provide notice that includes the information required by Rule 14a-19 under the Exchange Act and required by the Company’s Fourth Amended and Restated By-laws, which notice must be delivered in person or mailed to, and received by, the Company at our principal executive offices between January 24, 2024 and the close of business on February 23, 2024.

If the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2024 Annual Meeting is first made.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2024 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

Exhibit A

HENRY SCHEIN, INC.

2023 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

As Amended and Restated Effective as of May 23, 2023

1.	PURPOSE OF THE PLAN

The purposes of this Henry Schein, Inc. 2023 Non-Employee Director Stock Incentive Plan, as amended and restated effective as of May 23, 2023, are to enable Henry Schein, Inc. (the “Company”) to attract, retain and motivate directors of the Company who are not employees of the Company or its subsidiaries (“Non-Employee Directors”) and who are important to the success of the Company and to create a mutuality of interest between the Non-Employee Directors and the stockholders of the Company by granting such directors options to purchase Common Stock (as defined herein) of the Company and Other Stock-Based Awards (as defined herein).

2.	DEFINITIONS

a)         “Acquisition Event” means:

(i)         a merger or consolidation in which the Company is not the surviving entity, excluding, solely with respect to Options or Other Stock-Based Awards granted on or after the date of the Company’s 2023 annual stockholders’ meeting, any such transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding common securities of the Person resulting from such transaction and the combined voting power of the outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body), in substantially the same proportions as their ownership, immediately prior to such transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the Person resulting from such transaction, and any Person beneficially owning, immediately prior to such transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding common securities of the Person resulting from such transaction or the combined voting power of the then outstanding securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or an equivalent governing body) of the Person resulting from such transaction; or

(ii)         any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets, excluding, solely with respect to Options or Other Stock-Based Awards granted on or after the date of the Company’s 2023 annual stockholders’ meeting, in each case, such a sale or other disposition to a Person with respect to which, following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding common securities of such Person and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such Person, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding common securities of such Person and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or an equivalent governing body) of such Person.

b)        “Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

c)             “Board” means the board of directors of the Company.

d)            “Cause” has the meaning set forth in Section 8(b).

e)             “Change of Control” has the meaning set for in Section 6(e).

f)             “Code” means the Internal Revenue Code of 1986, as amended.

g)        “Committee” means such committee (or subcommittee), if any, appointed by the Board to administer the Plan consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Act and an “independent director” within the meaning of Nasdaq’s Rule 5605(a)(2) or such other applicable stock exchange rule. If the Board does not appoint a committee for this purpose or the Board removes the Committee for any reason, “Committee” means the Board.

h)         “Common Stock” means the voting common stock of the Company, par value $.01, any common stock into which the common stock may be converted and any common stock resulting from any reclassification of the common stock.

i)             “Company” means Henry Schein, Inc., a Delaware corporation.

j)             “Corporate Transaction” has the meaning set forth in Section 6(e)(i).

k)         “Disability” means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

l)             “Effective Date” has the meaning set forth in Section 3.

m)     “Fair Market Value” means the value of a Share (as defined herein) on a particular date, determined as follows:

(i)       If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through the Nasdaq Stock Market, Inc. (“Nasdaq”), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on such principal exchange (determined by trading value in the Common Stock) or through Nasdaq, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through Nasdaq, as the case may be, on such date; or

(ii)    If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through Nasdaq, the mean between the bid and asked prices as quoted by Nasdaq on such date; or

(iii)    If the Common Stock is not listed or quoted on a national securities exchange or through Nasdaq or, if pursuant to (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

(iv)      If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith taking into account Section 409A of the Code.

n)      “Family Member” means, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of such individuals, and any other entity owned solely by such individuals.

o)        “Fiscal Year” means the fiscal year of the Company.

p)        “Incumbent Board” has the meaning set forth in Section 6(e)(ii).

q)         “Non-Employee Directors” means directors of the Company who are not employees of the Company or its subsidiaries.

r)        “Other Stock-Based Award” shall mean an award of Common Stock and other awards made pursuant to Section 7 that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock.

s)      “Option” means the right to purchase one Share at a prescribed Purchase Price on the terms specified in the Plan and the Option agreement. An Option granted under the Plan may only be a non-qualified stock Option, and no Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.

t)        “Outstanding HSI Voting Securities” has the meaning set forth in Section 6(e)(i).

u)        “Participant” means a Non-Employee Director who is granted Options or Other Stock-Based Awards under the Plan.

v)        “Person” means an individual, entity or group within the meaning of Section l3d-3 or 14d-1 of the Act.

w)      “Plan” means the Henry Schein, Inc. 2023 Non-Employee Director Stock Incentive Plan, as amended from time to time (formerly referred to as the Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan).

x)        “Purchase Price” means purchase price per Share.

y)        “Securities Act” means the Securities Act of 1933, as amended.

z)        “Share” means a share of Common Stock.

aa)      “Termination of Services” means termination of the relationship with the Company so that an individual is no longer a director of the Company.

3.	EFFECTIVE DATE/EXPIRATION OF PLAN

The Plan became initially effective as of March 22, 1996, and was amended effective on March 4, 2002, amended and restated effective as of April 1, 2003, and further amended effective as of April 1, 2004, January 1, 2005, May 10, 2010, and June 22, 2015. The Plan is hereby renamed the Henry Schein, Inc. 2023 Non-Employee Director Stock Incentive Plan and is amended and restated in the form set forth herein, effective upon the approval of the amended and restated Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2023 annual stockholders’ meeting on May 23, 2023 (the “Effective Date”). If the Plan is not approved in accordance with the preceding sentence on or before such annual meeting, the Plan, as amended and restated herein, shall not be effective, but the Plan as in effect immediately prior to the Effective Date shall be in full force and effect. No Option or Other Stock-Based Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options or Other Stock-Based Awards previously granted may extend beyond that date.

4.	ADMINISTRATION

a)        Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan, to administer the Plan, subject to its provisions; to select Participants in, and grant Options and/or Other Stock-Based Awards under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option or Other Stock-Based Award granted under the Plan; to prescribe the form or forms of instruments evidencing Options and Other Stock-Based Awards and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options and Other Stock-Based Awards as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the Option agreement, award agreement and the Plan. Subject to the foregoing, the Committee shall also have full authority to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Option or Other Stock-Based Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive.

b)        Advisors. The Committee may designate the Secretary of the Company, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons (other than professional advisors) to execute Option agreements (or other award agreements) or other documents on behalf of the Committee; provided, that no Participant may execute any Option agreement (or other award agreement) granting Options or Other Stock-Based Awards to such Participant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

c)        Indemnification. To the maximum extent permitted by law, no officer, member or former officer or member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Other Stock-Based Awards granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer, member or former officer or member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former officer’s or member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former officers or members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of the Company or otherwise.

d)        Meetings of the Committee. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a vote of such members at a meeting duly called and held.

5.	SHARES; ADJUSTMENT UPON CERTAIN EVENTS

a) Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option or as a result of the conversion of any Other Stock-Based Awards. In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

b) Number of Shares. Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 2,075,000 Shares of Common Stock. If Options or Other Stock-Based Awards are for any reason canceled, or expire or terminate unexercised (as applicable), the Shares covered by such Options and such Other Stock-Based Awards shall again be available for grant, subject to the foregoing limit. Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that are available for the grant of Other Stock-Based Awards under the Plan shall be 1,035,000 Shares of Common Stock. Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for the purpose of Options and Other Stock-Based Awards under the Plan shall be reduced by (i) the total number of Options or stock appreciation rights exercised, regardless of whether any of the Shares underlying such awards are not actually issued to the Participant as the result of a net settlement, (ii) any Shares used to pay the Purchase Price of an Option and (iii) any Shares repurchased by the Company on the open market with the proceeds of the Purchase Price of an Option.

c) Adjustments; Recapitalization, etc. The existence of the Plan and the Options and Other Stock-Based Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever the Company takes any such action, however, the following provisions, to the extent applicable, shall govern:

(i)      If and whenever the Company shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in the Company’s Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised or Other Stock-Based Awards converted, and (y) the total number and class of Shares and/or other securities that may be issued under the Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(ii)      Subject to Section 5(c)(iii), if the Company merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted or conversion of Other Stock-Based Awards, the Participant shall be entitled to purchase under such Options and receive under such Other Stock-Based Awards, in lieu of the number of Shares as to which such Options shall then be exercisable, or Other Stock-Based Awards be converted, but on the same terms and conditions set forth in the applicable award agreement, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Options (whether or not then exercisable) or upon conversion of such Other Stock-Based Awards.

(iii)      In the event of an Acquisition Event, if the successor does not assume or substitute outstanding Options or Other Stock-Based Awards on a substantially equivalent basis as provided in Section 5(c)(ii), the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Options or Other Stock-Based Awards as of the consummation of the Acquisition Event and (i) with respect to Other Stock-Based Awards that do not contain an exercise right, make payment to the Participant for such Other Stock-Based Award (whether vested or unvested) following such Acquisition Event, and (ii) with respect to Options or Other Stock-Based Award with exercise rights, deliver notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options or such Other Stock-Based Awards described in this subsection (iii) that are then outstanding (without regard to limitations on exercise otherwise contained in the Options), but any such exercise shall be contingent on the consummation of the Acquisition Event, and provided that, if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs and the Committee does not terminate the outstanding Options or Other Stock-Based Awards described in this subsection (iii) pursuant to the preceding sentence, then the provisions of Section 5(c)(ii) shall apply.

(iv)      If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option or conversion of an Other Stock-Based Award to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

(v)     Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number and class of Shares and/or other securities or property subject to Other Stock-Based Awards and Options theretofore granted of the Purchase Price per Share.

d) Annual Limit on the Value of Awards. Notwithstanding any other provision of the Plan to the contrary, the aggregate value of Options and Other Stock-Based Awards granted to a Non-Employee Director in respect of any Fiscal Year plus any cash-based compensation granted to Non-Employee Director in respect of any Fiscal Year, in each case, solely with respect to the individual’s service as a Non-Employee Director, may not exceed $900,000 based on the aggregate Fair Market Value (determined as of the date of grant) of any Option or Other Stock-Based Award plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

e) Early Vesting Share Limit. The Committee may, in its sole discretion, grant Options or Other Stock-Based Awards on or after the date of the Company’s 2023 annual stockholders’ meeting with a vesting schedule that provides for earlier vesting than the applicable minimum vesting dates set forth under Section 6(d) or Section 7(a)(ii), as applicable, (i) with respect to grants of Options, for up to five percent (5%) of the aggregate Shares that may be the subject of Options under the Plan and (ii) with respect to grants of Other Stock-Based Awards, for up to five percent (5%) of the aggregate Shares that may be the subject of Other Stock-Based Awards under the Plan, in each case pursuant to Section 5(b).

6.	AWARDS AND TERMS OF OPTIONS

a) Grant. The Committee may grant Options to Non-Employee Directors.

b) Exercise Price. The Purchase Price deliverable upon the exercise of an Option shall equal 100% of the Fair Market Value on the date of grant.

c) Number of Shares. The Option agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion.

d) Exercisability. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the option agreement and the Plan. No Option shall be exercisable after the expiration of ten (10) year from the date of grant. Each Option shall be subject to earlier termination as provided in Section 8 below. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2023 annual stockholders’ meeting, the vesting schedule with respect to any award of Options shall be no less than one year (with no Options subject thereto vesting prior to the first anniversary of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability (“Permitted Events”) or to the extent permitted under Section 5(e).

e) Acceleration of Exercisability on Change of Control. All Options granted and not previously exercisable shall become exercisable immediately upon the later of a Change of Control (as defined herein). For this purpose, a “Change of Control” shall be deemed to have occurred upon:

(i)      an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 33% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6 are satisfied; or

(ii)      a change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)      the consummation of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), excluding, however, such Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction, notwithstanding the foregoing, no Change of Control will occur if the Incumbent Board approves the Corporate Transaction; or

(iv)     the approval of the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, provided that, solely with respect to Options and Other Stock-Based Awards granted on or after the date of the Company’s 2023 annual stockholders’ meeting, such complete liquidation or dissolution or sale or other disposition is consummated; excluding, however, such sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

f) Exercise of Options.

(i)    A Participant may elect to exercise one or more Options by giving written notice to the Committee of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

(ii)    Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

(A)      in cash or by check, bank draft or money order payable to the order of the Company;

(B)      if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings or (y) through a combination of Shares and cash as provided above, provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

(C)      on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law. Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

g)      No Dividends or Dividend Equivalents. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as provided in Section 5(c)) or any other rights as a stockholder will exist with respect to the shares of Common Stock subject to an Option, notwithstanding the exercise of the Option. Subject to the terms of the Plan, including, without limitation, Section 17, the Company will issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 5(c) of the Plan. No dividend equivalents shall be issued or paid with respect to any Option.

7.	AWARDS OF OTHER STOCK-BASED AWARDS

Other Stock-Based Awards, including, without limitation, stock appreciation rights, performance shares, deferred shares, shares of Common Stock and restricted stock units, may be granted either alone, or in addition to, or in tandem with, Options. The Company may, in its discretion, permit Non-Employee Directors to defer a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Non-Employee Directors to whom and the time or times at which such Other Stock- Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards.

a)        Other Stock-Based Awards made pursuant to this Section 7 shall be subject to the following terms and conditions:

(i)      Dividends and Dividend Equivalents. With respect to stock appreciation rights and other appreciation-based awards granted as Other Stock-Based Awards, no dividends will be issued or paid to a Participant with respect to such stock appreciation right or other appreciation-based award, except as provided in Section 5(c), and no dividend equivalents shall be issued or paid with respect to any stock appreciation right or other appreciation-based award, except as provided in Section 5(c). With respect to restricted stock, restricted stock units and other full value awards granted as Other Stock-Based Awards, the payment of dividends or dividend equivalents whether they are paid in cash or in shares of Common Stock on any restricted stock, restricted stock units or other full value awards shall be credited, deferred until, and conditioned upon, the satisfaction of the vesting and shall be subject to the same restrictions on transferability and forfeitability as the restricted stock, restricted stock units or other full value awards with respect to which they were paid.

(ii)      Vesting. Other Stock-Based Awards and any Common Stock covered by any such Other Stock-Based Award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, effective as of the date of the Company’s 2023 annual stockholders’ meeting, the Committee shall not be authorized to provide for the earlier vesting with respect to any award of Other Stock-Based Awards for any reason except as permitted with respect to Permitted Events as provided in the preceding sentence or to the extent permitted under Section 5(e).

(iii)     Waiver of Limitation. The Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based Award granted under the Plan.

(iv)      Price. Common Stock or Other Stock-Based Awards purchased pursuant to a purchase right awarded under the Plan shall be priced as determined by the Committee.

8.	EFFECT OF TERMINATION OF SERVICES ON OPTIONS AND OTHER STOCK-BASED AWARDS

a)        Death, Disability, Retirement, etc. Except as otherwise provided in the Participant’s option agreement or in the Plan, upon Termination of Services, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Services (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Services) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

(i)      In the event of the Participant’s death, such Options shall remain exercisable (by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one (1) year from the date of the Participant’s death, provided that the Committee in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant’s death, but in no event beyond the expiration of the stated term of such Options.

(ii)      In the event the Participant retires at or after age 65 (or, with the consent of the Committee, before age 65), or if the Participant’s services terminate due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant’s Termination of Services, provided that the Committee, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant’s Termination of Services, but in no event beyond the expiration of the stated term of such Options.

b)      Cause or Voluntary Termination. Upon the Termination of Services of a Participant for cause (as defined herein) or if it is discovered after such Termination of Services that such Participant had engaged in conduct that would have justified a Termination of Services for Cause, all outstanding Options shall immediately be canceled, provided that upon any such termination the Committee may, in its discretion, require the Participant to promptly pay to the Company (and the Company shall have the right to recover) any gain the Participant realized as a result of the exercise of any Option that occurred within one (1) year prior to such Termination of Services or the discovery of conduct that would have justified a Termination of Services for Cause. Termination of Services shall be deemed to be for “Cause” for purposes of this Section 8(b) if the Participant shall have committed fraud or any felony in connection with the Participant’s duties as a director of the Company or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust, confidentiality or fiduciary duties as to the Company or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to the Company.

c)        Other Termination. In the event of Termination of Services for any reason other than as provided in Section 8(a) and 8(b), all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Services shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that the Committee in its discretion may extend such time period to up to one (1) year from the date of the Participant’s Termination of Services, but in no event beyond the expiration of the stated term of such Options.

d)        Rules Applicable to Other Stock-Based Awards. Subject to the award agreement and the Plan, upon a Participant’s Termination of Service for any reason during any period or restriction as may be applicable for an Other Stock-Based Award, the Other Stock-Based Awards in question shall vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant or thereafter.

9.	NONTRANSFERABILITY OF OPTIONS AND OTHER STOCK-BASED AWARDS

Except as otherwise provided below, no Option or Other Stock-Based Award shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the holder may be exercised only by the holder or his or her guardian or legal representative. In addition, no Option or Other Stock-Based Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option or Other Stock-Based Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option or Other Stock-Based Award, or in the event of any levy upon any Option or Other Stock-Based Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option or Other Stock-Based Award shall immediately be cancelled.

Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Option or Other Stock-Based Award that is not otherwise transferable pursuant to this Section 9 is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. Any Option or Other Stock-Based Award so transferred may thereafter be transferred by the transferee to any other Family Member of the Participant, and any Option or Other Stock-Based Award (solely to the extent such award gives a Participant an exercise right) may be exercised by any permitted transferee at such times and to such extent that such Option or such Other Stock-Based Award would have been exercisable by the Participant if no transfer had occurred.

10.	RIGHTS AS A STOCKHOLDER

A holder of an Option or Other Stock-Based Award shall have no rights as a stockholder with respect to any Shares covered by such holder’s Option or Other Stock-Based Award until such holder shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in the Plan.

11.	DETERMINATIONS

Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the holders of any Options or Other Stock-Based Awards and Non-Employee Directors and their respective heirs, executors, administrators, personal representatives and other successors in interest.

12.	TERMINATION, AMENDMENT AND MODIFICATION

The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option or Other Stock-Based Award shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options or Other Stock-Based Awards which by their terms continue beyond the termination date of the Plan. At any time prior to the tenth anniversary of the Effective Date, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the, approval of the stockholders of the Company, (i) increase the total number of Shares which may be subject to Options or Other Stock-Based Award granted under the Plan; or (ii) change the requirements for eligibility for participation in the Plan.

Subject to the provisions of this Section 12, nothing contained in this Section 12 (except as provided in the next paragraph) shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options or Other Stock-Based Awards of Participants, including, without limitation, the reduction of the Purchase Price specified therein (or the granting or issuance of new Options at a lower Purchase Price upon cancellation of outstanding Options), so long as (i) all Options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan, (ii) the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms and (iii) the provisions regarding stockholder approval set forth below in this Section 12 are complied with.

Notwithstanding anything to the contrary contained in this Section 12, without the approval of the stockholders of the Company, no outstanding Option may be modified to reduce the Purchase Price thereof nor may a new Option at a lower price be substituted for a simultaneously surrendered Option, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5.

Notwithstanding anything to the contrary contained in this Section 12, no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant’s Option or Other Stock-Based Award, alter or impair the rights and obligations arising under any then outstanding Option or Other Stock-Based Award.

13.	NON-EXCLUSIVITY

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

14.	USE OF PROCEEDS

The proceeds of the sale of Shares subject to Options or Other Stock-Based Awards under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

15.	GENERAL PROVISIONS

a) Right to Terminate Services. Neither the adoption of the Plan nor the grant of Options or Other Stock-Based Awards shall impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain a director.

b) Purchase for Investment. If the Board determines that the law so requires, the holder of an Option or Other Stock-Based Award granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on in appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel approved by the Company as to the availability of such exception.

c) Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option or Other Stock-Based Award thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

d) Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

e) Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

f) Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

g) Readings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

h) Section 409A of the Code. To the extent applicable, the Plan is intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. In the event that any arrangement provided for under the Plan constitutes a nonqualified deferred compensation arrangement under Code Section 409A, it is intended that such arrangement be designed in a manner that complies with Code Section 409A. Any amounts deferred hereunder that are subject to Code Section 409A and payable to a “specified employee” (within the meaning of such term under Code Section 409A and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Code Section 409A), except in the event of death, shall be delayed in accordance with the requirements of Code Section 409A until the day immediately following the six month anniversary of such employee’s “separation of service” within the meaning of Code Section 409A (and the guidance issued thereunder). A termination of employment or a Termination of Services shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits, which are subject to Code Section 409A, upon or following a termination of employment or a Termination of Services unless such termination is also a “separation from service” within the meaning of Code Section 409A (and the guidance issued thereunder) and, for purposes of any such provision of the Plan, references to a “resignation,” “termination,” “termination of employment,” “retirement,” “Termination of Services” or like terms shall mean separation from service. Notwithstanding the foregoing, the Company does not guarantee, and nothing in the Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under the Plan, and the Company shall not be responsible for compliance with, or exemption from, Code Section 409A and the guidance issued thereunder.

16.	ISSUANCE OF STOCK CERTIFICATES; LEGENDS AND PAYMENT OF EXPENSES

a)        Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, or upon conversion of an Other Stock-Based Award, a certificate or certificates for the Shares as to which such Option has been exercised or Other Stock-Based Award has been converted, shall be issued by the Company in the name of the person or persons exercising such Option or converting such Other Stock-Based Award and shall be delivered to or upon the order of such person or persons.

b)       Legends. Certificates for Shares issued upon exercise of an Option or conversion of an Other Stock-Based Award shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.

c)        Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

17.	LISTING OF SHARES AND RELATED MATTERS

If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

18.	WITHHOLDING TAXES

Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or the conversion of an Other Stock-Based Award, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.

HENRY SCHEIN, INC. 135 DURYEA ROAD, MAIL STOP E-365 MELVILLE, NY 11747

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HSIC2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V10516-P89766 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HENRY SCHEIN, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees:		For	Against	Abstain
1a.	Mohamad Ali	☐	☐	☐
1b.	Stanley M. Bergman	☐	☐	☐
1c.	James P. Breslawski	☐	☐	☐
1d.	Deborah Derby	☐	☐	☐
1e.	Joseph L. Herring	☐	☐	☐
1f.	Kurt P. Kuehn	☐	☐	☐
1g.	Philip A. Laskawy	☐	☐	☐

1h.	Anne H. Margulies	☐	☐	☐

1i.	Mark E. Mlotek	☐	☐	☐

1j.	Steven Paladino	☐	☐	☐

1k.	Carol Raphael	☐	☐	☐

1l.	Scott Serota	☐	☐	☐

		For	Against	Abstain

	1m. Bradley T. Sheares, Ph.D.	☐	☐	☐

	1n. Reed V. Tuckson, M.D., FACP	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	Proposal to amend and restate the Company’s 2015 Non-Employee Director Stock Incentive Plan.	☐	☐	☐

3.	Proposal to approve, by non-binding vote, the 2022 compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

4.	Proposal to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

5.	Proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document, Notice and Proxy Statement are available at www.proxyvote.com.

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V10517-P89766

HENRY SCHEIN, INC.

135 Duryea Road, Melville, New York 11747

This proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies, each with the power to act alone and with the power of substitution and revocation, to represent the undersigned and to vote, as designated on the other side, all shares of common stock of Henry Schein, Inc. held of record by the undersigned on March 27, 2023, at the Annual Meeting of Stockholders to be virtually held at 10:00 a.m. EDT on Tuesday, May 23, 2023, at www.virtualshareholdermeeting.com/HSIC2023 and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The Board of Directors recommends a vote FOR the directors listed in Proposal 1, FOR Proposals 2, 3 and 5 and 1 YEAR for Proposal 4 (each as listed on the reverse side).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 5 AND 1 YEAR FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side